     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 1996

                                                    REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                           FOODBRANDS AMERICA, INC.*
             (Exact name of registrant as specified in its charter)

             DELAWARE                          13-2535513
  (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)

                     1601 NORTHWEST EXPRESSWAY, SUITE 1700
                       OKLAHOMA CITY, OKLAHOMA 73118-1495
                                 (405) 879-4100

               (Address, including zip code and telephone number,
                      including area code, of registrants'
                          principal executive offices)

                                HORST O. SIEBEN
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            FOODBRANDS AMERICA, INC.
                     1601 NORTHWEST EXPRESSWAY, SUITE 1700
                       OKLAHOMA CITY, OKLAHOMA 73118-1495
                                 (405) 879-4100

               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                         ------------------------------
                                   COPIES TO:

         John M. Mee, Esq.             Jonathan A. Schaffzin, Esq.
      Brice E. Tarzwell, Esq.            Cahill Gordon & Reindel
   McAfee & Taft A Professional              80 Pine Street
            Corporation                 New York, New York 10005
Two Leadership Square, Tenth Floor           (212) 701-3000
   Oklahoma City, Oklahoma 73102
          (405) 235-9621

                         ------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                         ------------------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
                REGISTERED                      REGISTERED           UNIT(1)              PRICE               FEE(2)
  % Senior Subordinated Notes due 2006....     $120,000,000            100%            $120,000,000          $41,380
Guarantees of   % Senior Subordinated
 Notes due 2006...........................         (3)                 (3)                 (3)                 (3)

(1) Estimated solely for the purpose of determining the registration fee.
(2) Fee calculated pursuant to Rule 457.
(3) Pursuant to Rule 457(n), no registration fee is required with respect to the guarantees of the obligations under the Notes registered hereby.
                         ------------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

------------------------------
* Information regarding additional registrants is contained in the table of Additional Registrants.

                             ADDITIONAL REGISTRANTS

EXACT NAME OF SUBSIDIARY GUARANTOR
REGISTRANTS AS SPECIFIED IN THEIR                                                                 I.R.S. EMPLOYER
RESPECTIVE CHARTERS AND JURISDICTION                                                               IDENTIFICATION
OF INCORPORATION OR ORGANIZATION                                                                        NO.
------------------------------------------------------------------------------------------------  ----------------
Brennan Packing Co., Inc., a
 Delaware corporation...........................................................................     36-6047048
Continental Deli Foods, Inc.,
 a Delaware corporation.........................................................................     73-0955617
Doskocil Food Service Company, L.L.C.,
 an Oklahoma limited liability company..........................................................     48-1175514
Doskocil Specialty Brands Company,
 a Delaware corporation.........................................................................     41-1564761
FBAI Investments Corporation, an
 Oklahoma corporation...........................................................................     73-1484639
KPR Holdings, L.P., a Delaware
 limited partnership............................................................................     75-2513990
National Service Center, Inc.,
 a Delaware corporation.........................................................................     48-1121753
RKR-GP, Inc., a Delaware corporation............................................................     75-2513987

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED MARCH 22, 1996
P_R_O_S_P_E_C_T_U_S
                                  $120,000,000
                            FOODBRANDS AMERICA, INC.
                        % SENIOR SUBORDINATED NOTES DUE 2006
                                 --------------

    Interest on the % Senior Subordinated Notes due 2006 (the "Notes") of Foodbrands America, Inc. ("Foodbrands
America"  and, collectively with its subsidiaries, the "Company") offered hereby
(the "Offering") is payable semi-annually in arrears on          and          of
each  year, commencing          , 1996.  The Notes may be redeemed by Foodbrands
America, in whole or in  part, at any time on  or after           , 2001 at  the
redemption prices set forth herein, together with accrued and unpaid interest to
the  date of redemption. In addition, on or prior to          , 1999, Foodbrands
America may redeem up to 25% of the originally issued Notes, at a price of % of the principal amount thereof, together with accrued and unpaid interest to the redemption date, with the net proceeds of a Public Equity Offering (as defined herein) for gross proceeds of $50.0 million or more; PROVIDED, not less than $75.0 million in principal amount of Notes is outstanding thereafter. Upon a Change of Control (as defined herein), (i) Foodbrands America will have the option to redeem the Notes, in whole or in part, at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest to the date of redemption plus the Applicable Premium (as defined herein) and (ii) subject to certain conditions, each holder of Notes will have the right to require Foodbrands America to purchase such holder's Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest to the date of purchase.

    The Notes will be unconditionally guaranteed upon issuance, jointly and severally, by substantially all of the direct and indirect subsidiaries of Foodbrands America (the "Subsidiary Guarantors"). The Notes and the guarantees of the Notes by the Subsidiary Guarantors (the "Note Guarantees") will be unsecured and subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of Foodbrands America and Guarantor Senior Indebtedness (as defined herein) of each Subsidiary Guarantor, respectively, and will be senior in right of payment to all existing and future Subordinated Indebtedness (as defined herein) of Foodbrands America and the Subsidiary Guarantors. Under certain limited circumstances, the Note Guarantees may be unconditionally released. As of December 30, 1995, after giving PRO FORMA effect to the issuance of the Notes and the application of the estimated net proceeds therefrom to purchase all of Foodbrands America's 9 3/4% Senior Subordinated Redeemable Notes due 2000 (the "9 3/4% Notes") pursuant to the tender offer referred to below, total consolidated debt of Foodbrands America and its subsidiaries would have been $334.0 million, all of which would have been Senior Indebtedness or Guarantor Senior Indebtedness.

    On March , 1996, Foodbrands America commenced a tender offer to purchase up to all of its outstanding 9 3/4% Notes and a related consent solicitation to amend or remove certain covenants of the indenture pursuant to which the 9 3/4% Notes were issued (the "9 3/4% Indenture"), at a purchase price of % of the principal amount thereof, together with accrued and unpaid interest to the date of purchase. Such tender offer and related consent solicitation are collectively referred to herein as the "Tender Offer." The net proceeds of this Offering will be used to consummate the Tender Offer, and if any net proceeds remain after consummation of the Tender Offer, to reduce Foodbrands America's outstanding indebtedness under its bank credit agreement (the "Credit Agreement"). See "Use of Proceeds." The Tender Offer is conditioned upon, among other things, Foodbrands America receiving valid tenders and consents from holders of at least a majority in aggregate principal amount of the 9 3/4% Notes. This Offering is conditioned upon consummation of the Tender Offer.

    SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE NOTES.
                               -----------------

THESE SECURITIES  HAVE  NOT  BEEN  APPROVED OR  DISAPPROVED  BY  THE  SECURITIES
 AND   EXCHANGE  COMMISSION  OR   ANY  STATE  SECURITIES   COMMISSION  NOR  HAS
  THE SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                 PRICE TO              UNDERWRITING            PROCEEDS TO
                                                PUBLIC(1)              DISCOUNT(2)        FOODBRANDS AMERICA(3)
Per Note................................            %                       %                       %
Total...................................            $                       $                       $

(1) Plus accrued interest, if any, from         , 1996.
(2) Foodbrands America and the Subsidiary Guarantors have agreed, jointly and severally, to indemnify the several Underwriters (as defined herein) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before  deducting  expenses  payable  by  Foodbrands  America  estimated  at
    $        .
                            ------------------------

    The Notes are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Notes
will be made in New York, New York on or about         , 1996.
                            ------------------------

MERRILL LYNCH & CO.

                            CHEMICAL SECURITIES INC.

                                                         DILLON, READ & CO. INC.
                                  ------------

                 The date of this Prospectus is         , 1996.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at prescribed rates at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and information concerning the Company can be inspected and copied at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    Foodbrands America and the Subsidiary Guarantors have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Foodbrands America's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, Amendment One thereto on Form 10-K/A (filed February 28,
1996) and Amendments One and Two on Form 8-K/A (filed on February 26 and 28, 1996, respectively) to Foodbrands America's Current Report on Form 8-K (which relates to Foodbrands America's acquisitions of KPR Holdings, L.P. and TNT Crust, Inc.) dated December 11, 1995, filed under the Exchange Act (File No. 1-11621) are hereby incorporated in this Prospectus by reference. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this Offering shall be deemed to be incorporated in this Prospectus and to be a part hereof from the date of the filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

    Foodbrands America will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy (without exhibits unless such exhibits are specifically incorporated by reference into such document) of any or all documents incorporated by reference in this Prospectus. Written request for such copies should be directed to Bryant
P. Bynum, Foodbrands America, Inc., Vice President -- Finance, Treasurer and Secretary, at the Company's principal executive offices, 1601 Northwest Expressway, Suite 1700, Oklahoma City, Oklahoma 73118-1495, or by telephone at
(405) 879-4100.

                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES OFFERED HEREBY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS. REFERENCE IS MADE TO "DESCRIPTION OF THE NOTES -- CERTAIN DEFINITIONS" FOR THE DEFINITIONS OF CERTAIN CAPITALIZED TERMS.

                                  THE COMPANY

    The Company is a leading producer, marketer and distributor of frozen and refrigerated processed food products to the foodservice industry (which encompasses all aspects of away-from-home food preparation). It targets many of its products to segments of the foodservice industry which it believes will grow at rates greater than, and provide profit margins higher than, those of the foodservice industry in general. The Company believes it is one of the nation's leading foodservice suppliers of meat-based pizza toppings, partially baked and self-rising pizza crusts, burritos, frozen stuffed pastas, breaded appetizers, soups, sauces and side dishes, and processed meat products. The Company's customers include wholesale foodservice distributors, multi-unit restaurant chains, food processors, grocery store delicatessens and warehouse clubs, many of which are market leaders within their industry sectors. The Company's brand names are well recognized in the foodservice industry and include DOSKOCIL-Registered Trademark- pizza toppings, WILSON'S CONTINENTAL DELI-Registered Trademark- and AMERICAN FAVORITE-TM- deli meats, POSADA-Registered Trademark-, LITTLE JUAN-Registered Trademark-, BUTCHER BOY-Registered Trademark- and MARQUEZ-Registered Trademark- burritos, ROTANELLI'S-Registered Trademark- frozen pastas and FRED'S-Registered Trademark-breaded cheese and vegetable appetizers. The Company differentiates its products through development, formulation, processing, packaging and distribution.

    In response to consumer demand and demographic trends, certain segments of the foodservice industry, such as "ethnic foods" and convenience foods, have grown at a faster rate than the foodservice industry in general. The Company has targeted these segments of the foodservice industry which it believes will be profitable, under-served and growing. The Company seeks to achieve long-term growth in revenues and profitability by capitalizing on certain long-standing, as well as emerging, trends in U.S. eating and dining habits:

    - According to industry research, U.S. consumers are increasingly purchasing food prepared outside the home. The Company has shifted its focus from fresh meat and other commodity-based products and has become a provider of a wide variety of specialty processed products to the foodservice industry.

    - Pizza accounted for one in four entrees ordered from foodservice establishments in 1994. The Company is one of the leading suppliers to the growing pizza industry with a strong position in the meat topping and partially-baked and self-rising pizza crust markets. Its customer base includes many of the largest pizza producers in the U.S.

    - "Ethnic foods," such as Mexican style foods and Italian pasta dishes, are becoming increasingly popular. The Company has a strong market presence with these products and will seek additional avenues in the ethnic foods market for further growth.

    - The Company believes that restaurants and other foodservice providers are seeking to out-source more of the food preparation process to ensure product quality and consistency, to reduce preparation costs, and to increase food safety. The Company, including its recently acquired subsidiaries, has a strong record of developing innovative products and product formulations that meet customers' specific needs and reduce foodservice providers' "back-of-the-house" preparation requirements.

    In the past two years, the Company has repositioned itself moving from a supplier of primarily meat-based products, such as commodity and fresh pork products, to a leading, high-quality manufacturer and marketer of value-added frozen and refrigerated food products. As a result, during 1995, on a PRO FORMA basis after giving effect to the Acquisitions (as defined herein), over one-third of the Company's sales were of specialty, non-meat products, while commodity products accounted for only 13% of sales. The Company has achieved this transformation by successfully completing the following initiatives.

    In 1994, the Company acquired the frozen specialty foods division of International Multifoods Corporation (now operated as the Specialty Brands Division), which broadened the Company's product line to include appetizers and ethnic foods, and appointed R. Randolph Devening, who has extensive experience in food processing, foodservice and distribution, as Chairman, President and Chief Executive Officer. In 1995, the Company divested itself of its Retail Division, thereby exiting the volatile retail meat case business. It also acquired KPR Holdings, L.P. ("KPR"), a producer of pizza toppings, pepperoni, soups, sauces and side dishes, and TNT Crust, Inc. ("TNT") (collectively, the "Acquisitions"), a manufacturer of partially baked and self-rising pizza crusts.

    In pursuit of its overall business strategy in the future, the Company will seek to:

    - expand its market penetration in its existing foodservice markets;

    - leverage its leadership position in the pizza toppings and partially baked pizza crust business;

    - further emphasize the development and sale of higher-margin processed specialty products;

    - invest in its manufacturing and distribution operations with the objective of further improving its status as a low-cost producer; and

    - exploit growth opportunities through selective acquisitions of well positioned premium producers of value-added processed food products serving niche markets in the foodservice industry.

    The Company has increased sales from continuing operations from $366 million in 1992 to $751 million on a PRO FORMA basis after giving effect to the Acquisitions in 1995. The Company has increased EBITDA (as defined herein) from continuing operations from $20.4 million in 1992 to $73.1 million on a PRO FORMA basis after giving effect to the Acquisitions in 1995, resulting in an increase in its EBITDA margin from 5.6% of sales in 1992 to 9.7% in 1995.

                                  TENDER OFFER

    Foodbrands America issued $110 million of 9 3/4% Notes in April 1993 pursuant to the 9 3/4% Indenture between Foodbrands America and First Fidelity Bank, N.A., as trustee, all of which was outstanding at March 20, 1996. The Company's obligations under the 9 3/4% Indenture have also been guaranteed by the Subsidiary Guarantors. On March , 1996, Foodbrands America commenced a Tender Offer to purchase for cash up to all of the outstanding 9 3/4% Notes and to solicit consents from holders thereof to amend or remove certain covenants contained in the 9 3/4% Indenture. The purchase price to be paid in respect of
validly  tendered 9  3/4% Notes  and the  related consents  is       %  of their
principal amount, plus accrued interest to the date of purchase. The Tender Offer is conditioned upon, among other things, Foodbrands America receiving valid tenders and related consents from holders of at least a majority in aggregate principal amount of the 9 3/4% Notes. This Offering is conditioned upon the consummation of the Tender Offer. See "Use of Proceeds" and "Description of Other Indebtedness."

    To finance the Acquisitions, refinance certain existing debt and provide future working capital, Foodbrands America entered into a $320 million credit facility with a group of financial institutions led by Chemical Bank. To secure the obligations created under the Credit Agreement, Foodbrands America and its subsidiaries pledged substantially all of their respective assets and the Subsidiary Guarantors also guaranteed Foodbrands America's obligations under the Credit Agreement. At December 30, 1995, $210.5 million was outstanding under the Credit Agreement after giving effect to a drawing of $50 million in January 1996 to retire a promissory note issued to the sellers of KPR in 1995 (the "KPR Note"). Any net proceeds from this Offering which are not used to purchase 9 3/4% Notes will be applied to reduce Foodbrands America's term and acquisition revolving credit facilities under the Credit Agreement. See "Use of Proceeds." A condition of the Tender Offer is an amendment to the Credit Agreement which, among other things, extends the amortization and maturity of certain of Foodbrands America's obligations thereunder. By extending the average life of its indebtedness from years to years, the Company expects to achieve greater financial flexability in pursuing its business strategy. See "Description of Other Indebtedness -- The Credit Agreement."

                                  THE OFFERING

Notes Offered.....................  $120,000,000 principal amount of   % Senior Subordinated
                                    Notes due 2006.

Maturity Date.....................  , 2006.

Interest Payment Dates............  and              of each  year, commencing             ,
                                    1996.

Mandatory Redemption..............  None.

Optional Redemption...............  The Notes may  be redeemed at  the option of  Foodbrands
                                    America,  in whole or  in part, at any  time on or after
                                               , 2001, at  the redemption  prices set  forth
                                    herein, together with accrued and unpaid interest to the
                                    date   of  redemption.  In  addition,  on  or  prior  to
                                               , 1999, Foodbrands America  may redeem up  to
                                    25% of the originally issued Notes with the net proceeds
                                    of  a Public Equity Offering for gross proceeds of $50.0
                                    million or more  at a price  of     %  of the  principal
                                    amount   thereof,  together  with   accrued  and  unpaid
                                    interest to the redemption date; PROVIDED not less  than
                                    $75.0   million   in  principal   amount  of   Notes  is
                                    outstanding thereafter.

Change of Control.................  Upon a Change  of Control, (i)  Foodbrands America  will have  the option  to redeem  the Notes,  in whole  or in
                                    part, at  a  redemption  price equal  to  the  principal
                                    amount   thereof,  together  with   accrued  and  unpaid
                                    interest to the date of redemption, plus the  Applicable
                                    Premium  and  (ii) subject  to certain  conditions, each
                                    holder  of  Notes  will   have  the  right  to   require
                                    Foodbrands  America to purchase such holder's Notes at a
                                    purchase price  equal to  101% of  the principal  amount
                                    thereof,  together with  accrued and  unpaid interest to
                                    the date of purchase.

Note Guarantees...................  Upon  issuance,  the   Notes  will  be   unconditionally
                                    guaranteed,   jointly   and  severally,   on   a  senior
                                    subordinated basis by  the Subsidiary Guarantors.  Under
                                    certain  limited circumstances, the  Note Guarantees may
                                    be unconditionally released.

Ranking of the Notes and Note
 Guarantees.......................  The Notes and  the Note  Guarantees represent  unsecured senior  subordinated  obligations of  Foodbrands America
                                    and the Subsidiary  Guarantors, respectively. The  Notes
                                    and   the   Note  Guarantees   will  be   unsecured  and
                                    subordinated in  right of  payment to  all existing  and
                                    future  Senior  Indebtedness of  Foodbrands  America and
                                    Guarantor  Senior   Indebtedness   of   the   Subsidiary
                                    Guarantors, respectively, and will be senior in right of
                                    payment   to  all   existing  and   future  Subordinated
                                    Indebtedness of  Foodbrands America  and the  Subsidiary
                                    Guarantors.  As of  December 30, 1995,  after giving PRO
                                    FORMA effect to  this Offering  and the use  of the  net
                                    proceeds   therefrom  to  purchase   all  of  Foodbrands
                                    America's 9 3/4% Notes pursuant to the Tender Offer, the
                                    total consolidated  indebtedness of  Foodbrands  America
                                    and its subsidiaries would have been $334.0 million, all
                                    of   which  would  have   been  Senior  Indebtedness  or
                                    Guarantor Senior Indebtedness.

Covenants.........................  The indenture governing the Notes (the "Indenture") will contain certain  covenants  that,  among  other  things,
                                    restrict  the incurrence  of additional  indebtedness by
                                    Foodbrands America and  its Restricted Subsidiaries  (as
                                    defined  herein), restrict  the payment  of dividends on
                                    and redemptions of capital stock of Foodbrands  America,
                                    restrict   the  making  of  certain  investments,  limit
                                    transactions with affiliates,  restrict the issuance  of
                                    preferred  stock by Restricted Subsidiaries, provide for
                                    the application of the proceeds of certain asset  sales,
                                    restrict  the incurrence  of liens,  limit guarantees by
                                    Restricted   Subsidiaries,   require   compliance   with
                                    Exchange  Act  reporting  requirements,  and  govern the
                                    ability of the Company to  engage in certain mergers  or
                                    consolidations  or to transfer  all or substantially all
                                    of its assets to another person.

Use of Proceeds...................  To consummate the Tender Offer and, if any net  proceeds remain after consummation of the Tender Offer, to reduce
                                    the   outstanding  indebtedness   under  the   term  and
                                    acquisition revolving credit facilities under the Credit
                                    Agreement. See "Use of Proceeds."

    For additional information regarding the Notes, see "Description of the Notes."

                                  RISK FACTORS

    Prospective purchasers of the Notes should consider all of the information contained in this Prospectus before making an investment in the Notes. In particular, prospective purchasers should consider the factors set forth under "Risk Factors."

                         SUMMARY FINANCIAL INFORMATION

    Set forth below is summary historical and PRO FORMA consolidated financial information for the Company. The Company's consolidated financial statements are prepared on the basis of a 52 or 53 week year, ending on the Saturday nearest December 31. The Company's 1995 fiscal year was 52 weeks and its fiscal quarters each contained 13 weeks. The Retail Division was sold in 1995 and has been reported as a discontinued operation. Accordingly, the historical financial data has been restated. The unaudited PRO FORMA consolidated financial information for the Company set forth below has been derived from the unaudited PRO FORMA consolidated financial information included elsewhere in this Prospectus and gives effect to (i) the Acquisitions and the financing thereof and (ii) the Offering and the use of proceeds therefrom to purchase all of the 9 3/4% Notes, as if each such transaction had occurred on January 1, 1995. The unaudited PRO FORMA consolidated financial information does not necessarily represent what the Company's results of operations would have been if the Acquisitions and the financing thereof and this Offering and the use of proceeds therefrom had actually been completed on that date, and are not intended to project the Company's results of operations for any future period. The table should be read in conjunction with "Pro Forma Consolidated Financial Information," "Selected Consolidated Financial Information," "Management's Discussion and Analysis" and the consolidated financial statements of the Company and related notes thereto, and the financial statements of KPR and TNT and related notes thereto included in, or incorporated by reference into this Prospectus.

                                                                                                         PRO FORMA
                                                                 FISCAL YEAR  FISCAL YEAR  FISCAL YEAR  FISCAL YEAR
                                                                 ENDED JAN.   ENDED DEC.   ENDED DEC.   ENDED DEC.
                                                                   1, 1994     31, 1994     30, 1995     30, 1995
                                                                 -----------  -----------  -----------  -----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA(1):
Net sales......................................................  $ 393,270    $ 512,352    $ 634,700     $ 751,008
Gross profit...................................................     57,482      102,234      134,715       162,352
Provisions for restructuring and integration and plant
 closing.......................................................        500       10,586        --           --
Operating income...............................................      3,428       11,209       35,103        50,418
Income (loss) from continuing operations.......................     (4,374)      (5,195)       9,601         9,532
Net income (loss)..............................................    (32,019)(2)   (16,198)(3)   (34,095)(4)
Earnings (loss) per share--primary and fully diluted:
  Income (loss) from continuing operations.....................  $   (0.59)   $   (0.59)   $    0.77     $    0.77
  Net income (loss)............................................      (4.32)       (1.85)       (2.73)
BALANCE SHEET DATA:
Working capital................................................  $  34,682    $  50,657    $  20,430
Total assets...................................................    298,806      442,267      521,763
Long-term debt.................................................    122,377      224,260      305,407
Total debt.....................................................    123,830      225,914      323,748

OTHER DATA:
EBITDA (5).....................................................  $  16,714    $  36,592    $  50,861     $  73,061
EBITDA margin (5)..............................................        4.3%         7.1%         8.0%          9.7%
Interest expense (6)...........................................  $   9,078    $  14,175    $  16,567     $  31,058
Capital expenditures...........................................      8,934       10,063       24,255        30,855
Ratio of EBITDA to interest expense (5)........................        1.8x         2.6x         3.1x          2.4x
Ratio of total debt to EBITDA (5)..............................        7.4x         6.2x         6.4x          4.6x
Ratio of earnings to fixed charges (7).........................      --           --             1.8x          1.5x

------------------------------
(1) Net income (loss) includes the income (loss) net of applicable income taxes, from operations of the discontinued Retail Division of $6.8 million, $(8.5) million and $(4.1) million for each of the fiscal years 1993 through 1995, respectively.

(2) Includes the cumulative effect on years prior to the fiscal year ended January 1, 1994 for a change in accounting for postretirement benefits other than pensions of a noncash charge against earnings of $34.4 million.

(3) Includes an extraordinary loss of $2.5 million associated with the early extinguishment of debt.

(4) Includes the loss on disposal of the Retail Division of $38.5 million and an extraordinary loss on early extinguishment of debt of $1.0 million.

(5) EBITDA represents income (loss) from continuing operations before income taxes, interest and financing costs, restructuring/ integration and plant closing provisions, depreciation, amortization and other non-cash expenses. EBITDA margin represents EBITDA as a percentage of net sales. The Company has included information concerning EBITDA as it understands that such information is used by certain investors as one measure of an issuer's historical ability to service its debt. EBITDA should not be considered as an alternative to, or more meaningful than, operating income or cash flow as an indication of the Company's operating performance. EBITDA is not presented here as an alternative measure of operating results or cash flow, but rather to provide additional information related to debt service capability.

(6) Interest expense does not include amortization of financing costs or fees paid to banks and others which are included in "Interest and Financing Costs" in the Company's Consolidated Statement of Operations.

(7) For purposes of computing this ratio, earnings consist of income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and a portion of operating lease expense which is representative of the interest factor attributable to interest expense. Such earnings were insufficient to cover fixed charges by $5.7 million and $4.7 million in the fiscal year ended January 1, 1994 and the fiscal year ended December 31, 1994, respectively.

                                  RISK FACTORS

    In   addition  to  the  other  information  contained  in  this  Prospectus, prospective investors should consider carefully the following factors before purchasing the Notes offered hereby.

LEVERAGE AND DEBT SERVICE

    The Company incurred substantial indebtedness in connection with the financing of the acquisitions of Specialty Brands, KPR and TNT and will remain highly leveraged following this Offering. As of December 30, 1995, on a PRO FORMA basis after giving effect to this Offering and the use of proceeds therefrom to purchase all of the 9 3/4% Notes, the Company would have had total consolidated indebtedness (including capitalized lease obligations) of approximately $334.0 million. In addition, the Company would have had the ability to borrow additional indebtedness of up to $109.5 million under the Credit Agreement, of which up to $98.5 million would have been available to finance acquisitions. The Company expects to pursue acquisitions in the future on a selective basis in furtherance of its business strategy and may incur additional indebtedness outside of the Credit Agreement. See "Capitalization" and "Business -- Business Strategy."

    The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company's ability to obtain additional financing for working capital or other purposes in the future may be limited; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal of and interest on its indebtedness, thereby reducing funds available for operations;
(iii) certain of the Company's borrowings, including the borrowings under the Credit Agreement, will be at variable rates of interest which could cause the Company to be vulnerable to increases in interest rates; (iv) the Company may be more vulnerable to economic downturns and be limited in its ability to withstand competitive pressures; and (v) substantially all of the Company's indebtedness will become due prior to the maturity of the Notes. The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance, its indebtedness will depend on its future operating performance and cash flow, which are subject to prevailing economic conditions, prevailing interest rate levels, and financial, competitive, business and other factors, many of which are beyond its control. If the Company cannot generate sufficient cash flow from operations to meet its principal and interest service obligations, the Company might be required to refinance its indebtedness. There can be no assurance that a refinancing could be effected on satisfactory terms or would be permitted by the terms of its debt instruments. See "Management's Discussion and Analysis" and "Description of Other Indebtedness -- The Credit Agreement" and "-- The 9 3/4% Notes."

SUBORDINATION AND IMPACT OF POTENTIAL RELEASE OF NOTE GUARANTEES

    The payment of principal of, and premium, if any, and interest on the Notes will be expressly subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Foodbrands America, whether outstanding at the date of the Indenture or incurred thereafter. Upon any payment or distribution of Foodbrands America's assets to creditors upon any dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or other proceedings relating to Foodbrands America, whether voluntary or involuntary, the holders of the Senior Indebtedness will be entitled first to receive payment in full of all amounts due thereon before the holders of the Notes will be entitled to receive any payment with respect to the Notes. In the event of any default in the payment in respect of any Senior Indebtedness, no payment with respect to the Notes may be made by Foodbrands America unless and until such default has been cured or waived. In addition, upon the occurrence of any other default entitling the holders of Designated Senior Indebtedness to accelerate the maturity thereof and receipt by the Trustee under the Indenture of written notice of such occurrence from such holders, no payment in respect of the Notes may be made by Foodbrands America for specified periods of time. The Indenture contains subordination provisions similar to the foregoing with respect to the Note Guarantees and the Subsidiary Guarantors. By reason of the subordination of the Notes and the Note Guarantees to all existing and future Senior Indebtedness of Foodbrands America and Guarantor Senior Indebtedness of the Subsidiary Guarantors, holders of the Notes may recover less ratably than holders of Senior Indebtedness or Guarantor Senior Indebtedness or may recover nothing.

    The Note Guarantees are also subject to release under certain circumstances. Foodbrands America's operations are conducted through its wholly-owned subsidiaries, where all of the Company's operating assets are located. Accordingly, Foodbrands America is dependent upon cash flow from its subsidiaries to meet its debt obligations, which will depend upon the future performance of these subsidiaries. The release of the Note Guarantees would increase the structural subordination of holder's claims and accordingly could have a material adverse impact on holders, through the trading price of the Notes or otherwise. If no Default exists or would exist under the Indenture, concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor (other than a transaction subject to the provisions described under "Description of the Notes -- Consolidation, Merger, Sale of Assets, Etc.") by Foodbrands America or a Restricted Subsidiary to any person that is not an affiliate of Foodbrands America or any of the Restricted Subsidiaries, such Subsidiary Guarantor will be automatically and unconditionally released from all obligations under its Note Guarantee. In addition, at the request of Foodbrands America, if no Default exists or would exist, a Subsidiary Guarantor may be released from all obligations under its Note Guarantee if the Subsidiary Guarantors are released from their obligations under the Credit Agreement and the 9 3/4% Indenture and certain other conditions are satisfied.

RESTRICTIVE COVENANTS AND ASSET ENCUMBRANCES

    The Credit Agreement and the Indenture contain numerous restrictive covenants which limit the discretion of the Company's management with respect to certain business matters. These covenants place significant restrictions on, among other things, the ability of Foodbrands America and the Restricted Subsidiaries to incur additional indebtedness, to create liens or other encumbrances, to make certain payments, investments, loans and guarantees and to sell or otherwise dispose of a substantial portion of assets to, or merge or consolidate with, another entity which is not controlled by the Company. The Credit Agreement also contains a number of financial covenants which require the Company to meet certain financial ratios and tests and provide that a "change of control" will constitute an event of default. See "Description of Other Indebtedness -- The Credit Agreement" and "Description of the Notes -- Certain Covenants" and "-- Consolidation, Merger, Sale of Assets, Etc." A failure to comply with the obligations contained in the Credit Agreement or the Indenture, if not cured or waived, could permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments which contain cross-acceleration or cross-default provisions. In addition, the obligations of the Company under the Credit Agreement are secured by substantially all of the Company's assets. In the event of an event of default under the Credit Agreement, the lenders under the Credit Agreement would be entitled to exercise the remedies available to a secured lender under applicable law. Therefore, in addition to being entitled to the benefits of the subordination provisions contained in the Indenture, the secured lenders will have a prior claim on those assets of the Company securing their indebtedness. If the Company were obligated to repay all or a significant portion of its indebtedness, there can be no assurance that the Company would have sufficient cash to do so or that the Company could successfully refinance such indebtedness. Other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Credit Agreement or the Notes.

ABSENCE OF PROFITABLE OPERATIONS

    Since emerging from bankruptcy in 1991, the Company has reported a series of net losses. The Company reported a $26.8 million net loss in fiscal 1992 as a result of the $32.0 million provision for plant closings recognized in that year, a $32.0 million net loss in fiscal 1993 as a result of a one-time charge to earnings of $34.4 million in connection with certain retiree medical benefit expenses in accordance with Statement of Financial Accounting Standards No. 106, a $16.2 million net loss in fiscal 1994 and a $34.1 million net loss in fiscal 1995 as a result of the loss upon disposition of approximately $38.5 million recorded in connection with the sale of the Retail Division which includes a write-off of $64.3 million of intangible assets. See "Management's Discussion and Analysis." Additionally, the Company's Tender Offer will result in an extraordinary loss for early debt retirement of approximately $ million (if all outstanding 9 3/4% Notes are tendered). There can be no assurance of profitable operations in fiscal 1996 or otherwise.

FRAUDULENT CONVEYANCE CONSIDERATIONS

    Each Subsidiary Guarantor's guarantee of the obligations of Foodbrands America under the Notes may be subject to review under relevant federal and state fraudulent conveyance statutes (the "fraudulent conveyance statutes") in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of such Subsidiary Guarantors. If a court were to find under relevant fraudulent conveyance statutes that, at the time the Notes were issued, (a) a Subsidiary Guarantor guaranteed the Notes with the intent of hindering, delaying or defrauding current or future creditors or
(b)(i) a Subsidiary Guarantor received less than reasonably equivalent value or fair consideration for guaranteeing the Notes and (ii)(A) was insolvent or was rendered insolvent by reason of such Note Guarantee, (B) was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital, (C) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as all of the foregoing terms are defined in or interpreted under such fraudulent conveyance statutes) or (D) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment, the judgment is unsatisfied), such court could avoid or subordinate such Note Guarantee to presently existing and future indebtedness of such Subsidiary Guarantor and take other action detrimental to the holders of the Notes, including, under certain circumstances, invalidating such Note Guarantee.

    The measure of insolvency for purposes of the foregoing considerations will vary depending upon the federal or state law that is being applied in any such proceeding. Generally, however, a Subsidiary Guarantor would be considered insolvent if, at the time it incurs the obligations constituting a Note Guarantee, either (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay the probable liability on its total existing indebtedness and liabilities (including contingent liabilities) as they become absolute and mature or (ii) it is incurring obligations beyond its ability to pay as such obligations mature or become due.

    The Boards of Directors and management of Foodbrands America and each Subsidiary Guarantor believe that at the time of issuance of the Notes and the Note Guarantees, each Subsidiary Guarantor (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to meet its obligations as the same mature or become due and to operate its business effectively and (c) incurring obligations within its ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. There can be no assurance, however, that such beliefs will prove to be correct or that a court passing on such questions would reach the same conclusions.

COMPETITION

    The Company competes in highly competitive markets with a significant number of companies of varying sizes, including divisions or subsidiaries of larger companies. A number of these competitors have multiple product lines as well as substantially greater financial and other resources available to them, and there can be no assurance that the Company can compete successfully with such other companies. Competitive pressures or other factors could cause the Company's products to lose market share or result in significant price erosion, which would have a material adverse effect on the Company's results of operations.

GENERAL RISKS OF FOOD INDUSTRY

    The industry in which the Company competes is subject to the risk of adverse changes in general economic conditions; adverse changes in local markets, which, in the case of excess supply in the market, may be further increased by the limited shelf life of food products; evolving consumer preference and nutritional and health-related concerns; federal, state and local food processing controls; consumer product liability claims; risks of product tampering; and the availability and expense of liability insurance.

GOVERNMENTAL REGULATION

    The Company's production facilities and products are subject to numerous federal, state and local laws and regulations concerning, among other things, health and safety matters, food manufacture, product labeling, advertising and the environment. Compliance with existing federal, state and local laws and regulations is not expected to have a material adverse effect upon the earnings or competitive position of the Company. However, the Company cannot predict the effect, if any, of laws and regulations that may be enacted in the future, or of changes in the enforcement of existing laws and regulations that are subject to extensive regulatory discretion.

RAW MATERIALS

    Fresh and frozen meat, flour, vegetables, cheese and dairy products, sugar, other agricultural products, vegetable oils and plastic and paper for packaging materials constitute significant components of the Company's cost of goods sold. There can be no assurance that the Company will be able to pass the effects of raw material price increases on to its customers for any extended period of time, if at all. Commodity raw materials are subject to fluctuations in price and such fluctuations could have an adverse effect on the financial performance of the Company. Occasionally and where possible, the Company makes advance purchases of products significant to its business in order to lock in what is perceived to be favorable pricing. In some cases, the Company also seeks to protect itself from basic market price fluctuations of products through hedging transactions. See "Management Discussion and Analysis -- Financial Condition and Liquidity."

POTENTIAL LOSS OF NET OPERATING LOSS CARRYFORWARDS

    Due to the lack of direct legal authority with respect to the tax rules governing the limitations on and reductions of net operating loss carryforwards ("NOLs") in post-bankruptcy circumstances, both the amount of the Company's NOLs as well as the limitations on their availability are subject to significant uncertainties. Accordingly, there can be no assurance that the estimated $108.5 million of NOLs believed available by the Company as of December 30, 1995 to significantly reduce its cash income tax liability will not be either significantly limited or substantially reduced. See "Managements Discussion and Analysis -- General -- Income Taxes."

    Certain restrictions on transferability (the "Transfer Restrictions") of the Company's Common Stock are contained in the Company's Amended and Restated Certificate of Incorporation. The Transfer Restrictions are intended to reduce the risk of loss of the Company's NOLs. However, it is possible that, either in a transaction consented to by the Board of Directors or, in the event of a sale or purchase of Common Stock by a holder of five percent or more of the Company's Common Stock, a sufficient change in stock ownership may occur such that the NOLs presently available to the Company could be substantially reduced or eliminated. The reduction or elimination of the NOLs would adversely impact cash flow but would not materially impact net income.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

    There is no public trading market for the Notes, and the Company does not intend to apply for listing of the Notes on any securities exchange or quotation of the Notes on any inter-dealer quotation system. The Company has been advised by each of the Underwriters that, following the completion of the initial offering of the Notes, such Underwriters presently intend to make a market in the Notes, although none of the Underwriters are under any obligation to do so and may discontinue any market-making for the Notes without notice at any time. There can be no assurance as to the liquidity of the trading market for the Notes or that an active trading market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

                                USE OF PROCEEDS

    The net proceeds to Foodbrands America from the sale of the Notes are estimated to be approximately $ million, net of the Underwriters' discount and fees and expenses relating to this Offering. Foodbrands America intends to apply the net proceeds from the sale of the Notes, together with cash on hand (if necessary), to purchase any and all 9 3/4% Notes validly tendered to it pursuant to the Tender Offer; however, no such Notes will be purchased unless at least a majority in aggregate principal amount of 9 3/4% Notes are validly tendered and related consents received. If all 9 3/4% Notes are tendered, the aggregate cash required to purchase the 9 3/4% Notes (exclusive of related fees and expenses)
would equal approximately $        million. Any portion of the net proceeds  not
so utilized will be used to repay a portion of Foodbrands America's term and acquisition revolving credit facilities under the Credit Agreement. Amounts applied to the acquisition revolving credit facility may thereafter be reborrowed until December 11, 1996. Proceeds received from the term and acquisition revolving credit facilities were used to refinance existing indebtedness and to finance the Acquisitions. The 9 3/4% Notes bear interest at a rate of 9 3/4% per annum and borrowings under the Credit Agreement bear interest at an average rate of 7.97% per annum. This Offering and the Tender Offer are intended to replace the 9 3/4% Notes with the Notes, which may bear interest at a higher rate than the 9 3/4% Notes and have a longer maturity. A condition to the Tender Offer is an amendment to the Credit Agreement which will, among other things, extend the maturity and amortization of certain of the Company's obligations thereunder. See "Prospectus Summary -- Tender Offer," "Management's Discussion and Analysis -- Liquidity and Capital Resources" and "Description of Other Indebtedness."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of December 30, 1995 and as adjusted to give PRO FORMA effect to the Offering and the use of the net proceeds therefrom to purchase all of the 9 3/4% Notes, as if such transaction had occurred on December 30, 1995. A condition of the Tender Offer is an amendment to Credit Agreement which, among other things, extends the amortization and maturity of certain of the Company's obligations thereunder. The following table gives effect to such amendment. See "Use of Proceeds" and the Company's consolidated financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                                          DECEMBER 30, 1995
                                                                                   -------------------------------
                                                                                       ACTUAL        AS ADJUSTED
                                                                                   ---------------  --------------
                                                                                           (IN THOUSANDS)
Current maturities of long-term debt.............................................  $     18,341     $     6,703
                                                                                   ---------------  --------------
                                                                                   ---------------  --------------
Long-term debt, excluding current maturities:
  Credit Agreement...............................................................  $    193,625(1)  $   205,263
  Notes offered hereby...........................................................        --             120,000
  9 3/4% Notes, net of unamortized discount......................................       109,741           --
  Long-term obligations under capital leases.....................................         2,041           2,041
                                                                                   ---------------  --------------
    Total long-term debt.........................................................       305,407         327,304
                                                                                   ---------------  --------------
Stockholders' equity:
  Preferred stock, 4,000,000 shares authorized, none issued and outstanding......        --               --
  Common stock, $.01 par value 20,000,000 shares authorized; 12,467,738 shares
   issued and outstanding........................................................           125             125
  Capital in excess of par value.................................................       151,248         151,248
  Retained earnings (deficit)....................................................      (105,203)       (105,203)(2)
  Minimum pension liability adjustment...........................................        (2,941)         (2,941)
                                                                                   ---------------  --------------
    Total stockholders' equity...................................................        43,229          43,229(2)
                                                                                   ---------------  --------------
Total capitalization.............................................................  $    348,636     $   370,533
                                                                                   ---------------  --------------
                                                                                   ---------------  --------------

------------------------
(1) Includes the $50 million KPR Note which was outstanding at December 30, 1995 and secured by a letter of credit issued under the Credit Agreement and subsequently repaid with the proceeds of borrowings under the Credit Agreement.

(2) Does not include $   million extraordinary loss, net of income tax  benefit,
    resulting from the early extinguishment of the 9 3/4% Notes.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The unaudited PRO FORMA consolidated financial information set forth below for the fiscal year ended December 30, 1995 is presented as if the Acquisitions and the financing thereof, and this Offering and the use of proceeds therefrom to purchase all of the 9 3/4% Notes had each occurred on January 1, 1995. The unaudited PRO FORMA consolidated financial information has been prepared on the basis of assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the acquisition of KPR and TNT to the respective assets and liabilities of KPR and TNT based on preliminary estimates of fair values or, with respect to real property assets, based on preliminary appraisals. The actual allocation of such consideration may differ from that reflected in the PRO FORMA consolidated financial statements after valuation and other studies are completed. The Acquisitions have been accounted for using the purchase method of accounting. The unaudited PRO FORMA consolidated financial information does not necessarily represent what the Company's results of operations would have been if the Acquisitions and the financing thereof and the Offering and the use of proceeds therefrom had actually been completed as of January 1, 1995, and is not intended to project the Company's results of operations for any future period. The unaudited PRO FORMA consolidated financial information should be read in conjunction with the consolidated financial statements of the Company, and the related notes thereto, and the financial statements of KPR and TNT and the related notes thereto, and information included in, or incorporated by reference into, this Prospectus.

                                                                           FISCAL YEAR ENDED DECEMBER 30, 1995
                                                            ------------------------------------------------------------------
                                                                                        ACQUISITION                 PRO FORMA
                                                                    HISTORICAL          ADJUSTMENTS    PRO FORMA     FOR THE
                                                            --------------------------    INCREASE      FOR THE     OFFERING
                                                             COMPANY    ACQUISITIONS (A)  (DECREASE)  ACQUISITIONS     (H)
                                                            ----------  --------------  ------------  -----------  -----------
                                                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.................................................  $  634,700    $  123,978     $   (7,670)(b)  $ 751,008  $ 751,008
Cost of sales.............................................     499,985        94,727         (6,056)(b)    588,656    588,656
                                                            ----------  --------------                -----------  -----------
Gross profit..............................................     134,715        29,251                     162,352      162,352
Operating expenses:
  Selling, general & administrative.......................      95,117        10,131           (466)(b)    104,782    104,782
Amortization of intangible assets.........................       4,495         1,698           (177)(b)      7,152      7,152
                                                                                              1,136(c)
                                                            ----------  --------------                -----------  -----------
    Total.................................................      99,612        11,829                     111,934      111,934
                                                            ----------  --------------                -----------  -----------
Operating income..........................................      35,103        17,422                      50,418       50,418
Other income (expense):
  Interest and financing costs............................     (17,268)       (3,767)         9,525(d)    (30,560)    (31,936)
  Other, net..............................................      (1,193)          (18)                     (1,211)      (1,211)
                                                            ----------  --------------                -----------  -----------
    Total.................................................     (18,461)       (3,785)                    (31,771)     (33,147)
                                                            ----------  --------------                -----------  -----------
Income from continuing operations before income taxes.....      16,642        13,637                      18,647       17,271
Provision for income taxes................................       7,041         1,069         (8,110)(e)      8,262      7,739
                                                                                              8,262(f)
                                                            ----------  --------------                -----------  -----------
Income from continuing operations.........................  $    9,601    $   12,568                   $  10,385    $   9,532
                                                            ----------  --------------                -----------  -----------
                                                            ----------  --------------                -----------  -----------
Earnings per share:
  Income from continuing operations.......................  $     0.77                                 $    0.83(g)  $    0.77
                                                            ----------                                -----------  -----------
                                                            ----------                                -----------  -----------

------------------------

(a) The "Acquisitions" financial information does not reflect special bonuses of $12.3 million declared and paid by KPR upon sale to Foodbrands America which are reflected in the historical financial statements of KPR on file with the Commission for the period ended December 10, 1995.

(b) Reflects the elimination of those results of KPR and TNT for 1995 already included in the Company's financial statements since December 11, 1995 and December 18, 1995, the respective dates of the Acquisitions.

(c) Reflects the net change in amortization expense related to the Acquisitions based on the amortization of goodwill over a period of 40 years and the elimination of the amortization of the historical intangible assets of KPR and TNT.

(d) Reflects additional interest attributable to the increase in debt incurred to finance the Acquisitions, the amortization of debt issue costs over the term of the new Credit Agreement and elimination of the amortization of debt issue costs attributable to debt which was extinguished.

(e) Reflects the elimination of historical income tax expense.

(f) Records income tax expense at the statutory rate (federal and state). The PRO FORMA tax provision and effective tax rate is not necessarily indicative of the actual amounts and rates.

(g) The weighted average number of common and common equivalent shares used in the PRO FORMA earnings per share computation was 12,453,000.

(h) The PRO FORMA consolidated financial information does not reflect the extraordinary loss arising from the extinguishment of the 9 3/4% Notes estimated at $ million, net of income tax benefit, assuming all Notes are purchased pursuant to the Tender Offer.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

    The following is certain selected financial information relating to the Company. The Retail Division was sold in 1995 and has been reported as a discontinued operation. Accordingly, the historical financial data has been restated. As a result of the adoption of Fresh Start Reporting, historical financial data for the period ended September 28, 1991 is that of a different reporting entity and is not prepared on a basis comparable to financial data for periods ending after that date. The information presented below, for and as of the end of, the nine months ended September 28, 1991, the three months ended December 28, 1991 and each of the fiscal years in the four-year period ended December 30, 1995, is derived from audited consolidated financial statements of the Company. The unaudited PRO FORMA consolidated financial information for the Company set forth below gives effect to (i) the Acquisitions and the financing thereof and (ii) the Offering and the use of proceeds therefrom to purchase all of the 9 3/4% Notes, as if each such transaction had occurred on January 1, 1995. The unaudited PRO FORMA consolidated financial information does not necessarily represent what the Company's results of operations would have been if the acquisitions and the financing thereof and this Offering and the use of proceeds therefrom had actually been completed on that date, and are not intended to project the Company's results of operations for any future period. The table should be read in conjunction with the "Pro Forma Consolidated
Financial Information" and "Management's Discussion and Analysis" and the consolidated financial statements of the Company and related notes thereto, and the financial statements of KPR and TNT and the related notes thereto, included in, or incorporated by reference into, this Prospectus.

                                                                          POST-CONFIRMATION
                                         PRE-       -------------------------------------------------------------
                                     CONFIRMATION     THREE
                                     -------------   MONTHS                                                         PRO FORMA
                                      NINE MONTHS     ENDED    FISCAL YEAR  FISCAL YEAR  FISCAL YEAR  FISCAL YEAR  FISCAL YEAR
                                      ENDED SEPT.   DEC. 28,   ENDED JAN.   ENDED JAN.   ENDED DEC.   ENDED DEC.   ENDED DEC.
                                       28, 1991       1991       2, 1993      1, 1994     31, 1994     30, 1995     30, 1995
                                     -------------  ---------  -----------  -----------  -----------  -----------  -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA(1):
Net sales..........................   $ 277,902     $  86,843  $ 365,950    $ 393,270    $ 512,352    $ 634,700     $ 751,008
Gross profit.......................      42,513        14,743     58,104       57,482      102,234      134,715       162,352
Provision for restructuring and
 integration and plant closing.....       --           --          --             500       10,586        --           --
Operating income...................       8,036         2,449      9,016        3,428       11,209       35,103        50,418
Income (loss) from continuing
 operations........................     (46,683)(2)    (1,756)       644       (4,374)      (5,195)       9,601         9,532
Net income (loss)..................      65,370(3)      3,943    (26,834)(5)   (32,019)(6)   (16,198)(7)   (34,095)(8)
Earnings (loss) per share - primary
 and fully diluted:
  Income (loss) from continuing
   operations......................   $   (9.12)(4) $   (0.30) $    0.11    $   (0.59)   $   (0.59)   $    0.77     $    0.77
  Net income (loss)................       12.78(4)       0.68      (4.63)       (4.32)       (1.85)       (2.73)
BALANCE SHEET DATA:
Working capital....................   $  16,938     $  15,852  $  14,428    $  34,682    $  50,657    $  20,430
Total assets.......................     303,309       268,759    249,162      298,806      442,267      521,763
Long-term debt.....................     148,160       135,627    134,409      122,377      224,260      305,407
Total debt.........................     154,718       140,206    143,354      123,830      225,914      323,748
OTHER DATA:
EBITDA (9).........................   $  25,581     $   5,355  $  20,370    $  16,714    $  36,592    $  50,861     $  73,061
EBITDA margin (9)..................         9.2%          6.2%       5.6%         4.3%         7.1%         8.0%          9.7%
Interest expense (10)..............   $  10,999     $   2,992  $   6,599    $   9,078    $  14,175    $  16,567     $  31,058
Capital expenditures...............       2,669           551      3,421        8,934       10,063       24,255        30,855
Ratio of EBITDA to interest expense
 (9)...............................         2.3x          1.8x       3.1x         1.8x         2.6x         3.1x          2.4x
Ratio of total debt to EBITDA
 (9)...............................         6.0x         26.2x       7.0x         7.4x         6.2x         6.4x          4.6x
Ratio of earnings to fixed charges
 (11)..............................       --           --            1.4x       --           --             1.8x          1.5x

------------------------------
(1) Net income (loss) includes the income (loss) net of applicable income taxes, from operations of the discontinued Retail Division of $(1.7) million, $5.7 million, $(27.5) million, $6.8 million, $(8.5) million and $(4.1) million for the nine months ended September 28, 1991, the three months ended
    December 28, 1991 and each of the fiscal years 1992 through 1995, respectively.

(2) Includes reorganization expenses of $41.0 million for the nine months ended September 28, 1991.

(3) Includes an extraordinary gain of $113.8 million for the forgiveness of debt as part of the Chapter 11 reorganization of the Company which became effective on October 31, 1991.

(4) The per share amounts for the period ended September 28, 1991 do not provide meaningful comparisons due to the Company's Chapter 11 reorganization.

(5) Includes a $32.0 million provision from a Retail Division plant closing.

(6) Includes the cumulative effect on years prior to the fiscal year ended January 1, 1994 for a change in accounting for postretirement benefits other than pensions of a noncash charge against earnings of $34.4 million.

(7) Includes an extraordinary loss of $2.5 million associated with the early extinguishment of debt.

(8) Includes the loss on disposal of the Retail Division of $38.5 million and an extraordinary loss on early extinguishment of debt of $1.0 million.

(9) EBITDA represents income (loss) from continuing operations before income taxes, reorganization items, interest and financing costs, restructuring/integration and plant closing provisions, depreciation, amortization and other non-cash expenses. EBITDA margin represents EBITDA as a percentage of net sales. The Company has included information concerning EBITDA as it understands that such information is used by certain investors as one measure of an issuer's historical ability to service its debt. EBITDA should not be considered as an alternative to, or more meaningful than, operating income or cash flow as an indication of the Company's operating performance. EBITDA is not presented here as an alternative measure of operating results or cash flow, but rather to provide additional information related to debt service capability.

(10) Interest expense does not include amortization of financing costs, fees paid to banks and others or imputed interest relating to the retiree medical benefits obligation (nine months ended September 28, 1991), which are included in "Interest and Financing Costs" in the Company's Consolidated Statement of Operations.

(11) For purposes of computing this ratio, earnings consist of income (loss) from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs and a portion of operating lease expense which is representative of the interest factor attributable to interest expense. Such earnings were insufficient to cover fixed charges by $46.7 million, $0.7 million, $5.7 million and $4.7 million in the nine months ended September 28, 1991, the three months ended December 28, 1991, the fiscal year ended January 1, 1994 and the fiscal year ended December 31, 1994, respectively.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

    The financial results of the Company's operations in recent years have been significantly affected by certain events and accounting changes. In addition to the items noted in the notes to "Selected Consolidated Financial Information," the following is a general discussion of the impact of certain factors on the Company's financial statements.

    ACQUISITIONS. On June 1, 1994, the Company purchased all of the outstanding stock of International Multifoods Foodservice Corp., a division of International Multifoods Corporation, for approximately $137.7 million, including transaction-related costs of the acquisition. The business, which is operated as the Specialty Brands Division of the Company, manufactures frozen food products, including ethnic foods in the Mexican and Italian categories, as well as appetizers, entrees and portioned meats. The acquisition has been accounted for by the purchase method of accounting. The excess of the aggregate purchase price over fair value of net assets acquired of approximately $68.3 million and trademarks at a fair value of $9.7 million were recognized as intangible assets and are being amortized over 40 and 25 years, respectively.

    On December 11, 1995, the Company purchased KPR for approximately $101.9 million, including transaction-related costs of the acquisition. In addition, the Company has agreed to certain contingent payments, payable in Common Stock based on a value of $13.125 per share or cash, at the option of the sellers, aggregating up to approximately $15.0 million over the next three years based on the attainment of specified earnings levels. These payments, if made, will increase goodwill. KPR produces and markets custom prepared foods and prepared meat items for multi-unit restaurant chains. The acquisition has been accounted for by the purchase method of accounting based on preliminary estimates. Final adjustments are not expected to be material. The excess of the total purchase price over fair value of net assets acquired of approximately $65.8 million has been recognized as goodwill and is being amortized over 40 years.

    On December 18, 1995, the Company purchased all the outstanding stock of TNT for approximately $56.4 million, including transaction-related costs of the acquisition. In addition, the Company has agreed to a contingent earnout, payable in Common Stock based on a value of $11.54 per share or cash, at the option of the sellers, not to exceed $6.5 million based on sales growth to certain customers. These payments, if made, will increase goodwill. The business operates as a segment of the Food Service Division. TNT produces and markets partially baked and frozen self-rising crusts for use by pizza chains, restaurants and frozen pizza manufacturers. The acquisition has been accounted for by the purchase method of accounting based on preliminary estimates. Final adjustments are not expected to be material. The excess of the total purchase price over fair value of net assets acquired of approximately $47.5 million has been recognized as goodwill and is being amortized over 40 years.

    DISCONTINUED OPERATIONS. On May 30, 1995, the Company sold the assets of its Retail Division to Thorn Apple Valley, Inc. The sales price approximated $65.8 million in cash payments plus the assumption of long-term debt of approximately $6.0 million and certain current liabilities related to the division of approximately $4.5 million. In connection with the sale the Company wrote off approximately $64.3 million of intangible assets and recorded a net loss on disposition of approximately $38.5 million. The results of operations and cash flows of the Retail Division have been reported as discontinued operations and prior years have been restated to reflect this treatment. Accordingly, the results of continuing operations do not include the operations of the Retail Division.

    INTEGRATION AND COST REDUCTION. In December 1994, the Company announced a restructuring program that resulted in a $10.6 million charge against operating income in 1994. The restructuring program identified specific manufacturing facilities and operations that related to excess capacity, as well as duplication of activities after the acquisition of Specialty Brands.

    As of December 30, 1995, the Company has substantially completed the restructuring program by consolidating production operations, closing two production facilities and two distribution facilities and discontinuing a production operation. The Company has also reduced employment at various other locations as scheduled. Of the original $10.6 million provision, the balance of the accrued liabilities remaining at

December 30, 1995, is $1.2 million and $2.2 million remains as a reserve against property, plant and equipment. Management believes that the remainder of the reserve is adequate to complete the restructuring and integration program.

    CHAPTER 11 REORGANIZATION. Foodbrands America's predecessor was founded under the name Doskocil Companies Incorporated ("Doskocil") in 1964 as a breakfast sausage producer. In the late 1960's, the Company became the first commercial producer of pre-cooked pizza toppings. In 1985, the Company expanded its product lines by acquiring a leading pepperoni manufacturer, Stoppenbach, Inc. In 1988, Doskocil acquired Wilson Foods Corporation ("Wilson Foods"). Wilson Foods provided the Company with a broad line of meat products and additional channels of distribution in the foodservice and delicatessen markets.

    The Wilson Foods acquisition was predicated on the planned divestiture of the Retail Division and the inability of the Company to complete such a sale on a timely basis led to a liquidity crisis. As a result, Doskocil filed for voluntary protection under Chapter 11 of the United States Bankruptcy Code, as amended ("Chapter 11"), on March 5, 1990. Doskocil successfully completed its financial reorganization under Chapter 11 on October 31, 1991, pursuant to a plan of reorganization which allowed Doskocil to significantly improve its financial condition by restructuring its bank and other indebtedness and reducing its current and future obligations for retiree medical expenses.

    INCOME TAXES. After considering utilization restrictions, the Company had approximately $108.5 million of NOLs as of December 30, 1995, which will be available as follows: $76.3 million in 1996, $13.3 million in each of the years 1997 and 1998, $5.0 million in 1999 and $0.6 million in 2000. NOLs not utilized in the first year that they are available may be carried over and utilized to reduce taxable income earned in subsequent years, subject to their expiration provisions. These carryforwards expire as follows: $10.9 million in 1996, $21.7 million in 1998, $6.0 million in 1999, $0.9 million in 2000 and $69.0 million during the years 2001 through 2009. As a result, management anticipates that the Company's cash income tax liability for the next four to five years will not be material.

    The amount of the Company's NOLs and the limitation of their availability are subject to significant uncertainties. In addition, a future change in stock ownership could result in the Company's NOLs being substantially reduced. The Company has implemented certain stock transfer restrictions which reduce this risk of loss. In accordance with Fresh Start Reporting as prescribed by Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," issued by the American Institute of Certified Public Accountants, the Company will not reflect the realized income tax benefit of pre-reorganization NOLs and deductible temporary differences in its statement of operations. Instead, such benefit is reflected first as a reduction in the "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets" ("Reorganization Value") and then as a reduction in other intangible assets arising from bankruptcy, thus reducing future intangible amortization expense. Due to the non-deductibility of amortization of certain intangible assets, the annual effective tax rate in future years is expected to be in excess of the statutory income tax rate.

    In 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Implementing the standard resulted in the Company recording a deferred tax benefit of approximately $31.0 million for deductible temporary differences. The Company provided a valuation allowance for the remaining net deductible temporary differences and NOLs. In determining the valuation allowance, the Company considers projected taxable income during the next four years. The projected taxable income before NOLs is expected to be higher than the financial pre-tax income due to the non-deductible amortization of the intangible assets related to Reorganization Value and other non-deductible intangible assets and the fact that the tax basis of the assets was not increased as a result of the reorganization in September 1991. Accordingly, the Company expects to realize the net deferred tax asset from future operations, which contemplates annual increases in sales consistent with industry projections, and historical operating margins but does not anticipate any material asset sales or other unusual transactions. The acquisitions of KPR and TNT are expected to increase the likelihood that the net deferred tax asset will be realized. This analysis is performed on a quarterly basis. The Company will adjust the valuation allowance when it becomes more likely than not that the net deferred tax benefits will be realized in the future. The Company anticipates that this analysis will support the elimination of a significant portion of the valuation allowance in 1996. Because a majority of the deferred tax assets and NOLs are attributable to pre-reorganization temporary differences, the majority of the adjustment will be recorded as a reduction of Reorganization Value and other intangible assets arising from bankruptcy and the remainder will be recorded as a reduction of income tax expense.

RESULTS OF OPERATIONS

    COMPARABILITY OF PERIODS. For the year ended December 30, 1995, the operating results attributable to KPR and TNT since their acquisitions in December 1995 are sales of $7.7 million, gross profit of $1.6 million and operating income of $1.0 million. Because of the acquisition of Specialty Brands on June 1, 1994, the financial statements for the year ended December 31, 1994 reflect the operating results attributable to Specialty Brands for the months of June through December 1994 only. The operating results attributable to Specialty Brands for the first five months of 1995 include net sales of $74.6 million, gross profit of $22.9 million and operating income of $6.0 million.

    The Fiscal Year Ended December 30, 1995 ("Fiscal 1995") Compared to the Fiscal Year Ended December 31, 1994 ("Fiscal 1994"). Net sales for Fiscal 1995 of $634.7 million increased over net sales for Fiscal 1994 of $512.4 million by $122.3 million, or 24%. The increase is due to (i) $82.3 million of increased sales related to the addition of Specialty Brands, KPR and TNT and (ii) increased sales volumes in the Food Service and Deli Divisions.

    Gross profit for Fiscal 1995 of $134.7 million increased over gross profit for 1994 of $102.2 million by $32.5 million, or 32%. Of this total increase, $24.5 million resulted from the acquisitions. The remaining $8.0 million increase resulted from improved manufacturing throughput, manufacturing cost reductions, including those anticipated under the restructuring/integration program announced in 1994 and changes in sales mix. Gross profit as a percentage of sales for Fiscal 1995 and Fiscal 1994 is 21% and 20%, respectively.

    Selling expenses for Fiscal 1995 of $69.5 million increased 33%, or $17.3 million, over Fiscal 1994 selling expenses of $52.2 million. The addition of Specialty Brands, KPR and TNT accounts for $14.8 million of the increase. The remaining increase of $2.5 million relates to increased costs associated with the increased volumes noted above as well as higher marketing costs in response to increased competition.

    General and administrative expenses increased 6%, or $1.4 million, from $24.2 million in Fiscal 1994 to $25.6 million in Fiscal 1995. The increase resulting from the acquisitions noted above was $1.7 million. The offsetting $0.3 million reduction is attributable to overhead reduction efforts.

    Amortization of intangibles, a noncash element of operating expense, increased $0.4 million due to the amortization of intangibles related to the acquisitions of Specialty Brands, KPR and TNT partially offset by the reduction of amortization of intangibles created by the utilization of net operating losses which reduced the intangible asset "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets."

    Interest and financing costs increased $2.2 million because of the debt associated with the acquisitions partially offset by the reduction in debt associated with the sale of the Retail Division. Amortization of debt issue costs and debt discount included in interest expense for Fiscal 1995 and Fiscal 1994 was $1.2 million and $1.3 million, respectively.

    Income tax expense for Fiscal 1995 of $7.0 million is based on the statutory (federal and state) tax rate applied to income from continuing operations after adding back expenses with no future tax deductibility. Income tax expense for Fiscal 1994 of $0.6 million consisted solely of state income taxes.

    Fiscal 1994 Compared to the Fiscal Year Ended January 1, 1994 ("Fiscal 1993"). The Company's net sales for Fiscal 1994 increased $119.1 million, or 30%, over Fiscal 1993 sales of $393.3 million. Net sales for Fiscal 1994 of $512.4 million includes sales volume increases in the Food Service and Deli Divisions along with the addition of the sales of the Specialty Brands Division of $112.8 million. These increases were partially offset by decreases in raw material costs which resulted in decreases in sales dollars per pound.

    Gross profit for Fiscal 1994 increased 78%, or $44.7 million, over Fiscal 1993 gross profit of $57.5 million. Fiscal 1994 gross profit of $102.2 million includes the Specialty Brands Division gross profit contribution of $34.2 million. Increases also were provided by increased sales volumes and improved product mix and production efficiencies in the Food Service and Deli Divisions. Gross profit as a percentage of sales for Fiscal 1994 and Fiscal 1993 is 20% and 15%, respectively.

    Selling expenses of $52.2 million in Fiscal 1994 increased 80%, or $23.2 million, over Fiscal 1993 selling expenses of $29.0 million. The primary component of the increase is the addition of the Specialty Brands Division with $21.6 million of selling expenses. The remainder of the increase is due to increased marketing and brokerage costs in the other divisions. The increases in the Food Service and Deli Divisions are due to improved sales volume.

    General and administrative expenses in Fiscal 1994 increased $2.5 million over Fiscal 1993 expenses of $21.7 million, an increase of 12%. Included in the Fiscal 1994 total of $24.2 million are general and administrative expenses relating to the Specialty Brands Division of $2.6 million. The reduction in general and administrative expenses in other divisions is due primarily to the effect of cost reduction programs instituted in 1993 and 1994.

    Amortization of intangible assets increased approximately $1.3 million in Fiscal 1994 over Fiscal 1993 due to the Specialty Brands acquisition.

    Interest and financing costs for Fiscal 1994 of $15.1 million increased $5.9 million, or 64%, over Fiscal 1993 costs of $9.2 million. The increase is due to increased interest costs of $5.0 million as a result of increased borrowings, generally higher interest rates and increased amortization of debt issue costs of $0.9 million. Amortization of debt issue costs and debt discount included in interest expense for Fiscal 1994 and Fiscal 1993 was $1.3 million and $0.4 million, respectively.

    Income tax benefit for Fiscal 1993 of $1.2 million represents the tax benefit of losses from continuing operations offsetting income from discontinued operations.

DISCONTINUED OPERATIONS

    Discontinued operations includes the net sales and related expenses associated with the Retail Division's operations. Net sales for Fiscal 1995, 1994 and 1993 were $72.4 million, $238.3 million and $254.9 million, respectively. Gross profit was $9.1 million, $44.2 million and $53.2 million, respectively. Operating income (loss) was $(4.8) million, $(3.5) million and $13.1 million for each year, respectively. Corporate interest expense allocated to the Retail Division based on net assets was $2.0 million, $4.4 million and $4.6 million for each fiscal year, respectively. Net income (loss) attributable to the Retail Division after allocated interest expense was $(4.1) million, $(8.5) million and $6.8 million. The loss for Fiscal 1995 was net of income tax benefit of $2.9 million and income for Fiscal 1993 was net of income tax expense of $1.6 million. No income tax benefit or expense was recognized in Fiscal 1994.

    Amortization of intangible assets included in operating expense of the Retail Division was $1.6 million, $3.2 million and $3.3 million for Fiscal 1995, 1994 and 1993, respectively.

EXTRAORDINARY LOSSES

    During Fiscal 1995 and Fiscal 1994, the Company incurred an extraordinary loss on early extinguishment of debt of $1.0 million and $2.5 million, respectively. These losses related to the write-off of remaining unamortized deferred loan costs associated with debt extinguished when the Company consummated new bank financing in connection with the acquisitions of KPR and TNT in 1995 and Specialty Brands in 1994. The loss in Fiscal 1994 included the termination of a related interest rate swap agreement. The Fiscal 1995 loss is net of income tax benefit of $0.7 million.

CASH FLOWS AND CAPITAL EXPENDITURES

    Fiscal 1995. Net cash provided by continuing operations activities was $25.8 million for Fiscal 1995 compared to $26.8 million in Fiscal 1994. The operations of the discontinued Retail Division used $12.3 million of cash in Fiscal 1995. Cash of $33.9 million was provided by the results of continuing operations after adding back noncash items. Increases of cash were also provided by increases in accounts payable and accrued liabilities and noncurrent liabilities. Decreases in cash were due to increases in accounts receivable, inventories and other assets as well as payments under the Fiscal 1994 restructuring/integration program.

    The KPR acquisition costs of $101.9 million included net accounts receivable of $6.8 million, inventory of $6.9 million, investment in foreign joint venture of $2.0 million, intangible assets of $65.8 million and property, plant and equipment of $23.9 million. The Company also assumed liabilities of $3.5 million.

    The TNT acquisition costs of $56.4 million included net accounts receivable of $1.7 million, inventory of $0.3 million, other assets of $0.1 million, intangible assets of $47.5 million and property, plant and equipment of $8.5 million. The Company also assumed liabilities of $1.7 million.

    Assets sold with the disposal of the Retail Division included net accounts receivable of $10.8 million, inventories of $8.6 million, other current assets of $0.7 million, other assets of $0.2 million and property, plant and equipment of $22.2 million. The purchaser also assumed liabilities of $10.5 million. Net cash proceeds to the Company were $65.8 million. The Company reduced its debt under its term loan by $58.0 million and used the remainder to pay expenses related to the sale.

    Expenditures for additions to property, plant and equipment were $24.3 million for continuing operations and $0.8 for discontinued operations. Approximately $6.9 million of these expenditures related to increased capacity in production, $6.2 million related to new equipment and fixtures to accommodate the transfer of production to other facilities resulting from the integration and restructuring program and the sale of the Retail Division and the remainder was for replacements and modifications of existing facilities. The source of the funds for these expenditures was from cash provided by operations.

    Fiscal 1994. Operating activities provided net cash of $27.4 million in Fiscal 1994 compared to $18.1 million in Fiscal 1993. The Specialty Brands Division provided $10.6 million of the total for Fiscal 1994. The operations of the discontinued Retail Division provided $0.6 million of cash flow in Fiscal 1994. The cash provided by the results of continuing operations after adding back noncash items of depreciation and amortization, postretirement medical benefits, provisions for restructuring, integration and plant closings was $21.0 million in Fiscal 1994, of which $11.8 million was provided by the Specialty Brands Division. Additional increases in cash from operating activities resulted primarily from decreases in accounts receivable, inventories, deferred charges and other assets and increases in accounts payable and accrued liabilities offset partially by increases in other current assets.

    The Company's Specialty Brands acquisition costs of $137.7 million included net accounts receivable of $9.2 million, inventory of $21.8 million, other current assets of $0.4 million, intangible assets of $77.3 million and plant, property and equipment of $39.5 million. The Company also assumed liabilities of $10.5 million.

    Capital expenditures for additions to property, plant and equipment were approximately $10.1 million for continuing operations and $4.5 million for discontinued operations during Fiscal 1994. Of this total, approximately $5.3 million of these expenditures were primarily attributable to construction of additional capacity in ham and sausage production and the remainder for replacements and modifications to existing facilities. The source of the funds for these expenditures was from cash generated from operations, the receipt of escrowed funds related to construction in progress and borrowings under existing credit facilities.

    In October 1994, the Company announced the completion of a stock rights offering. The rights offering provided current stockholders the ability to purchase 0.68 shares for each share currently owned. The offering also provided an over-subscription privilege for those who exercised more rights. As a result of the offering, 4,511,867 rights were exercised at $9.00 per share for gross proceeds of $40.6 million. Net proceeds, after expenses, were $38.6 million. The Company used $35.0 million of the proceeds to reduce bank debt. As a result of the offering, affiliates of JLL Associates, L.P. ("JLL"), a New York investment firm and the Company's largest shareholder, increased their ownership of the Company to approximately 44.3% from 27.4% at January 1, 1994.

    Fiscal 1993. Operating activities provided net cash of $18.1 million in Fiscal 1993. Operations of the discontinued Retail Division provided $10.5 million of cash flow in Fiscal 1993. Investments in property, plant and equipment totaled $8.9 million for continuing operations and $10.8 million for discontinued operations during Fiscal 1993. These expenditures included construction of the new facility at Forrest City, Arkansas, construction of additional drying room at the Company's South Hutchinson, Kansas production facility to support growth in the Food Service Division and $7.0 million of modifications and replacements at existing facilities. The Company sold certain assets which had been classified as Assets Held for Sale resulting in net proceeds of $14.9 million offset by $16.9 million of net cash used by Assets Held for Sale, all of which are included in net investment activities of discontinued operations.

    The Company reduced its net borrowings by $26.8 million during Fiscal 1993. The Company issued $110.0 million of 9 3/4% Notes and entered into a new revolving working capital facility (the "1993 Credit Agreement"). Proceeds were used to retire the previous bank credit agreement.

    On March 22, 1993, an affiliate of JLL purchased from the Company two million newly-issued shares of Common Stock at $15.00 per share pursuant to a stock purchase agreement. The Company used the net proceeds from the sale, $26.7 million, to repay indebtedness. As a result of this purchase, JLL affiliates owned approximately 25% of the Common Stock.

FINANCIAL CONDITION AND LIQUIDITY

    On December 11, 1995, Foodbrands America entered into a Credit Agreement providing for (i) a term loan for $145.0 million ($95.0 million was borrowed and $50.0 million was utilized to support the KPR Note with a letter of credit on such date), (ii) a revolving credit facility available, subject to certain approvals and conditions, to fund acquisitions in an amount not to exceed $100.0 million ($56.5 million was borrowed as of December 30, 1995) and (iii) a working capital revolving credit facility available in an amount not to exceed $75.0 million, of which $55.0 million can be used to fund acquisitions ($9.0 million was borrowed as of December 30, 1995). The proceeds received in December 1995 were net of $3.9 million of debt issuance costs and were used to repay the existing bank debt outstanding and to finance the Acquisitions. The total debt outstanding under all facilities (excluding the letter of credit supporting the KPR Note) at December 30, 1995, was $160.5 million. In January 1996, $50.0 million under the term loan was used to retire the KPR Note and the letter of credit supporting it was terminated. The Credit Agreement includes a subfacility for standby and commercial letters of credit not to exceed $7.0 million. The term loan requires quarterly payments beginning May 1996. The acquisition revolving facility requires quarterly payments beginning May 1997. To the extent not previously paid, all borrowings under the Credit Agreement are due and payable on January 15, 2000. Payments totaling $16.9 million will be required in 1996. At December 30, 1995, $50.9 million was available for borrowing at that date based on the Company's inventory and accounts receivable borrowing base and the Company also had the ability to borrow an additional $43.5 million under the acquisition revolving facility in 1996 to fund future qualified acquisitions. If the Tender Offer is consummated, the Credit Agreement will be amended to, among other things, extend the maturities and scheduled amortization thereunder. See "Description of Other Indebtedness -- The Credit Agreement."

    The Company expects capital expenditures for 1996 to equal approximately $30.0 million for general expansion, modification and maintenance of the Company's facilities, and will be financed by the Company's cash flow, capital leases and advances under the Credit Agreement.

    Management believes that cash flow from operations combined with the borrowing capacity available under the Company's Credit Agreement will be sufficient to meet the Company's existing operating and debt interest service cash requirements for the foreseeable future. Management also believes the reduction of debt as a result of the sale of the Retail Division along with the reduced working capital requirements has benefited the Company's overall liquidity and capital resources and is allowing the Company to more rapidly execute its strategy to acquire higher margin food businesses, such as the recently completed acquisitions of KPR and TNT.

    The Company's primary raw materials are fresh and frozen meat, flour, cheese and other dairy products, vegetables, sugar and vegetable oil. Severe price swings in such raw materials, and the resultant impact on the price the Company charges for its products, at times have had, and may in the future have, material adverse effects on the demand for the Company's products and its profits. The Company utilizes several techniques for reducing the risk of future raw materials price increases. These techniques include purchasing and freezing raw materials during seasonally low cost periods of the year, negotiating certain minimum purchase commitments at set prices and periodically entering into futures contracts. Such techniques are generally employed prior to an expected seasonal price increase and in connection with fixed price sales agreements to hedge the cost of raw materials for both firm and forecasted sales commitments that will occur during a seasonal sales peak.

    Futures contracts as described above are accounted for as hedges. Accordingly, resulting gains or losses are deferred and recognized as part of the product cost. The Company's fiscal year end is typically a seasonal low point in hedging activities and deferred losses as of the end of Fiscal 1995, 1994 and 1993 were each less than $0.1 million.

OTHER

    KPR is a defendant in a lawsuit filed prior to its acquisition by the Company. The plaintiff alleges liability based upon patent infringement, misappropriation of proprietary information, unfair business practices and breach of contract. Although the plaintiff has not specified any amount of damages, liability for patent infringement may include disgorgement of profits which the Company believes could be material. KPR has denied these allegations and contends that the plaintiff's patents are invalid and that, even if valid, the process and equipment used by the subsidiary does not infringe the patents. Foodbrands America and KPR instituted a declaratory judgment action against the plaintiff. See "Business -- Legal Proceedings."

    The litigation is complex and the ultimate outcome can not be presently determined. Although the Company will vigorously defend its interests, no assurance can be given that a material adverse effect will not result from the litigation.

IMPACT OF CHANGING PRICES AND INFLATION

    As previously discussed, the impact of changing prices on the Company's operations is primarily a function of the Company's raw material commodity prices. These prices are subject to many forces including those of the marketplace and inflation. The impact of changing prices on raw materials has decreased since the Company exited the volatile retail refrigerated processed meat case business. The Company does not believe that inflation played a major role in either the cost of raw materials or labor, or the selling price of its products during Fiscal 1995, Fiscal 1994 or Fiscal 1993. Like many food processors, the Company periodically adjusts selling prices of its products, subject to competitive constraints and costs of raw materials.

                                    BUSINESS

    The Company produces, markets and distributes frozen and refrigerated processed food products to the foodservice industry including pepperoni, beef and pork pizza toppings, partially baked and self-rising pizza crusts, appetizers, Mexican and Italian foods, sauces, soups and side dishes and processed meat products. The Company's products are marketed principally in the United States under proprietary brand names that include WILSON'S CONTINENTAL DELI-REGISTERED TRADEMARK-, AMERICAN FAVORITE-TM-, DOSKOCIL FOODS-TM-, JEFFERSON MEATS-TM-, FRED'S-REGISTERED TRADEMARK-, ROTANELLI'S-REGISTERED TRADEMARK-, POSADA-REGISTERED TRADEMARK- AND BUTCHER BOY-REGISTERED TRADEMARK-. The Company currently operates twelve production facilities and distributes the majority of its products from two distribution centers to wholesale foodservice distributors, multi-unit restaurant chains, food processors, grocery store delicatessens, and warehouse clubs.

INDUSTRY OVERVIEW

    Purchases of foods prepared outside of the home have grown and currently represent over 50% of total food purchases. Demand has risen due to various demographic changes, including increases in personal disposable income, the increasing number of single-parent households and the rising number of two-income families as more women enter the work force. The foodservice industry itself has undergone significant consolidation, and at the same time, in response to these consumer and demographic trends, segmentation of the foodservice industry has occurred, with certain segments such as "ethnic foods" and convenience foods growing at a faster rate than the foodservice industry in general. The Company believes that it is well-positioned to continue to identify and capitalize on these profitable, under-served and growing segments of the foodservice industry.

    It  is estimated  that over  $20 billion  of pizza  is consumed  in the U.S.
annually. Pizza accounted for one in four entrees ordered from foodservice establishments in 1994. This growth has resulted in the penetration of pizza sales into a number of non-traditional pizza outlets including quick service restaurants, convenience stores and grocery store delicatessens. Additionally, pepperoni, a product in which the Company holds a leading market position, is the most popular pizza topping, included on approximately 50% of all pizzas sold in America.

    The ethnic food category has grown rapidly in the last few years and is expected to continue to experience sustained growth in the near future, supported by the growing ethnic diversity of the U.S. population. Among the most popular foods in the ethnic segment are Mexican, Italian, and Oriental.

    The appetizer market increased at a rate of approximately 5% in 1994. The Company expects this trend to continue as restaurants use appetizers to increase profit margins, and as customers view appetizers as a lower-cost alternative to full meals when dining out.

    The Company believes that restaurants and other foodservice providers are seeking to outsource more of the "back-of-the-house" food preparation process in order to ensure product quality and consistency, reduce preparation costs and increase food safety. According to industry sources, restaurant sales continue to grow at a more rapid pace than overall grocery store sales. Management believes the growth in the foodservice industry, combined with the trend of outsourcing food preparation will enhance the growth of food processors serving this niche.

    Grocery store delicatessen sales are estimated by SUPERMARKET BUSINESS, an industry trade publication, to have been approximately $20.0 billion in 1995 and to have grown by approximately 6.7% in 1995 over 1994. This category has seen rapid growth over the past five years as supermarkets, seeking to profit from the general growth in foodservice sales, have added in-store specialty delicatessen departments and increased foodservice offerings to meet changing consumer demands.

BUSINESS STRATEGY

    The Company's mission is to be a leading high-quality manufacturer and marketer of value-added frozen and refrigerated products targeted to segments of the foodservice industry which the Company believes will experience faster growth and provide higher margins than the foodservice industry as a whole. The Company has undertaken several initiatives during the prior two years to implement its strategy.

    ADDITIONS TO MANAGEMENT. The Company has strengthened its management team with the additions of key officers many of which have extensive experience in the food and beverage industry. R. Randolph Devening was named Chairman, President and Chief Executive Officer of Foodbrands America in August 1994; Horst O. Sieben was named Senior Vice President and Chief Financial Officer in October 1994; and Patrick O'Ray joined Foodbrands America as Senior Vice President and President of the Company's Specialty Brands Division in September 1995. The Company has also retained the experienced management teams of the recently acquired KPR and TNT. See "Management."

    DIVESTITURE. In May 1995, the Company sold the assets of its Retail Division to Thorn Apple Valley, Inc., for approximately $65.8 million in cash and the assumption of approximately $6.0 million of debt. The divestiture represented the Company's exit from the volatile retail commodity meat case business, permitting management to focus on its business strategy.

    ACQUISITIONS. In June 1994, the Company acquired the frozen specialty foods division of International Multifoods Corporation which provided the Company with its first significant value-added specialty product lines. The business, which is operated as the Specialty Brands Division of the Company, manufactures frozen food products, including ethnic foods in the Mexican and Italian categories, as well as appetizers, entrees and portioned meats.

    In December 1995, the Company acquired KPR, which enhanced the Company's position in the pizza industry and increased its presence in specialty non-meat based foods. KPR produces and markets meat-based pizza toppings (pepperoni, Italian sausage, ham, and beef and pork pizza toppings) and kettle-cooked products (soups, sauces and side dishes) marketed to multi-unit restaurant chains. KPR provides the Company with a number of opportunities including access to a leading pizza restaurant chain not previously served by the Company, enhancement of the Company's leading market share in pizza toppings, an expanding international joint venture with manufacturing facilities in Ireland, and a new product line of soups, sauces and side dishes.

    In December 1995, the Company acquired TNT, which produces and markets pizza crusts (both partially baked and self-rising) for foodservice operators and industrial accounts (including manufacturers of frozen pizza). Partially baked pizza crusts are expected to gain market share as more and more operators move away from preparing crusts in-house toward outsourcing in order to increase consistency and reduce operating costs. The Company believes TNT to be the nation's largest producer of partially baked and self-rising pizza crusts.

    INTEGRATION AND COST REDUCTIONS. The Company has substantially completed the restructuring and integration program it announced following its acquisition of Specialty Brands in 1994. As of December 30, 1995, the Company had consolidated production operations, closed two production facilities and two distribution facilities and discontinued a production operation.

    EQUITY ISSUANCES. In March 1993, Foodbrands America sold two million shares of Common Stock at $15.00 per share to an affiliate of JLL. In October 1994, the Company completed an equity rights offering with net proceeds of $38.6 million, of which $35.0 million was used to reduce bank debt. As a result of the rights offering (and certain open market purchases), JLL affiliates increased their percentage ownership of the Common Stock to approximately 44.3%.

    In recognition of its overall business strategy, the Company reincorporated in Delaware in 1995 and changed its name from Doskocil Companies Incorporated to Foodbrands America, Inc. to communicate the mission and future direction of the Company more clearly. Recently, the Company's Common Stock began trading on the New York Stock Exchange under the symbol "FDB."

    In pursuit of its overall business strategy in the future, the Company will seek to:

    - expand market penetration in its existing foodservice markets;

    - leverage its leadership position in the pizza toppings and partially baked pizza crust business;

    - further emphasize the development and sale of higher-margin processed specialty products;

    - invest in its manufacturing and distribution operations with the objective of further improving its status as a low-cost producer; and

    - exploit growth opportunities through selective acquisitions of well positioned premium producers of value-added processed food products serving niche markets in the foodservice industry.

    In the past two years, the Company has repositioned itself moving from a supplier of primarily meat-based products, such as commodity and fresh pork products, to a leading, high quality manufacturer and marketer of value-added frozen and refrigerated food products. As a result, during 1995, on a PRO FORMA basis after giving effect to the Acquisitions, over one-third of the Company's sales were of specialty, non-meat products, while commodity products accounted for only 13% of sales.

    The Company has increased sales from continuing operations from $366.0 million in 1992 to $751.0 million on a PRO FORMA basis after giving effect to the Acquisitions in 1995. The Company has increased EBITDA from continuing operations from $20.4 million in 1992 to $73.1 million, on a PRO FORMA basis after giving effect to the Acquisitions in 1995, resulting in an increase in its EBITDA margin from 5.6% of sales in 1992 to 9.7%.

PRODUCTS AND CHANNELS OF DISTRIBUTION

    The Company's products are marketed and distributed through separate sales and marketing organizations associated with each of its four operational divisions. Each division is structured to focus on different purchasing groups within the foodservice industry. Recognizing the unique requirements of its separate buying sectors, the Company offers each sector a complete product line designed to meet its specific needs through a specially trained sales organization. The Company markets the products of each division as an integrated line, offering products at several price points to each buying sector and the convenience of consolidated delivery of a broad range of products through its centralized distribution system. The Company believes this focused approach gives it a competitive advantage with its customers, many of whom are limiting the number of suppliers from whom they purchase. No single customer represented 10% or more of the Company's net sales in 1995.

    - FOOD SERVICE DIVISION. The Food Service Division provides 600 products under the brand names of DOSKOCIL FOODS-TM- and WILSON FOODSERVICE-Registered Trademark-, as well as private labels. The division is a leader in processed meats, pepperoni and beef and pork pizza toppings and partially baked and self-rising pizza crusts in the United States. The Company has four production plants in Kansas and Wisconsin. The Division markets products through a broker network and direct sales force to customers who re-market the products for "food-away-from-home" preparation and consumption. Customers include national and regional restaurant chains, institutional foodservice customers, foodservice distributors (such as Alliant-TM-Foodservice, Inc. ("Alliant") and Sysco Corporation ("Sysco")), buying group associations (such as ComSource Independent Foodservice Companies, Inc.), warehouse clubs (such as Sam's Club, a division of Wal-mart Stores, Inc. ("Wal-mart")) and large food processors (such as Tombstone Pizza Corporation and the manufacturer of Tony's Pizza). The Food Service Division accounted for 41.7% of the Company's sales in 1995, on a PRO FORMA basis after giving effect to the Acquisitions.

    - KPR FOODS DIVISION. KPR is a producer and marketer of meat-based pizza toppings and soups, sauces and side dishes to a limited number of large, multi-unit restaurant chains (such as TGI Friday's and chains owned by Brinker International) through a direct sales force. The Division's kettle-cooked products include soups such as Southwestern chicken chili, chicken noodle, baked potato, tortilla and others; sauces such as alfredo and marinara; and side dishes such as creamed spinach, macaroni and cheese, Mexican rice, broccoli au gratin and cinnamon apples. The Division operates two production facilities in Texas and is currently involved in a 50/50 joint venture to manufacture pepperoni and beef and pork pizza toppings in Ireland for sale to pizza operators in Europe, the Middle East, Northern Africa and Asia. Products are marketed directly to a select group of large chain customers with centralized buying and product requirements. As a result, the Division's research and development group is heavily involved in new and existing customer sales. The KPR Foods Division accounted for 13.4% of the Company's sales in 1995, on a PRO FORMA basis after giving effect to the Acquisitions.

    - SPECIALTY BRANDS DIVISION. The Specialty Brands Division holds major market positions in the ethnic prepared-food and appetizer categories. Ethnic product offerings include premium and price/value burritos, chimichangas, taquitos, and other Mexican food items, frozen stuffed pastas and other Italian entrees, and egg rolls, "pot-stickers" and other Oriental foods. The Division's appetizer offerings include breaded and fried vegetable and mozzarella sticks, cheese-stuffed jalapenos as well as ethnic-based appetizers. Products are offered under trademarks that include FRED'S-Registered Trademark-, ROTANELLI'S-Registered Trademark-, POSADA-Registered Trademark- and DELIFEST-TM- Gourmet Salads. The Company has five production plants in California, New Mexico, Missouri and New York. Specialty Brands' brokered sales force sells to major foodservice distributors (such as Alliant and Sysco), to buying group associations (such as Emco Food Service Systems, Inc.) and to smaller distributors. These distributors resell products to restaurants, hotels and school systems. Consumer products are sold primarily through food brokers to grocery stores, warehouse clubs and military stores. The Division's in-house sales force sells to vending operators and convenience stores (such as VSA, Inc, a subsidiary of International Multifoods Corporation, McLane Company, Inc. -- a subsidiary of Wal-Mart and National Convenience Stores). Major national and regional restaurant chains (such as Applebee's, Steak-N'-Shake, Inc., a subsidiary of Consolidated Products, Inc. and Shoney's, Inc.) and foodservice management firms (such as Marriott International) purchase products through the Division's direct sales force and through brokers. The Specialty Brands Division accounted for 25.4% of the Company's sales in 1995, on a PRO FORMA basis after giving effect to the Acquisitions.

    - DELI DIVISION. The Deli Division, a leading provider of deli meats, produces 130 products primarily at its facility in Iowa, and offers products such as premium and flavored ham products, dry sausages, cold cuts, poultry and other value-added meat and non-meat prepared foods under the WILSON'S CONTINENTAL DELI-Registered Trademark-, AMERICAN FAVORITE-TM-and FRESH CUTS-TM- labels. The Deli Division is a leading provider to grocery store delicatessens with a customer base consisting of national grocery chains (such as Albertson's, Inc.), national and regional wholesale distributors (such as SuperValu Stores, Inc., Fleming Companies, Inc. and Associated Wholesale Grocers Inc.), regional grocery chains (such as Hy-Vee Food Stores, Inc.) and independent distributors to grocery stores (such as CCS Distributors, Inc.). The Division markets its products primarily through a food broker network. The Deli Division accounted for 19.5% of the Company's sales in 1995, on a PRO FORMA basis after giving effect to the Acquisitions.

    The Company's products are transported by independent carriers from its distribution/customer service centers in Edwardsville, Kansas and Rialto, California or are shipped directly from the production facility with a view toward achieving an efficient, cost-effective method of distribution. Customer requirements vary from the need for large quantities of a limited number of products to small quantities of a number of items, each requiring a different distribution method. From the distribution centers, orders can be filled and delivered in a single shipment regardless of the variety of products ordered or the location of the manufacturing facility at which they are produced. The Company also can combine the orders of many smaller customers in the same geographic region. Management believes this flexible distribution system allows the Company to provide superior service to its customers by reducing the time between the placement of customer orders and delivery of the Company's products and, by lowering customer shipping costs through the elimination of higher-cost, fragmented deliveries.

PRODUCT INNOVATION

    The Company has a strong history of innovation in the development, production and market introduction of commercially successful product lines. For example, the Company became the first commercial producer of pre-cooked pizza toppings in the 1960's by developing a continuous production system for manufacturing pre-cooked pork and beef pizza toppings. Recently, the Company opened its new Technology Center in South Hutchinson, Kansas, which houses state-of-the-art laboratories and kitchens and a fully-equipped pilot plant for customer project work. The Company also maintains product development groups at Riverside, California and Ft. Worth, Texas whose primary focus is the development of new products for customers of the Specialty Brands and KPR Foods Divisions, respectively. Research and development employees work directly with customers in finding ways to meet numerous taste, texture, quality and cost requirements.

COMPETITION

    The Company competes in highly competitive markets with a significant number of companies of various sizes, including divisions or subsidiaries of larger companies. The principal competitive factors in its market are service, innovative products, quality, and cost. The Company maintains leading market positions even though many of its competitors are considerably larger with greater financial resources.

    The Company competes with H&M Foods and Hormel Foods Corporation ("Hormel") in the pizza topping business. Crest Star Foods and Rich's Products are the Company's primary competitors in the partially baked and self-rising pizza crust industry.

    The appetizer business is dominated by three key providers: Anchor Food Products, Inc., Ore-Ida Foods Inc., a subsidiary of H.J. Heinz, and Specialty Brands.

    The Company's principal competitor in Mexican burrito and taquito programs is Fernando's Foods Corporation. Other suppliers of frozen Mexican products, such as Ruiz Food Products, ConAgra, Inc.'s Frozen Foods and Camino Real Foods, are more focused on the retail market than is the Company.

    The main competitors of the Company's Deli Division and processed meat operations are ConAgra ConAgra, Inc. ("ConAgra") and Sara Lee Corporation as well as various regional competitors. Key factors which will continue to affect the grocery store delicatessen business are the changing formats of the supermarket, consolidation of customers and competitors, growing importance of carry-out, ready-to-eat foods, self-service, and shortages of high-quality, cost-effective labor at in-store delis.

    The markets for the Company's kettle-cooked products (soups, sauces and side dishes) are very fragmented. Although national manufacturers such as Campbell's Soup, Nestle and Heinz offer canned, dry and frozen soups to the restaurant trade, the kettle-cooked products compete primarily with regional food processors.

GOVERNMENT REGULATION

    The Company is subject to various laws and regulations of federal, state and government entities, including the United States Department of Agriculture ("USDA"), the Food and Drug Administration ("FDA") and the Occupational Safety and Health Administration. All of the Company's food processing plants are inspected by the USDA or the FDA. The USDA-inspected plants are required to have inspectors present during some or all of their operations. Management believes that the Company is currently in compliance in all material respects with all applicable health and safety laws and regulations and management does not believe that the costs of continued compliance with existing laws and regulations will have a material adverse effect on the Company's financial condition.

    As with similar companies, the Company's operations and properties are also subject to a wide variety of increasingly complex and stringent federal, state and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of the Company's operations exposes it to the risk of claims with respect to environmental matters. Based upon its experience to date, the Company believes that the future cost of compliance with existing environmental laws and regulations, and liability for known environmental claims, will not have a material adverse effect on the Company's business or financial position. However, future events, such as changes in existing laws and regulations or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material.

SEASONALITY

    While net sales of the Company's products historically have been higher in the fourth quarter than in any other quarter of the year, the Company believes that the divestiture of the Retail Division and the Acquisitions will reduce seasonality of the Company's business. Consequently, the Company believes that it is not subject to material seasonality of sales.

EMPLOYEES

    At December 30, 1995, the Company employed approximately 3,200 persons, approximately 40% of whom are covered by collective bargaining agreements which extend through various dates from May, 1997 to March, 1999. Substantially all of the Company's employees covered by collective bargaining agreements are members of the United Food and Commercial Workers Union. The Company believes it has satisfactory relations with its employees and all representative unions.

INTELLECTUAL PROPERTY

    The Company owns or has the right to use 94 trademarks and 7 patents. The Company's products are marketed under numerous Company-owned registered and unregistered trademarks, symbols, emblems, logos and designs, including the following trademarks: BUTCHER BOY-REGISTERED TRADEMARK-, CONTINENTAL DELI LITE-TM-, DOSKOCIL-REGISTERED TRADEMARK-, FRED'S-REGISTERED TRADEMARK-, JEFFERSON MEATS-TM-, LITTLE JUAN-REGISTERED TRADEMARK-, MARQUEZ-REGISTERED TRADEMARK-, MR. NUCCIO-TM-, PIZZA TOPPER-REGISTERED TRADEMARK-, PIZZANO-REGISTERED TRADEMARK-, POCO POSADA-REGISTERED TRADEMARK-, POSADA-REGISTERED TRADEMARK-, ROTANELLI'S-REGISTERED TRADEMARK-, WILSON'S CONTINENTAL DELI-REGISTERED TRADEMARK-, WILSON FOODSERVICE-REGISTERED TRADEMARK-AND AMERICAN FAVORITE-TM-. In addition, certain products are prepared according to customer specifications and packaged under customer trademarks and labels.

RAW MATERIALS

    The Company's primary raw materials are frozen and fresh meat, flour, vegetables, cheese and other dairy products, sugar, other agricultural products and vegetable oils. These raw materials are obtained from external sources. Other processing materials, such as seasonings, smoking and curing agents, sausage casings and packaging materials, are purchased from a number of readily-available sources. Severe price swings in such raw materials, and the resulting impact on the prices the Company charges for its products and the margins it receives, at times have had, and may in the future have, material adverse effects on the demand for the Company's products and its profits. The Company utilizes several techniques for reducing the risk of future raw materials price increases. These techniques include purchasing and freezing raw materials during seasonally low periods of the year, negotiating minimum purchase commitments at set prices and entering into futures contracts.

LEGAL PROCEEDINGS

    The Company is involved in two related actions involving alleged infringements of two patents held by C&F Packing Company, Inc. ("C&F"). Both actions are currently pending in United States District Court for the Northern District of Texas, Ft. Worth Division. Prior to Foodbrands America acquiring KPR, C&F had instituted a civil action against KPR alleging that KPR, using equipment and a process to make Italian sausage, infringed the C&F patents. Although the plaintiff has not specified any amount of damages, liability for patent infringement may include disgorgement of profits which the Company believes could be material. KPR has denied these allegations and contends that C&F's patents are invalid and that, even if valid, the process and equipment used by KPR does not infringe on the C&F patents. C&F has also alleged misappropriation of trade secrets and proprietary information, as well as other claims, all of which KPR denies.

    In 1988 and 1989, C&F filed actions against Doskocil, alleging patent infringement and misappropriation of trade secrets and proprietary information. In 1991, as part of Doskocil's bankruptcy reorganization, and in settlement of the litigation, Doskocil entered into a license agreement and two consent decrees with C&F.

    Prior to acquiring KPR, Foodbrands America instituted a declaratory judgment action against C&F joined by KPR. The action seeks a ruling that the equipment and process used by KPR do not violate the C&F patents and that, in any event, it is not a violation of the consent decrees for KPR to continue to use the equipment and process which was being utilized by KPR prior to its acquisition by Foodbrands America. C&F has responded to the declaratory judgment action with a motion to dismiss or to transfer the actions to the Court that entered the consent decrees. These motions are pending and have not been ruled upon. Foodbrands America and KPR intend to vigorously prosecute the declaratory judgment action against C&F and KPR intends to vigorously defend the suit by C&F. The litigation is complex and the ultimate outcome can not be presently determined. Although the Company will vigorously defend its interests, no assurance can be given that a material adverse effect will not result from the litigation. See "Management Discussion and Analysis -- Other."

    In September 1992, United Refrigerated Services, Inc. ("URS") filed suit against Wilson Foods Company, a subsidiary of the Company ("Wilson"), and unaffiliated parties Normac Foods, Inc. ("Normac") and Thompson Builders of Marshall, Inc. ("Thompson") in the Circuit Court of Saline County, Missouri. The URS lawsuit involves claims for property damage as a result of a fire in a warehouse owned by URS in Marshall, Missouri, in which Wilson was leasing space. The URS lawsuit is in discovery. URS claims damages of approximately $9.8 million, and has requested trebling of the real property damage which is included in such amount, for total claims in the aggregate up to as much as $13.8 million.

    Additionally, ConAgra also filed suit against Wilson, Normac and Thompson in Saline County, Missouri. ConAgra seeks damages in the amount of $9.4 million from the named defendants for frozen food that was stored in another part of the Marshall warehouse at the time of the fire and allegedly damaged. The ConAgra case also is in discovery.

    In its answer, Wilson filed a counterclaim against URS and a cross-claim against other co-defendants for indemnity and/or contribution. The fire occurred in a part of the URS warehouse being leased by Wilson in which Wilson had produced sausage patties under contract for Normac until the contract terminated in September 1991. Normac's contractor, Thompson, was removing Normac's equipment with a torch when fire broke out and destroyed a large section of the URS warehouse and its contents.

    The Company's insurer has retained counsel to defend the Company in these matters. Wilson has substantial defenses to these pending and threatened claims and while there can be no assurances, the Company believes it is not likely that Wilson will ultimately incur a loss in excess of its insurance coverage.

    In addition to the foregoing, the Company is a party to ordinary, routine litigation, none of which is expected, individually or in the aggregate, to have a material adverse effect on the Company.

                                   MANAGEMENT

    The following sets forth certain information with respect to the Company's senior management:

           NAME                 AGE                                      TITLE
--------------------------      ---      ----------------------------------------------------------------------
R. Randolph Devening                54   Chairman, President and Chief Executive Officer
Horst O. Sieben                     57   Senior Vice President and Chief Financial Officer
Thomas G. McCarley                  50   Senior Vice President and President, Food Service
Patrick A. O'Ray                    43   Senior Vice President and President, Specialty Brands
William E. Rosenthal                45   Senior Vice President and President, KPR Foods
Raymond J. Haefele                  45   Vice President and President, Deli
William L. Brady                    47   Vice President and Controller
Bryant P. Bynum                     33   Vice President-Finance, Treasurer and Secretary
David J. Clapp                      51   Vice President-Operating Systems
Howard S. Katz                      45   Vice President and President, Kettle Cooked Foods
Roger D. LeBreck                    49   Vice President and President, TNT Crust
Howard C. Madsen                    52   Vice President-Procurement
Tony L. Prater                      47   Vice President

    R. RANDOLPH DEVENING has been Chairman, President and Chief Executive Officer and a director of the Company since August 1994. From May 1993 to July 1994, Mr. Devening was Vice Chairman and Chief Financial Officer of Fleming Companies, Inc. ("Fleming"), one of the largest food marketing and distribution companies in the United States, and one of the Company's largest customers. From June 1989 to April 1993, Mr. Devening was Executive Vice President and Chief Financial Officer of, and from February 1990 to July 1994 was a director of, Fleming. Mr. Devening currently serves as a director for Arkwright Mutual Insurance Company, Del Monte Corporation, Hancock Fabrics, Inc. and Autocraft Industries, Inc.

    HORST O. SIEBEN has been Senior Vice President and Chief Financial Officer since October, 1994. For the six years prior to joining Foodbrands America, Mr. Sieben was the CFO for various companies operated by Lancer Industries, Inc., a private industrial holding company affiliated with the Company's largest shareholder. Mr. Sieben has also acted as a consultant to Foodbrands America during its 1994 acquisition of the Specialty Brands Division. He previously worked at two public companies, at Nashua Corporation in various controllership positions and at Gradco Systems, Inc. as Chief Financial Officer. He is responsible for all corporate finance functions.

    THOMAS G. MCCARLEY has been Senior Vice President of the Company and President of the Food Service Division since September 1994. Prior to that he was Senior Vice President-General Manager of the Division since October 1991, and Senior Vice President-Sales and Marketing of the Company from January 1989 to October 1991. Mr. McCarley was Senior Vice President of Sara Lee Bakery F.S. Division, a diversified food company, and of Chef Pierre, a division of Sara Lee Corporation, from January 1988 to December 1988 and Vice President-Marketing and Research and Development for Sara Lee Bakery F.S. Division prior thereto.

    PATRICK A. O'RAY has been Senior Vice President of the Company and President of the Specialty Brands Division since October 1995. Prior to joining the Company, Mr. O'Ray was Vice President of the Foodservice America Division of American Home Food Products from 1988 to 1995 with the added responsibility of General Manager of the Foodservice America and International Divisions since 1993. Previously, he was National Sales Manager-Foodservice America Division of McCormick & Company.

    WILLIAM E. ROSENTHAL has been Senior Vice President and President of the KPR Foods Division since December 1995. From 1990 to 1995, Mr. Rosenthal was President of KPR Holdings, L.P. Mr. Rosenthal was President of Standard Meat Company, a division of Sara Lee Corporation, prior thereto.

    RAYMOND J. HAEFELE has been Vice President and President of the Deli Division, since September 1994. Prior to that he was Vice President-General
Manager,   Deli    Division    since    January   1993.    Mr.    Haefele    was

Vice President-Retail Sales of the Company from October 1991 to January 1993 and Vice President of Sales of Wilson Brands from October 1989 to October 1991. Prior to that time, Mr. Haefele was Director and National Sales Manager-Deli of Wilson Foods.

    WILLIAM L. BRADY has been Vice President of the Company since January 1990 and Controller of the Company since May 1990. Mr. Brady served as Vice President and Controller of Wilson Foods prior thereto.

    BRYANT P. BYNUM has been Vice President-Finance since February 1993 and Treasurer since January 1994 and Corporate Secretary since July 1995. Mr. Bynum was Director-Corporate Planning and Development from November 1989 to February 1993. Prior thereto Mr. Bynum was a management consultant at the accounting firm of Coopers & Lybrand.

    DAVID J. CLAPP has been Vice President-Operating Services of the Company since October 1991. Mr. Clapp was Vice President of Operations of Wilson Brands from October 1989 to September 1991 and was Corporate Director of Engineering of Wilson Foods prior thereto.

    HOWARD S. KATZ has been Vice President of the Company since December 1995. From 1989 to December 1995, Mr. Katz was President of Kettle Cooked Foods, a division of KPR Holdings, L.P. Prior thereto, he was Vice President of Sales of Standard Meat Company, a division of Sara Lee Corporation.

    ROGER D. LEBRECK has been Vice President of the Company since December 1995. From September 1990 to December 1995, Mr. LeBreck was President of TNT Crust, Inc. Mr. LeBreck was Vice President of Operations of Frigo Cheese Corporation prior thereto.

    HOWARD C. MADSEN has been Vice President-Procurement of the Company since February 1994. Dr. Madsen, a Ph.D. in agricultural economics, was Vice President of Purchasing at Sara Lee Meat Group from December 1989 to February 1994.

    TONY L. PRATER has been Vice President of the Company since December 1995. From 1989 to December 1995, Mr. Prater was a Vice President of KPR Holdings, L.P. Prior thereto, Mr. Prater held various positions in sales and planning and was Operations Manager and Vice President of Technical Services at Standard Meat Company, a division of Sara Lee Corporation.

                       DESCRIPTION OF OTHER INDEBTEDNESS

THE CREDIT AGREEMENT

    On December 11, 1995, Foodbrands America executed the Credit Agreement with Chemical Bank, as managing agent and lender ("Administrative Agent") and other domestic and foreign financial institutions, as lenders (collectively, "Lenders"). The Credit Agreement provides three facilities: (i) a $145 million term loan facility (the "Term Loan Facility"), (ii) a $75 million revolving loan facility (the "Revolving Loan Facility") and (iii) a $100 million loan facility designated for acquisitions (the "Acquisition Loan Facility"). The following discussion of certain of the provisions of the Credit Agreement is not intended to be exhaustive and is qualified in its entirety by the provisions of the Credit Agreement included as an Exhibit to the Company's Annual Report on 10-K for the fiscal year ended December 30, 1995 (the "Annual Report"), which is incorporated in this Prospectus by reference.

    AVAILABILITY: Borrowings under the Term Loan Facility cannot be reborrowed following repayment. Borrowings under the Acquisition Loan Facility cannot exceed an aggregate of $100 million at any time outstanding and may be reborrowed following repayment until December 11, 1996, after which the revolving feature of the Acquisition Loan Facility terminates and repayments of loans under the Acquisition Loan Facility can no longer be reborrowed. Borrowings under the Revolving Loan Facility cannot exceed the lesser of $75 million or the "Borrowing Base," calculated as 75% of the Company's eligible accounts receivable PLUS 50% of the value of the Company's eligible inventory (calculated at the lesser of cost or market value). The Revolving Loan Facility contains a $7 million subfacility in respect of letters of credit.

    Borrowings under each of the Acquisition Loan Facility and the Revolving Loan Facility are subject to customary conditions. Borrowings under the Acquisition Loan Facility may only be used for a qualified acquisition, which is subject to the additional conditions that the acquired entity have positive cash flow in its four most recent fiscal quarters, the acquired entity be in the same line of business as the Company, the Company is in compliance with certain financial covenants after giving PRO FORMA effect to the proposed acquisition, and the requisite lenders approve the acquisition.

    GUARANTEES: Foodbrands America's obligations under the Credit Agreement are unconditionally guaranteed, on a joint and several basis, by substantially all of its direct and indirect subsidiaries (the "Bank Guarantors").

    COLLATERAL:   Borrowings under  the Credit Agreement  (and obligations under certain letters of credit) are secured by a perfected pledge of substantially all of the assets of Foodbrands America and the Bank Guarantors.

    MANDATORY PAYMENTS: The following table reflects the current amortization schedule of loans under the Term Loan Facility. Pursuant to a proposed amendment to the Credit Agreement, which will become effective only if the Tender Offer is consummated in accordance with its terms, such table will be amended to extend the amortization by approximately two years.

DATE                                                                                AMOUNT
-------------------------------------------------------------------------------  -------------
May 31, 1996...................................................................  $   5,625,000
August 31, 1996................................................................  $   5,625,000
November 30, 1996..............................................................  $   5,625,000
February 28, 1997..............................................................  $   5,625,000
May 31, 1997...................................................................  $   7,750,000
August 31, 1997................................................................  $   7,750,000
November 30, 1997..............................................................  $   7,750,000
February 28, 1998..............................................................  $   7,750,000
May 31, 1998...................................................................  $  10,937,500
August 31, 1998................................................................  $  10,937,500
November 30, 1998..............................................................  $  10,937,500
February 28, 1999..............................................................  $  10,937,500
May 31, 1999...................................................................  $  11,937,500
August 31, 1999................................................................  $  11,937,500
November 30, 1999..............................................................  $  11,937,500
January 15, 2000...............................................................  $  11,937,500

    Additionally, Foodbrands America will repay on May 31, 1997 and thereafter on each term loan repayment date listed above, a principal amount equal to one-twelfth (1/12) of the outstanding aggregate principal amount of loans under Acquisition Loan Facility on December 12, 1996.

    In addition, mandatory prepayment obligations apply to borrowings in excess of the Borrowing Base under the Revolving Loan Facility, certain asset sales and sale-leaseback transactions, and the incurrence of certain indebtedness. Seventy-five percent of excess cash flow (generally defined as the amount of cash flow in excess of fixed charges PLUS $1 million) must also be used to prepay loans under the Credit Agreement.

    INTEREST RATE: Under the Credit Agreement, the interest rate for any loan may be based on LIBOR or an Alternative Base Rate (defined as the highest of Chemical Bank's prime rate, the secondary market rate for certificates of deposit, plus 1%, and the federal funds rate, plus 0.5%), as selected by Foodbrands America from time to time, plus the Applicable Margin established in accordance with a pricing grid determined with reference to Foodbrands America's EBITDA for the four prior fiscal quarters. The Applicable Margin for LIBOR loans ranges from 175 basis points corresponding to a total debt to EBITDA ratio of less than 4.0x, to 250 basis points corresponding to a ratio greater than 4.75x. The Applicable Margin for Alternative Base Rate loans ranges from 75 basis points corresponding to a total debt to EBITDA ratio of less than 4.0x, to 150 basis points corresponding to a ratio greater than 4.75x.

    COVENANTS: The Credit Agreement contains customary covenants associated with similar facilities, including, without limitation maintenance of a specified ratio of total debt to EBITDA, maintenance of a specified ratio of EBITDA minus capital expenditures to interest expense, a prohibition on payment of dividends and limitations on company stock repurchases, a prohibition against certain liens, restrictions on certain acquisitions, mergers, consolidations and sales of assets, restrictions on the incurrence of debt and additional guarantees, limitations on sale and leaseback transactions, limitations on leases, limitations on transactions with affiliates, limitations on investments, loans and advances and limitations on debt prepayments.

    EVENTS OF DEFAULT. The Credit Agreement contains events of default, including, but not limited to, failure to pay principal or interest, failure to comply with covenants, if any representations or warranties are false in any material respect, a cross default to other indebtedness of Foodbrands America and a change of control of Foodbrands America.

    BANK WARRANTS. On October 31, 1991, Doskocil entered into a Warrant Agreement (the "Warrant Agreement") with Chemical Bank as agent and other domestic and foreign financial institutions who were also lenders under the Company's credit agreement in effect at that time. The warrants, which may be exercised through December 31, 1998, entitle the holder to purchase an aggregate of 282,036 shares of Foodbrands America's Common Stock, as of December 30, 1995, at an exercise price of 125% of the reorganization value per share (approximately $17.53). Upon a change of control, the holders of warrants may require Foodbrands America to repurchase the warrants at a price equal to the amount by which the Current Market Price (as defined in the Warrant Agreement) exceeds $17.53 per share. The Warrant Agreement also grants to holders of warrants certain rights regarding registration of warrant shares under the Securities Act. The preceding discussion is not intended to be exhaustive and is qualified in its entirety by reference to the provisions of the Warrant Agreement included as an Exhibit to the Annual Report, which is incorporated in this Prospectus by reference.

THE 9 3/4% NOTES

    On April 28, 1993, Foodbrands America entered into an Indenture with First Fidelity Bank, National Association, New York, as Trustee, regarding $110 million of 9 3/4% Senior Subordinated Redeemable Notes due 2000. The following discussion of certain provisions of the 9 3/4% Notes is not intended to be exhaustive and is qualified in its entirety by the provisions of the 9 3/4% Indenture included as an Exhibit to the Annual Report.

    GUARANTEES: Foodbrands America's obligations under the 9 3/4% Indenture are guaranteed, on a senior subordinated joint and several basis, by substantially all of Foodbrands America's direct and indirect subsidiaries.

    COLLATERAL:  The 9 3/4% Notes are unsecured.

    MANDATORY PREPAYMENTS:  None.

    SUBORDINATION: Foodbrands America's payment obligations under the 9 3/4% Indenture are subordinated to the payment in full in cash of all existing and future "Senior Indebtedness" of Foodbrands America as defined in the 9 3/4% Indenture. The guarantors' obligations are similarly subordinated. The obligations of Foodbrands America and the guarantors under the Indenture will rank PARI PASSU with their respective obligations under the 9 3/4% Indenture.

    COVENANTS AND EVENTS OF DEFAULT. The 9 3/4% Indenture currently contains covenants and events of default similar to the covenants described herein under "Description of the Notes." However, upon the consummation of the Tender Offer, the 9 3/4% Indenture will be amended to eliminate substantially all financial covenants.

                            DESCRIPTION OF THE NOTES

    The  Notes will be issued under an indenture to be dated as of             ,
1996 (the "Indenture"),  between Foodbrands America,  the Subsidiary  Guarantors
and                   , as trustee (the "Trustee"). The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions."

GENERAL

    The Notes will be unsecured senior subordinated obligations of Foodbrands America limited to $120,000,000 aggregate principal amount. The Notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the corporate trust office or agency of the Trustee in The City of New York maintained for
such purposes at                     . In addition, interest may be paid at  the
option of Foodbrands America by check mailed to the person entitled thereto as shown on the security register. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

MATURITY, INTEREST AND PRINCIPAL

    The  Notes will mature  on               , 2006. Interest  on the Notes will
accrue at the rate of    %  per annum and will be payable semi-annually on  each
           and              ,  commencing              , 1996, to the holders of
record of the Notes at the close of business on the             and
immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance of the Notes (the
"Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    The Notes are not subject to the benefit of any mandatory sinking fund. However, upon the occurrence of certain Asset Sales or a Change of Control, holders of Notes will have the right to require Foodbrands America to purchase their Notes, as more fully described under "-- Certain Covenants -- Disposition of Proceeds of Asset Sales" and "-- Change of Control," respectively.

REDEMPTION

    OPTIONAL  REDEMPTION.    The  Notes  will be  redeemable  at  the  option of
Foodbrands America, in whole or in part, at  any time on or after              ,
2001, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning of the years indicated below:

YEAR                                                                          REDEMPTION PRICE
----------------------------------------------------------------------------  ----------------
2001........................................................................               %
2002........................................................................               %
2003........................................................................               %
2004 and thereafter.........................................................         100.00%

    OPTIONAL REDEMPTION UPON CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Notes will be redeemable, in whole but not in part, at the option of Foodbrands America, upon not less than 30 nor more than 60 days' prior notice to each holder of Notes to be redeemed, at a redemption price equal to the sum of (i) the then outstanding principal amount thereof, PLUS (ii) accrued and unpaid interest, if any, to the redemption date PLUS (iii) the Applicable Premium.

    OPTIONAL   REDEMPTION  UPON  PUBLIC  EQUITY  OFFERING.     On  or  prior  to
           , 1999, Foodbrands America may, at its option, use the net proceeds of a Public Equity Offering (as defined below) which yields gross proceeds (before discounts, commissions and expenses) of $50.0 million or more to redeem up to an aggregate of 25% of the principal amount of Notes originally issued from the holders of Notes, on a PRO RATA basis (or as nearly PRO RATA as practicable), at a redemption price equal to % of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED that not less than $75.0 million in aggregate principal amount is outstanding following such redemption. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering, Foodbrands America shall send the redemption notice not later than 60 days after the consummation of the Public Equity Offering.

    As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of Foodbrands America made on a primary basis by Foodbrands America pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act.

    SELECTION AND NOTICE. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary). Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption unless Foodbrands America defaults in the payment of the redemption price.

THE NOTE GUARANTEES

    Upon issuance, each of the Subsidiary Guarantors will fully and unconditionally guarantee (each, a "Note Guarantee") on a joint and several basis all of Foodbrands America's obligations under the Notes and the Indenture, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. Except as provided in "-- Certain Covenants" below, Foodbrands America is not restricted from selling or otherwise disposing of any of the Subsidiary Guarantors.

    Pursuant to the Note Guarantees, if Foodbrands America defaults in payment of any amount owing in respect of any Notes, each Subsidiary Guarantor will be obligated to duly and punctually pay the same. Pursuant to the terms of the Indenture, each of the Subsidiary Guarantors has agreed that its obligations under its Note Guarantee will be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

    If no Default exists or would exist under the Indenture, concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor (other than a transaction subject to the provisions described under "-- Consolidation, Merger, Sale of Assets, Etc.") by Foodbrands America or a Restricted Subsidiary to any person that is not an Affiliate of Foodbrands America or any of the Restricted Subsidiaries which is in compliance with the terms of the Indenture, such Subsidiary Guarantor and each Wholly-Owned Subsidiary of such Subsidiary Guarantor that is also a Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee; PROVIDED that (i) no Indebtedness under the Credit Agreement or the 9 3/4% Notes is being assumed by the person to whom such sale or disposition is made and (ii) each such Subsidiary Guarantor is sold or disposed of in accordance with the "Disposition of Proceeds of Asset Sales" covenant described under "-- Certain Covenants"; PROVIDED, FURTHER, that the foregoing proviso shall not apply to the sale or disposition of a Subsidiary Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code. In addition, if no Default exists or would exist under the Indenture, at the request of Foodbrands America, a Subsidiary Guarantor that is not a Leveraged Subsidiary will be released from all obligations under its Note Guarantee if the Subsidiary Guarantors have been unconditionally released from their obligations under the Credit Agreement and the 9 3/4% Indenture.

SUBORDINATION OF NOTES AND NOTE GUARANTEES

    The payment of the Senior Subordinated Note Obligations will be subordinated, to the extent set forth in the Indenture, in right of payment to the prior payment in full in cash or cash equivalents of all existing and future Senior Indebtedness of Foodbrands America or Guarantor Senior Indebtedness of any Subsidiary Guarantor, as the case may be. The Notes and the Note Guarantees will be senior subordinated indebtedness of Foodbrands America or the Subsidiary Guarantors, as the case may be, ranking PARI PASSU with all other future senior subordinated indebtedness of Foodbrands America or Guarantor Senior Indebtedness of the applicable Subsidiary Guarantor, as the case may be, and senior to all future Subordinated Indebtedness of Foodbrands America or the applicable Subsidiary Guarantor, as the case may be. There is currently no indebtedness of Foodbrands America or the Subsidiary Guarantors which is Subordinated Indebtedness. The Senior Subordinated Note Obligations will be effectively subordinate to the claims of general creditors of Foodbrands America's subsidiaries that are not Subsidiary Guarantors. See "Risk Factors -- Subordination and Potential Release of Note Guarantees."

    The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Foodbrands
America or any Subsidiary Guarantor (individually an "Obligor" and, collectively, the "Obligors") or its assets, or any liquidation, dissolution or other winding-up of any Obligor, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of any Obligor, all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, of such Obligor (including, in the case of Credit Agreement Obligations, Other Designated Senior Indebtedness Obligations and Related Currency and Interest Rate Protection Obligations of Foodbrands America, any interest accruing subsequent to the filing of a petition for bankruptcy whether or not such interest is an allowed claim in such bankruptcy proceeding) must be paid in full in cash or cash equivalents before any payment or distribution, whether in cash, property or securities (excluding certain permitted equity or subordinated debt securities of an Obligor), is made on account of the Senior Subordinated Note Obligations.

    During the continuance of any default in the payment when due (whether at stated maturity, by acceleration or otherwise) of principal, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, of an Obligor (in either case, a "Payment Default"), no direct or indirect payment by or on behalf of such Obligor of any kind or character shall be made on account of the Senior Subordinated Note Obligations of such Obligor unless and until such default has been cured or waived or has ceased to exist or such Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, shall have been discharged or paid in full in cash or cash equivalents.

    In addition, during the continuance of any other default with respect to any Designated Senior Indebtedness of an Obligor pursuant to which the maturity thereof may be accelerated (a "Non-Payment Default"), after receipt by the Trustee from a representative of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default specifying, among other things, the applicable Designated Senior Indebtedness and Obligor to which such Non-Payment Default relates, no payment of any kind or character may be made by such Obligor on account of the Senior Subordinated Note Obligations for the period specified below (the "Payment Blockage Period").

    The Payment Blockage Period shall commence upon the receipt of notice of a Non-payment Default by the Trustee from a representative of holders of Designated Senior Indebtedness stating that such notice is a payment blockage notice pursuant to the Indenture and shall end on the earliest to occur of the following events: (i) 179 days shall have elapsed since the receipt of such notice; (ii) the date on which such default is cured or waived or ceases to exist (provided that no other Payment Default or Non-payment Default has occurred or is then continuing after giving effect to such cure or waiver);
(iii) the date on which such Designated Senior Indebtedness is discharged or paid in full in cash or cash equivalents; or (iv) the date on which such Payment Blockage Period shall have been terminated by written notice to Foodbrands America and/or the applicable Subsidiary Guarantors, as the case may be, or the Trustee from the representative of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which Foodbrands America and the Subsidiary Guarantors, subject to the existence of another Payment Default, shall promptly resume making any and all required payments in respect of the Notes and the Note Guarantees, as applicable, including any missed payments. Only one Payment Blockage Period, whether with respect to the Notes, any Note Guarantee or the Notes and Note Guarantees collectively, may be commenced within any 360 consecutive day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; PROVIDED that, in the case of a breach of a particular financial covenant, the applicable Obligor shall have been in compliance for at least one full period commencing after the date of commencement of such Payment Blockage Period). In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice and there must be a 181 consecutive day period in any 360 day period during which no Payment Blockage Period is in effect.

    If Foodbrands America fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

    By reason of such subordination, in the event of liquidation, receivership, reorganization or insolvency, creditors of an Obligor who are holders of Senior Indebtedness or Guarantor Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and Foodbrands America may be unable to meet its obligations in full with respect to the Notes. In addition, as described above, the Senior Subordinated Note Obligations will be effectively subordinate to the claims of creditors of Foodbrands America's subsidiaries (other than subsidiaries that are or hereafter become Subsidiary Guarantors).

    As of December 30, 1995, on a pro forma basis after giving effect to the issuance of the Notes and the application of the net proceeds therefrom to purchase all of the 9 3/4% Notes pursuant to the Tender Offer, the aggregate amount of outstanding Senior Indebtedness and Guarantor Senior Indebtedness of Foodbrands America and the Subsidiary Guarantors would have been approximately $334.0 million. See "Description of Other Indebtedness -- the Credit Agreement." The Indenture will limit, but not prohibit, the incurrence by Foodbrands America and the Subsidiary Guarantors of additional Indebtedness, which may be senior or PARI PASSU in right of payment to the Notes and the Note Guarantees, and will prohibit the incurrence by Foodbrands America and the Subsidiary Guarantors of Indebtedness which is contractually subordinated in right of payment to any Senior Indebtedness of Foodbrands America or Guarantor Senior Indebtedness and senior in right of payment to the Notes or the Note Guarantees, as applicable. After giving effect to the issuance of the Notes and the application of the net proceeds therefrom, there will be no indebtedness of any Obligor which is subordinated in right of payment to the Notes.

CERTAIN COVENANTS

    The Indenture will contain the following covenants, among others:

    LIMITATION ON INDEBTEDNESS. The Indenture will provide that Foodbrands America will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any other manner become liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); PROVIDED that (i) Foodbrands America or any Subsidiary Guarantor will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted
Subsidiary will be permitted to incur Acquired Indebtedness if, immediately after giving PRO FORMA effect thereto, the Consolidated Fixed Charge Coverage Ratio of Foodbrands America would be equal to or greater than (a) 2.00:1.0 if such Indebtedness is incurred on or prior to December 31, 1998 and (b) 2.25 :1.0 if such Indebtedness is incurred after December 31, 1998.

    Notwithstanding the foregoing, Foodbrands America and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following:

        (1) Indebtedness of Foodbrands America or any Subsidiary Guarantor under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $320,000,000; PROVIDED that (a) term and revolving acquisition loans under the Credit Agreement shall not exceed $245,000,000 in aggregate principal amount at any time outstanding, less the sum of, without duplication, (i) the amount of any scheduled amortization payments and mandatory prepayments of principal amount of such loans, whether or not actually made, and (ii) the amount of any other repayments of such loans actually made and (b) revolving credit loans and the undrawn portion of unpaid reimbursement obligations in respect of letters of credit under the Credit Agreement shall not exceed the sum of 60% of the book value of inventory and 90% of the book value of accounts receivable of Foodbrands America and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as of the date of the determination of such borrowing base under the Credit Agreement for the particular incurrence of Indebtedness;

        (2) Indebtedness of Foodbrands America or any Subsidiary Guarantor evidenced by the Notes or any Note Guarantee;

        (3) (a) Interest Rate Protection Obligations of Foodbrands America or any guarantee thereof by a Restricted Subsidiary covering Indebtedness of Foodbrands America or any Restricted Subsidiary of Foodbrands America and
    (b) Interest Rate Protection Obligations of any Restricted Subsidiary of Foodbrands America covering Indebtedness of such Restricted Subsidiary; PROVIDED that, in the case of either clause (a) or (b), the aggregate notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

        (4) Indebtedness of Foodbrands America owed to a Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owed to Foodbrands America or a Restricted Subsidiary; PROVIDED that (a) any subsequent issuance or transfer of Capital Stock or any Designation that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer or assignment of such Indebtedness (other than to Foodbrands America or a Restricted Subsidiary) will be deemed to constitute the incurrence of such Indebtedness by Foodbrands America or such Restricted Subsidiary, as the case may be, and (b) any such Indebtedness of Foodbrands America owed to a Restricted Subsidiary that is not a Subsidiary Guarantor and any such Indebtedness of a Restricted Subsidiary that is a Subsidiary Guarantor owed to a Restricted Subsidiary that is not a Subsidiary Guarantor must be subordinated in right of payment to the prior payment in full and performance of Foodbrands America's or the Subsidiary Guarantor's obligations under the Indenture, the Notes and the Note Guarantees, as the case may be;

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
        (5) Indebtedness of Foodbrands America or any Restricted Subsidiary incurred in respect of performance bonds, surety bonds and bankers' acceptances provided in the ordinary course of business;

        (6) Indebtedness of Foodbrands America or any Restricted Subsidiary in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit issued in the ordinary course of business for the account of Foodbrands America or any of the Restricted
    Subsidiaries in an amount outstanding at any time not to exceed the difference between (a) $10,000,000 and (b) the amount of Indebtedness in respect of the undrawn portion of unpaid reimbursement obligations in respect of letters of credit outstanding under subclause (b) of the proviso to clause (1) above;

        (7) (a) Indebtedness in respect of Purchase Money Obligations for property acquired in the ordinary course of business (and not, in any event, in connection with an Asset Acquisition or a Capitalized Lease Obligation) and (b) Indebtedness of Foodbrands America or any Restricted Subsidiary representing any Capitalized Lease Obligations if, in the case of this clause (b) only after giving pro forma effect to such incurrence of Indebtedness, (i) the aggregate principal amount of Capitalized Lease Obligations incurred in any fiscal year pursuant to this clause (7) would not exceed $15,000,000 and (ii) the aggregate principal amount of Capitalized Lease Obligations pursuant to this clause (7) after the Issue Date would not exceed $45,000,000 in the aggregate;

        (8) Indebtedness of Foodbrands America or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within 30 days of incurrence;

        (9) (a) Indebtedness of Foodbrands America or any Subsidiary Guarantor to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of Foodbrands America or any Subsidiary Guarantor (including all or a portion of the Notes) or any Restricted Subsidiary and (b) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor to the extent the proceeds thereof are used to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of any Restricted Subsidiary that is not a
    Subsidiary Guarantor, in each case other than the Indebtedness to be refinanced, redeemed or retired as described under "Use of Proceeds" herein and Indebtedness incurred under clauses (1), (3), (4), (5), (7)(b) or (8); PROVIDED that the principal amount of Indebtedness incurred pursuant to this clause (9) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness PLUS any accreted value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by Foodbrands America or a Restricted Subsidiary, as applicable, as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and

       (10) additional Indebtedness of Foodbrands America or any Restricted Subsidiary (including, without limitation, Indebtedness under the Credit Agreement in excess of the amounts permitted under clause (1) above) not to exceed $20,000,000 in aggregate principal amount at any time outstanding.

    LIMITATION  ON  RESTRICTED  PAYMENTS.    The  Indenture  will  provide  that
Foodbrands America will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

        (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of Foodbrands America or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Foodbrands America (other than dividends or distributions payable solely in rights to purchase Capital Stock of Foodbrands America (other than Redeemable Capital Stock)); or

        (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of Foodbrands America (other than any such Capital Stock owned by a Restricted Subsidiary); or

       (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owed to a Restricted Subsidiary); or

        (iv) make any Investment (other than any Permitted Investment) in any person

    (such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the fair market value of the asset(s) proposed to be transferred by Foodbrands America or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default shall have occurred and be continuing, (B) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of Foodbrands America accrued on a cumulative basis during the period (treated as one accounting period) beginning on April 1, 1996 and ending on the last day of the fiscal quarter of Foodbrands America immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of Foodbrands America for such period shall be a deficit, minus 100% of such deficit) PLUS (2) the aggregate net cash proceeds received by Foodbrands America either (x) as capital contributions in the form of common equity to Foodbrands America after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of Foodbrands America to any person (other than to a Subsidiary of Foodbrands America after the Issue Date PLUS (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment made pursuant to clause (iv) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and (C) Foodbrands America could incur $1.00 of additional Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant described above. For purposes of the preceding clause (B)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by Foodbrands America at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by Foodbrands America, if any, upon the conversion, exchange or exercise thereof.

    None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of Foodbrands America or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of Foodbrands America to any person (other than to a Subsidiary of Foodbrands America); PROVIDED that such net cash proceeds are excluded from clause (B)(2)(y) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (1) Capital Stock (other than Redeemable Capital

Stock) of Foodbrands America; provided that any such net cash proceeds are excluded from clause (B)(2)(y) of the preceding paragraph; or (2) Indebtedness of Foodbrands America so long as such Indebtedness (x) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness being redeemed, repurchased, acquired or retired and (y) has no Stated Maturity earlier than the 91st day after the Stated Maturity for the final scheduled principal payment of the Notes; (iv) so long as no Default shall have occurred and be continuing, the making of Investments constituting Restricted Payments (valued at their initial amount) not to exceed $20,000,000 at any time outstanding; (v) the repurchase of the Bank Warrants in accordance with their terms as in effect on the Issue Date; (vi) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant "-- Disposition of Proceeds of Asset Sales"; or (vii) so long as no Default shall have occurred and be continuing, the purchase of "odd lot" shares of Common Stock of Foodbrands America in an amount not to exceed $500,000 in aggregate. In computing the amount of Restricted Payments previously made for purposes of clause (B) of the preceding paragraph, Restricted Payments made under the immediately preceding clauses (i), (iv), (v), (vi) and (vii) shall be included.

    LIMITATION ON LIENS. The Indenture will provide that Foodbrands America will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, which secure either (i) Subordinated Indebtedness unless the Notes and the Note Guarantees, as applicable, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (ii) Pari Passu Indebtedness unless the Notes and the Note Guarantees, as applicable, are equally and ratably secured with the Liens securing such Pari Passu Indebtedness.

    CHANGE OF CONTROL. Upon the occurrence of a Change of Control, Foodbrands America shall be obligated to make an offer to purchase (a "Change of Control Offer") and shall, subject to the provisions described below, purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. Foodbrands America shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. Prior to the mailing of the notice to holders provided for below, Foodbrands America shall have (x) terminated all commitments and repaid in full all Indebtedness under the Credit Agreement, or offered to terminate such commitments and repay in full such Indebtedness and have in fact terminated the commitments of and repaid all Indebtedness of any lender under the Credit Agreement Obligations who accepts such offer, or (y) obtained the requisite consents under the Credit Agreement Obligations to permit the purchase of the Notes as provided for under this covenant. If a notice has been mailed when such condition precedent has not been satisfied, Foodbrands America shall have no obligation to (and shall not) effect the purchase of Notes until such time as such condition precedent is satisfied. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a covenant Default under clause (iv) of "-- Events of Default" herein. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

    In order to effect such Change of Control Offer, Foodbrands America shall, not later than the 30th day after the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer.

    If a Change of Control Offer is made, there can be no assurance that Foodbrands America will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. Foodbrands America shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by Foodbrands America and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default under the Credit Agreement and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. Foodbrands America's obligations under the Credit Agreement represent obligations senior in right of payment to the Notes and the Credit Agreement will not permit the purchase of the Notes absent consent of the lenders thereunder in the event of a Change of Control (although the failure by Foodbrands America to comply with its obligations in the event of a Change of Control would constitute a Default under the Notes).

    Foodbrands America will comply with Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and Foodbrands America is required to purchase Notes as described above. The existence of a holder's right to require, subject to certain conditions, Foodbrands America to repurchase its Notes upon a Change of Control may deter a third party from acquiring Foodbrands America in a transaction which constitutes a Change of Control.

    DISPOSITION OF PROCEEDS OF ASSET SALES. The Indenture will provide that Foodbrands America will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Sale unless (i) Foodbrands America or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors of Foodbrands America, of the shares or assets sold or otherwise disposed of and (ii) at least 75% of such consideration consists of cash and/or Cash Equivalents and/or readily marketable securities which Foodbrands America in good faith expects to liquidate promptly following such Asset Sale (with Indebtedness of Foodbrands America or any Restricted Subsidiary being counted as cash for such purposes if Foodbrands America or the Restricted Subsidiary is unconditionally released from any liability therefor). Net Cash Proceeds of any Asset Sale may be applied, to the extent required by the terms of any Specified Indebtedness, to repay Specified Indebtedness (but only if the commitments or amounts available to be borrowed under such Specified Indebtedness are permanently reduced by the amount of such payment). To the extent that such Net Cash Proceeds are not applied as provided in the preceding sentence, Foodbrands America or a Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 360 days of such Asset Sale, to an investment in properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of Foodbrands America and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") so long as Foodbrands America or such Restricted Subsidiary has notified the Trustee in writing within 270 days of such Asset Sale, that it has determined to apply the Net Cash Proceeds from such Asset Sale to an investment in such Replacement Assets. Any Net Cash Proceeds from any Asset Sale not applied as provided in the preceding two sentences, within 360 days of such Asset Sale, constitute "Excess Proceeds" subject to disposition as provided below.

    When the aggregate amount of Excess Proceeds exceeds $10,000,000, Foodbrands America shall make an offer to purchase, from all holders of the Notes, an aggregate principal amount of Notes equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Notes tendered pursuant to an offer to purchase is less than the Excess Proceeds, Foodbrands America may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, Notes to be purchased will be selected on a PRO RATA basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

    Foodbrands America will comply with Section 14(e) and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and Foodbrands America is required to purchase Notes as described above.

    LIMITATION ON ISSUANCE AND SALE OF PREFERRED STOCK BY RESTRICTED SUBSIDIARIES. The Indenture will provide that Foodbrands America (i) will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to Foodbrands America or a Wholly-Owned Restricted Subsidiary) and (ii) will not permit any person (other than Foodbrands America or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture will provide that Foodbrands America will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of Foodbrands America (other than a Restricted Subsidiary of Foodbrands America so long as no Affiliate or beneficial holder of 10% or more of any class of Capital Stock of Foodbrands America shall beneficially own any Capital Stock in such Restricted Subsidiary) or any beneficial holder of 10% or more of any class of Capital Stock of Foodbrands America, except (i) on terms that are no less favorable to Foodbrands America, or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who do not have such a relationship with Foodbrands America, (ii) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000, Foodbrands America has obtained a written opinion from a nationally recognized investment banking firm stating that the terms of such transactions or series of transactions are fair to Foodbrands America or the Restricted Subsidiary, as the case may be, from a financial point of view, and (iii) with respect to any transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000, Foodbrands America shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions comply with the preceding clause (i) and, if applicable, certifying that the opinion referred to in the preceding clause (ii) is correct and that such transaction or series of transactions have been approved by a majority of the Board of Directors of Foodbrands America, including a majority of the disinterested directors of the Board of Directors of Foodbrands America. This covenant will not restrict Foodbrands America from (a) making dividends permitted by the covenant "-- Limitation on Restricted Payments," (b) paying reasonable and customary regular fees to directors of Foodbrands America who are not employees of Foodbrands America and (c) making loans or advances to officers of Foodbrands America and the Restricted Subsidiaries for bona fide business purposes of Foodbrands America.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture will provide that Foodbrands America will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to Foodbrands America or any other Restricted Subsidiary, (c) make loans or advances to Foodbrands America or any other Restricted Subsidiary, (d) transfer any of its properties or assets to Foodbrands America or any other Restricted Subsidiary (other than any customary restriction on transfers of property subject to a Permitted Lien (other than a Lien on cash not constituting proceeds of non-cash property subject to a Permitted Lien) which would not materially adversely affect Foodbrands America's ability to satisfy its obligations hereunder), or (e) guarantee any Indebtedness of Foodbrands America or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) customary non-assignment provisions of any contract or any licensing agreement entered into by Foodbrands America or any of the Restricted Subsidiaries in the ordinary course of business or any lease governing a leasehold interest of Foodbrands America or any Restricted Subsidiary, (iii) any agreement or other instrument of a person acquired by Foodbrands America or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (iv) any encumbrance or restriction in the Credit Agreement as in effect on the Issue Date and (v) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement described in clause (iii) above, which is not materially more restrictive or less favorable to the holders of Notes and Note Guarantees than those existing under the agreement being extended, refinanced, renewed or replaced.

    LIMITATION ON NOTE GUARANTEES BY RESTRICTED SUBSIDIARIES. The Indenture will provide that no Restricted Subsidiary that is not a Subsidiary Guarantor may at any time guarantee any Debt Securities of Foodbrands America or any Subsidiary Guarantor or issue any Debt Securities, unless, at the time of such guarantee or issue either (A) such Debt Securities constitute Acquired Indebtedness permitted to be incurred pursuant to the first paragraph of the covenant "Limitation on Indebtedness" or Indebtedness incurred by such Restricted Subsidiary pursuant to clause (10) of the second paragraph of such covenant or (B) such Restricted Subsidiary becomes an Subsidiary Guarantor as contemplated by the following sentence. The Indenture will further provide that Foodbrands America may, at any time, cause a Restricted Subsidiary to become a Subsidiary Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture.

    LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS. The Indenture will provide that neither Foodbrands America nor any Subsidiary Guarantor will incur, directly or indirectly, any Indebtedness which is subordinate or junior in right of payment in any respect to Senior Indebtedness or Guarantor Senior Indebtedness, as applicable, unless such Indebtedness ranks PARI PASSU in right of payment with the Notes or the Note Guarantees, as applicable, or is expressly subordinated in right of payment to the Notes or the Note Guarantees, as applicable.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Indenture will provide that Foodbrands America may designate any Subsidiary of Foodbrands America (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

        (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

        (b) Foodbrands America would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and

        (c) Foodbrands America would be permitted under the Indenture to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Limitation on Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

    In the event of any such Designation, Foodbrands America shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "-- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that (i) Foodbrands America shall not and shall not permit any Restricted Subsidiary to, at any time (x) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under the covenant described under "-- Limitation on Restricted Payments," and (ii) no Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of Foodbrands America or any Restricted Subsidiary.

    The Indenture will further provide that Foodbrands America may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b)  all  Liens  and   Indebtedness  of  such  Unrestricted   Subsidiary
    outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture;

    All Designations and Revocations must be evidenced by Board Resolutions of Foodbrands America delivered to the Trustee certifying compliance with the foregoing provisions.

    REPORTING REQUIREMENTS. The Indenture will require that Foodbrands America file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not Foodbrands America has a class of securities registered under the Exchange Act. Foodbrands America will be required to file with the Trustee within 15 days after it files them with the Commission copies of such reports and documents.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

    The Indenture will provide that Foodbrands America will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and that Foodbrands America will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Foodbrands America or of Foodbrands America and the Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto (i) either (A)(1) if the transaction or transactions is a merger or consolidation involving Foodbrands America, Foodbrands America shall be the surviving person of such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the surviving person of such merger or consolidation and such surviving person shall be a Restricted Subsidiary, or (B)(1) the person formed by such consolidation or into which Foodbrands America or such Restricted Subsidiary is merged or to which the properties and assets of Foodbrands America or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2)(x) in the case of a transaction involving Foodbrands America, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Foodbrands America under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect, or (y) in the case of a transaction involving a Restricted Subsidiary that is a Subsidiary Guarantor, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Note Guarantee and related supplemental indenture, and in each case, such Note Guarantee and supplemental indenture shall remain in full force and effect; and (ii) immediately after giving effect to such transaction or series of related transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing and Foodbrands America, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a PRO FORMA basis, could incur $1.00 of additional Indebtedness under the first paragraph of the "-- Limitation on Indebtedness" covenant described above.

    In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, Foodbrands America shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture. In addition, each Subsidiary Guarantor, unless it is the other party to the transaction or unless its Note Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Note Guarantee will apply to the obligations of Foodbrands America or the Surviving Entity under the Indenture.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Foodbrands America in accordance with the foregoing, in which Foodbrands America or a Restricted Subsidiary, as applicable, is not the continuing corporation, the successor corporation formed by such a consolidation or into which Foodbrands America or such Restricted Subsidiary, as the case may be, is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, Foodbrands America under the Indenture with the same effect as if such successor corporation had been named as Foodbrands America therein; PROVIDED that, solely for purposes of computing cumulative Consolidated Net Income for purposes of clause (B) of the first paragraph of the covenant "Limitation on Restricted Payments" above, the cumulative Consolidated Net Income of any persons other than Foodbrands America and the Restricted Subsidiaries shall only be included for periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

    The Indenture will provide that for all purposes of the Indenture and the Notes (including the provision of this covenant and the covenants described in "-- Limitation on Indebtedness," "-- Limitation on Restricted Payments" and "-- Limitation on Liens"), Subsidiaries of any Surviving Entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant described under "-- Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of Foodbrands America and the Restricted Subsidiaries immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENT OF DEFAULT

    The following will be "Events of Default" under the Indenture:

        (i) default in the payment of the principal of, or premium, if any, when due and payable, on any of the Notes (at its Stated Maturity, upon optional redemption, required purchase, or otherwise); or

        (ii) default in the payment of an installment of interest on any of the Notes, when due and payable, for 30 days; or

       (iii) the failure by Foodbrands America to comply with its obligations under "Consolidation, Merger, Sale of Assets, Etc." above; or

        (iv) the failure by Foodbrands America to perform or observe any other term, covenant or agreement contained in the Notes or the Indenture (other than a default specified in clause (i), (ii) or (iii) above) for a period of 45 days after written notice of such failure requiring Foodbrands America to remedy the same shall have been given (x) to Foodbrands America by the Trustee or (y) to Foodbrands America and the Trustee by the holders of 25% in aggregate principal amount of the Notes then outstanding; or

        (v) any default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness (a "Debt Instrument") under which Foodbrands America or one or more Restricted Subsidiaries or Foodbrands America and one or more Restricted Subsidiaries then have outstanding Indebtedness in excess of $15,000,000, individually or in the aggregate, and either (x) such Indebtedness is already due and payable in full or (y) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

        (vi) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $15,000,000, either individually or in the aggregate, shall be entered against Foodbrands America or any Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree shall not be in effect; or

       (vii) either (i) the collateral agent under the Credit Agreement or (ii) any holder of at least $15,000,000 in aggregate principal amount of Indebtedness of Foodbrands America or any of the Restricted Subsidiaries shall commence (or have commenced on its behalf) judicial proceedings to foreclose upon assets of Foodbrands America or any of the Restricted Subsidiaries having an aggregate

    Fair   Market  Value,  individually  or  in  the  aggregate,  in  excess  of
    $15,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure; or

      (viii) any Note Guarantee ceases to be in full force and effect (other than as expressly provided for under the Indenture) or is declared null and void, or any Subsidiary Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with the Indenture); or

        (ix) certain events of bankruptcy, insolvency or reorganization with respect to Foodbrands America, any Subsidiary Guarantor or any Significant Subsidiary of Foodbrands America shall have occurred.

    If an Event of Default (other than as specified in clause (ix) above with respect to Foodbrands America or any Subsidiary Guarantor) shall occur and be continuing, the Trustee, by notice to Foodbrands America, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and Foodbrands America, may declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable; PROVIDED that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (ix) with respect to Foodbrands America or any Subsidiary Guarantor), any such acceleration shall not be effective until the earlier to occur of (x) five business days following delivery of a notice of such acceleration to the agent under the Credit Agreement and (y) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in clause (ix) above with respect to Foodbrands America or any Subsidiary Guarantor occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

    Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (v) above shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid or such Event of Default shall have been cured or waived by the holders of such Indebtedness and written notice of such discharge, cure or waiver, as the case may be, shall have been given to the Trustee by Foodbrands America or by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes and no other Event of Default shall have occurred which has not been cured or waived during such 60-day period.

    After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to Foodbrands America and the Trustee, may rescind such declaration and its consequences if: (a) Foodbrands America has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

    The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

    No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

    If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the Noteholders.

    Foodbrands America is required to furnish to the Trustee annual and quarterly statements as to the performance by Foodbrands America of its obligations under the Indenture and as to any default in such performance. Foodbrands America is also required to notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    Foodbrands America may, at its option and at any time, terminate the obligations of Foodbrands America and the Subsidiary Guarantors with respect to the outstanding Notes and Note Guarantees ("defeasance"). Such defeasance means that Foodbrands America shall be deemed to have paid and discharged the entire Indebtedness represented by the then outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) Foodbrands America's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for receipt of payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, (iv) the defeasance provisions of the Indenture and (v) the Note Guarantees to the extent they relate to the foregoing. In addition, Foodbrands America may, at its option and at any time, elect to terminate its obligations with respect to certain covenants that are set forth in the Indenture, some of which are described under "-- Certain Covenants" above, and any subsequent failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

    In order to exercise either defeasance or covenant defeasance, (i) Foodbrands America must irrevocably deposit with the Trustee, in trust for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity, (ii) Foodbrands America shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws), (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of Foodbrands America, (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which Foodbrands America is a party or by which Foodbrands is bound, (vi) Foodbrands America shall have delivered to the trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (vii) Foodbrands America shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) to all outstanding Notes when
(i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by Foodbrands America and thereafter repaid to Foodbrands America or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and Foodbrands America has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from Foodbrands America directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be,
(ii) Foodbrands America has paid all other sums payable under the Indenture by Foodbrands America, and (iii) Foodbrands America has delivered to the Trustee an officers' certificate and an opinion counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

    From time to time, Foodbrands America and the Subsidiary Guarantors, when authorized by a resolution of their respective Boards of Directors, and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, adding any Subsidiary of Foodbrands America as a Subsidiary Guarantor or making any change that does not adversely affect the rights of any holder; PROVIDED that Foodbrands America has delivered to the Trustee an opinion of counsel stating that such change does not adversely affect the rights of any holder of the Notes. Other amendments and modifications of the Indenture or the Notes may be made by Foodbrands America and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes;

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
PROVIDED that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes, (ii) change the currency in which the Notes or any premium or the interest thereon is payable, (iii) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, the Notes or any Note Guarantee,
(iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees, (v) waive a default in payment with respect to the Notes, (vi) following the occurrence of a Change of Control or an Asset Sale, amend, change or modify the obligation of Foodbrands America to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on the Notes, (viii) modify or change any provision of the Indenture affecting the subordination of the Notes or any Note Guarantee in a manner adverse to the holders of the Notes and the Note Guarantees, or (ix) release any Subsidiary Guarantor from any of its obligations under its Note Guarantee or the Indenture other than in compliance with other provisions of the Indenture permitting such release.

THE TRUSTEE

                         is  to be the Trustee under  the Indenture and has been
appointed by Foodbrands America as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

    The Indenture, the Notes and the Note Guarantees will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person, but not including Indebtedness incurred in connection with, or in anticipation of, such person becoming a Subsidiary.

    "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

    "AIRLIE  AGREEMENT"  means  the   Stockholders  Agreement  by  and   between
Foodbrands America and The Airlie Group, L.P. dated March 22, 1993.

    "APPLICABLE PREMIUM" means with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (A) the present value of the required interest and principal payments due on such Note, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the then outstanding principal amount of such Note; PROVIDED that in no event will the Applicable Premium exceed the amount of the applicable redemption price upon an optional redemption less 100%, at any time on or after
           , 2001.

    "ASSET ACQUISITION" means (a) an Investment by Foodbrands America or any Subsidiary of Foodbrands America in any other person pursuant to which such person shall become a Restricted Subsidiary of Foodbrands America, or shall be merged with or into Foodbrands America or any Restricted Subsidiary of Foodbrands America, or (b) the acquisition by Foodbrands America or any Restricted Subsidiary of Foodbrands America of the assets of any person which constitute all or substantially all of the assets of such person or any division, operating unit or line of business of such person.

    "ASSET SALE" means any sale, issuance, conveyance, transfer, lease or other disposition by Foodbrands America or any Restricted Subsidiary to any person other than Foodbrands America or a Restricted Subsidiary, in one or a series of related transactions, of: (a) any Capital Stock of any Subsidiary of Foodbrands America; (b) all or substantially all of the properties and assets of any division or line of business of Foodbrands America or any Restricted Subsidiary; or (c) any other properties or assets of Foodbrands America or a Restricted Subsidiary (including proprietary brand names, whether registered or otherwise) other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Merger, Sale of Assets, Etc.,"
(ii) sales of obsolete equipment, (iii) any direct or indirect sale of inventory or accounts receivable to the extent the proceeds thereof are required to repay a lender or lenders that are owed Indebtedness of Foodbrands America or any Restricted Subsidiary that is secured by such inventory and accounts receivable; and (iv) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets, whether in one transaction or a series of related transactions, involving assets with a fair market value, as determined by Foodbrands America, not in excess of $1,000,000.

    "AVERAGE LIFE TO STATED MATURITY" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

    "BANK WARRANTS" means the warrants evidencing the right to purchase shares of Common Stock pursuant to the Warrant Agreement dated as of October 31, 1991, between Foodbrands America and the banks named therein as in effect on the date of the Indenture.

    "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

    "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

    "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

    "CASH EQUIVALENTS" means, at any time: (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of Foodbrands America organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; PROVIDED that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (v) money market funds organized under the laws of the United States of America or any state thereof that invest substantially all of their assets in any of the types of investments described in clause (i), (ii) or (iii) above.

    "CHANGE OF CONTROL" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of Foodbrands America; (b) Foodbrands America consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, Foodbrands America, in any such event pursuant to a transaction in which the outstanding Voting Stock of Foodbrands America is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Foodbrands America is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by Foodbrands America as a Restricted Payment under the Indenture and (ii) immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of Foodbrands America (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Foodbrands America was approved by a vote of 66 2/3% of the directors then still in office who (i) are entitled to vote to elect such new director or who are entitled to nominate such director pursuant to Foodbrands America's bylaws, the JLL Agreement, or the Airlie Agreement and (ii) were either directors at the beginning of such period or persons whose election as directors or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Foodbrands America then in office; (d) during any consecutive two-year period individuals who were Non Investor Directors (as defined below) at the beginning of such period (together with any new Non Investor Directors whose election by the Board of Directors of Foodbrands America or whose nomination for election by the stockholders of Foodbrands America was approved by a vote of 66 2/3% of the Non Investor Directors then still in office who were either Non Investor Directors at the beginning of such period or whose election or nomination for election as directors was so approved) cease for any reason to constitute a majority of the Non Investor Directors then in office or (e) JLL assigns any of its rights under
Section 4.6 of the JLL Agreement, or any successor provision, to nominate directors of Foodbrands America and at any time thereafter a majority of the directors of Foodbrands America designated pursuant to the JLL Agreement are persons who were not directors 60 days prior to the date of such assignment or persons whose election or nomination for election was approved by 66 2/3% of the Non Investor Directors. For purposes of the foregoing, a "Non Investor Director" means a director of Foodbrands America other than a director nominated, designated or elected pursuant to the JLL Agreement or the Airlie Agreement.

    "COMMON STOCK" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to Foodbrands America for any period, (i) the sum of, without duplication, the amount for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense and (d) Consolidated Income Tax Expense, LESS (ii) non-cash items increasing Consolidated Net Income for such period.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to Foodbrands America, the ratio of the aggregate amount of Consolidated EBITDA of Foodbrands America for the four full fiscal quarters for which financial information in respect thereof is available immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of Foodbrands America for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition "Consolidated EBITDA" and

"Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to, without duplication, (a) the incurrence of any Indebtedness of Foodbrands America or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation (and the application of the net proceeds thereof), as if such incurrence (and application) occurred on the first day of the Reference Period, (b) an adjustment to eliminate or include, as the case may be, the Consolidated EBITDA and Consolidated Fixed Charges of such person directly or indirectly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Foodbrands America or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale (after giving effect to any Designation of Unrestricted Subsidiaries) or Asset Acquisition occurred on the first day of the Reference Period and (c) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating "Consolidated Fixed Charges" for this "Consolidated Fixed Charge Coverage Ratio," interest on Indebtedness incurred during the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commitments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date, (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (iii) notwithstanding clauses
(i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate PER ANNUM resulting after giving effect to the operation of such agreements. If Foodbrands America or any of the Restricted Subsidiaries directly or indirectly guaranteed Indebtedness of a third person, the above clauses shall give effect to the incurrence of such guarantee indebtedness as if Foodbrands America or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

    "CONSOLIDATED FIXED CHARGES" means, with respect to Foodbrands America for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense and (ii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock of Foodbrands America and the Restricted Subsidiaries on a consolidated basis.

    "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to Foodbrands America for any period, the provision for federal, state, local and foreign income taxes of such person and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to Foodbrands America for any period, without duplication, the sum of (i) the interest expense of Foodbrands America and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, excluding the amortization of fees related to the issuance of the Notes and fees (other than letter of credit fees) related to the initial execution and delivery of the Credit Agreement, but including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation which in accordance with GAAP is required to be reflected on an income statement, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and (e) all accrued interest and

(ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by Foodbrands America and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to Foodbrands America, for any period, the consolidated net income (or loss) of Foodbrands America and the Restricted Subsidiaries for such period as determined in accordance with GAAP consistently applied adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereof) and the non-recurring cumulative effect of accounting charges, (ii) the portion of net income (or loss) of Foodbrands America and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by Foodbrands America or one of the Restricted Subsidiaries, (iii) net income (or loss) of any person combined with Foodbrands America or one of the Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (v) gains or losses in respect of any Asset Sales by Foodbrands America or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (vi) reduction of reorganization value in excess of amounts allocable to tangible assets resulting from the utilization of net operating losses, and (vii) the net income of any Restricted Subsidiary of Foodbrands America to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "CONSOLIDATED NET TANGIBLE ASSETS" means, with respect to Foodbrands America at any date, the total assets shown on the consolidated balance sheet of Foodbrands America and the Restricted Subsidiaries prepared in accordance with GAAP as of the last day of the immediately preceding fiscal quarter less the sum of (a) all current liabilities plus (b) goodwill and other intangibles shown on such balance sheet.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to Foodbrands America for any period, the aggregate depreciation, amortization and other non-cash expenses (including, without limitation, non-cash reserves and non-cash charges) of Foodbrands America and the Restricted Subsidiaries reducing Consolidated Net Income of Foodbrands America and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    "CREDIT AGREEMENT" means the Credit and Security Agreement dated as of December 11, 1995, among Foodbrands America, as borrower, Chemical Bank, as agent, and the lenders which are to become parties from time to time thereto, together with the related documents thereto (including, without limitation, any guarantee agreements permitted under the Indenture and security documents), in each case as such agreement may be amended (including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, subject to the covenants of the Indenture, adding Subsidiary Guarantors as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement permitted under the Indenture.

    "CREDIT AGREEMENT OBLIGATIONS" means all monetary obligations of every nature of Foodbrands America or a Restricted Subsidiary, including without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders, the agent, the co-agents or any collateral agent under or in respect of the Credit Agreement.

    "DEBT SECURITIES" means any debt securities (including any guarantee of such securities) issued by Foodbrands America and/or any Subsidiary Guarantor, whether in a public offering or a private placement.

    "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (i) all Senior Indebtedness and Guarantor Senior Indebtedness under the Credit Agreement Obligations and (ii) any other Senior Indebtedness (or for certain purposes

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more fully described in the Indenture, Guarantor Senior Indebtedness) which  (a)
at  the time of incurrence exceeds $25,000,000 in aggregate principal amount and
(b) is specifically designated by Foodbrands America (or, in the case of Guarantor Senior Indebtedness, by the relevant Subsidiary Guarantor) in the instrument evidencing such Senior Indebtedness or Guarantor Senior Indebtedness as "Designated Senior Indebtedness."

    "DESIGNATION" has the meaning set forth under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

    "DESIGNATION AMOUNT" has the meaning set forth under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

    "EVENT OF DEFAULT" has the meaning set forth under "-- Events of Default" herein.

    "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and the Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of the Issue Date and consistently applied.

    "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

    "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Subsidiary Guarantor, the principal of, premium, if any, and interest on any Indebtedness of such Subsidiary Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Note Guarantee of such Subsidiary Guarantor. Without limiting the generality of the foregoing,

    "GUARANTOR SENIOR INDEBTEDNESS" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of (i) all Credit Agreement Obligations and Other Designated Guarantor Senior Indebtedness Obligations, if any, of such Subsidiary Guarantor and (ii) all Related Currency and Interest Rate Protection Obligations, if any, of such Subsidiary Guarantor. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Note Guarantee of such Subsidiary Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such Subsidiary Guarantor, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Subsidiary Guarantor, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by such Subsidiary Guarantor for compensation to employees or for services rendered to such Subsidiary Guarantor,
(g) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (h) Indebtedness of such Subsidiary Guarantor to a Subsidiary of Foodbrands America or any other Affiliate of Foodbrands America or any of such Affiliate's Subsidiaries, and (i) that portion of any Indebtedness of such Subsidiary Guarantor which at the time of issuance is issued in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebtedness or their

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representative  or such Subsidiary Guarantor shall have furnished to the Trustee an opinion of counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of such Subsidiary Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture).

    "INDEBTEDNESS" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of currency exchange contracts and Interest Rate Protection Obligations of such person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock, and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder. For purposes of the covenant "Limitation on Indebtedness," in determining the principal amount of any Indebtedness to be incurred by Foodbrands America or a Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination. When any person becomes a Restricted Subsidiary, there shall be deemed to have been an incurrence by such Restricted Subsidiary of all Indebtedness for which it is liable at the time it becomes a Restricted
Subsidiary. If Foodbrands America or any of the Restricted Subsidiaries, directly or indirectly, guarantees Indebtedness of a third person, there shall be deemed to be an incurrence of such guaranteed Indebtedness as if Foodbrands America or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

    "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same nominal amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any person, any direct or indirect loan or other extension of credit, guarantee or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued

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
by, any other person. "Investments" shall exclude extensions of trade credit by any person in the ordinary course of business in accordance with normal trade practices of such person. In addition to the foregoing, any foreign exchange contract, currency swap or similar agreement shall constitute an Investment hereunder.

    "JLL" means Joseph Littlejohn & Levy Fund, L.P.

    "LEVERAGED SUBSIDIARY" means any Restricted Subsidiary that has incurred Indebtedness (other than Acquired Indebtedness pursuant to the first paragraph of the covenant "Limitation on Indebtedness" and Indebtedness described in clauses (3) through (8) and (10) of the second paragraph of the covenant "Limitation on Indebtedness," and any permitted refinancings or replacements thereof incurred under clause (9) of the second paragraph of the covenant
"Limitation on Indebtedness") pursuant to the covenant "Limitation on Indebtedness" for so long as such Indebtedness, and any refinancing thereof, is outstanding.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

    "MOODY'S" means Moody's Investors Services, Inc. and its successors.

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents or marketable securities (valued at their market value on the date of receipt), including, without limitation, payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed  or  sold  with  recourse  to  Foodbrands  America  or  any  Restricted
Subsidiary) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid and which have been paid, or amounts required to be pledged and which are pledged, to secure Indebtedness owed, to any person (other than Foodbrands America or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale (which, in the case of a Lien, is being pledged to permanently reduce Indebtedness secured by such Lien) and (iv) appropriate amounts to be provided by Foodbrands America or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by Foodbrands America or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

    "OTHER DESIGNATED SENIOR INDEBTEDNESS OBLIGATIONS" means all monetary obligations of every nature of Foodbrands America or a Subsidiary Guarantor, as applicable, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed (by reason of a guarantee or otherwise) to any holder of Designated Senior Indebtedness in respect of Designated Senior Indebtedness.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of Foodbrands America or any Subsidiary Guarantor ranking PARI PASSU in right of payment with the Notes or the Note Guarantees, as applicable.

    "PERMITTED HOLDERS" means (i) JLL and its Affiliates and (ii) any "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of JLL and its Affiliates and The Airlie Group, L.P. and its Affiliates (it being understood that a "group" that includes any other person shall not be a Permitted Holder).

    "PERMITTED INVESTMENT" means any of the following: (a) Investments in any Restricted Subsidiary (including any person that pursuant to such Investment becomes a Restricted Subsidiary) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to,

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Foodbrands  America or any Restricted Subsidiary  at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (d) Investments in the Notes; (e) Investments in Interest Rate Protection Agreements and currency exchange contracts permitted by the covenant
"--  Limitation  on  Indebtedness"  and  Related  Currency  and  Interest   Rate
Protection Obligations; (f) loans or advances to officers, employees or consultants of Foodbrands America and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes of Foodbrands America and the Restricted Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (g) loans to any 401(k) plan qualified under the Internal Revenue Code and maintained for the benefit of employees of Foodbrands America and the Restricted Subsidiaries; and (h) Investments in evidences of Indebtedness, securities or other property received from another person by Foodbrands America or any of the Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by Foodbrands America or any of the Restricted Subsidiaries, or for other liabilities or obligations of such other person to Foodbrands America or any of the Restricted Subsidiaries that were created in accordance with the terms of the Indenture.

    "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PREFERRED STOCK" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such person.

    "PURCHASE MONEY  OBLIGATION" means  any Indebtedness  secured by  a Lien  on assets related to the business of Foodbrands America or the Restricted Subsidiaries, and any additions and accessions thereto, which are purchased or constructed by Foodbrands America or any Restricted Subsidiary at any time after the Issue Date; PROVIDED that (i) any security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Security Agreement is entered into exceed 100% of the purchase price to Foodbrands America or any Restricted Subsidiary of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

    "REDEEMABLE CAPITAL STOCK" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to any Stated Maturity of the Notes, or, at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to any Stated Maturity of the Notes. Notwithstanding the foregoing, Redeemable Capital Stock shall not include the Bank Warrants.

    "RELATED CURRENCY AND INTEREST RATE PROTECTION OBLIGATIONS" means all monetary obligations of every nature of Foodbrands America or a Subsidiary Guarantor under or in respect of currency exchange contracts and Interest Rate Protection Obligations of Foodbrands America or such Restricted Subsidiary either (a) to the extent such monetary obligations relate to Credit Agreement Obligations or Other Designated Senior

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Indebtedness Obligations  or (b)  to the  extent such  monetary obligations  are secured by collateral securing Credit Agreement Obligations or Other Designated Senior Indebtedness Obligations (in either case, as conclusively evidenced by an Officers' Certificate of Foodbrands America or such Restricted Subsidiary delivered to the Trustee at the time such obligations are initially incurred by Foodbrands America or such Restricted Subsidiary).

    "RESTRICTED PAYMENT" has the meaning set forth under "-- Limitation on Restricted Payments" covenant above.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of Foodbrands America that has not been designated by the Board of Directors of Foodbrands America, by a Board Resolution of Foodbrands America delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of Foodbrands America delivered to the Trustee, subject to the provisions of such covenant.

    "REVOCATION" has the meaning ascribed to that term under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries."

    "S&P" means Standard & Poor's Corporation and its successors.

    "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest on any Indebtedness of Foodbrands America, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of (i) all Credit Agreement Obligations and Other Designated Senior Indebtedness Obligations of Foodbrands America and (ii) all Related Currency and Interest Rate Protection Obligations of Foodbrands America. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Notes, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness of Foodbrands America, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to Foodbrands America, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of Foodbrands America, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by Foodbrands America for compensation to employees or for services rendered to Foodbrands America, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by Foodbrands America, (h) Indebtedness of Foodbrands America to a Subsidiary of Foodbrands America or any other Affiliate of Foodbrands America or any of such Affiliate's Subsidiaries, and (i) that portion of any Indebtedness of Foodbrands America which at the time of issuance is issued in violation of the Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebtedness or their representative or Foodbrands America shall have furnished to the Trustee an opinion of counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon a certificate of Foodbrands America) to the effect that the incurrence of such Indebtedness does not violate the provisions of such Indenture).

    "SENIOR SUBORDINATED NOTE OBLIGATIONS" means (i) any principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Notes payable pursuant to the terms of the Notes or the Indenture or upon acceleration of the Notes, including, without limitation, amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the

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
extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, interest on, or other amounts owing with respect to, the Notes and (ii) in the case of any Subsidiary Guarantor, any obligations with respect to the foregoing or otherwise under its Note Guarantee.

    "SIGNIFICANT SUBSIDIARY" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act, provided that (i) each Subsidiary Guarantor shall in all events be deemed a Significant Subsidiary and (ii) no Unrestricted Subsidiary shall be deemed a Significant Subsidiary.

    "SPECIFIED  INDEBTEDNESS"  means  (i)  any  Senior  Indebtedness,  (ii)  any
Guarantor Senior Indebtedness and (iii) any Indebtedness of any Restricted Subsidiary (other than a Subsidiary Guarantor) which is not subordinated to any other Indebtedness of such Restricted Subsidiary.

    "STATED MATURITY" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which any principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installments of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

    "SUBORDINATED INDEBTEDNESS" means, with respect to Foodbrands America, Indebtedness of Foodbrands America which is expressly subordinated in right of payment to the Notes or, with respect to any Subsidiary Guarantor, Indebtedness of such Subsidiary Guarantor which is expressly subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor.

    "SUBSIDIARY" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

    "TREASURY RATE" means, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Notes following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Notes; PROVIDED that if the Average Life to Stated Maturity of the Notes is not equal to the constant Maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "UNRESTRICTED SUBSIDIARY" means a Subsidiary of Foodbrands America (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with the covenant described under "-- Certain Covenants -- Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a Board Resolution of Foodbrands America delivered to the Trustee, subject to the provisions of such covenant.

    "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of Foodbrands America of which 100% of the outstanding Capital Stock is owned by Foodbrands America and/or another Wholly-

Owned Restricted Subsidiary of Foodbrands America. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement among Foodbrands America, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Chemical Securities Inc. ("Chemical
Securities") and Dillon, Read & Co. Inc. (collectively, the "Underwriters"), Foodbrands America has agreed to sell to the Underwriters, and the Underwriters have severally agreed to purchase, the respective principal amounts of the Notes set forth after their names below. The Purchase Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase the entire principal amount of the Notes, if any Notes are purchased.

                                                                                        PRINCIPAL AMOUNT
                                     UNDERWRITER                                            OF NOTES
--------------------------------------------------------------------------------------  ----------------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated................................................................   $
Chemical Securities Inc...............................................................
Dillon, Read & Co. Inc................................................................
                                                                                        ----------------
          Total.......................................................................   $  120,000,000
                                                                                        ----------------
                                                                                        ----------------

    The Underwriters have advised the Company that they propose initially to offer the Notes to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of % of the principal amount of the Notes. The Underwriters may allow, and such dealers may reallow, a discount not in excess of % of the principal amount of the Notes to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

    There is no public trading market for the Notes, and Foodbrands America does not intend to apply for listing of the Notes on any securities exchange. The Company has been advised by the Underwriters that, following the completion of the initial offering of the Notes, the Underwriters presently intend to make a market in the Notes, although the Underwriters are under no obligation to do so and may discontinue any market making at any time without notice. No assurances, however, can be given as to the liquidity of the trading market for the Notes or that an active market for the Notes will develop. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

    Foodbrands America and the Subsidiary Guarantors have agreed, jointly and severally, to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof.

    The Underwriters have from time to time provided and may in the future provide investment banking and financial advisory services to Foodbrands America, and have received and may in the future receive customary fees for such services.

    Chemical Securities is an affiliate of Chemical Bank which is agent bank and a lender to the Company under the Credit Agreement. Chemical Bank will receive its proportionate share of any repayment by the Company of amounts outstanding under the Credit Agreement from the proceeds of the offering of the Notes. In addition, Chemical Bank, or its affilaites, participates on a regular basis in various general financing and banking transactions for the Company.

                                 LEGAL MATTERS

    The validity of the Notes offered hereby and the Note Guarantees will be passed upon for the Company by McAfee & Taft A Professional Corporation, Tenth Floor, Two Leadership Square, Oklahoma City, Oklahoma 73102, and certain legal matters will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), 80 Pine Street, New York, New York 10005.

                                    EXPERTS

    The consolidated balance sheets of the Company as of December 30, 1995 and December 31, 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 30, 1995, December 31, 1994, and January 1, 1994, included in the Prospectus, have been included in reliance on the report, which includes an explanatory paragraph relating to the Company's adoption of new methods of accounting for income taxes and postretirement benefits other than pensions, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The financial statements of TNT Crust, Inc. for the fiscal year ended August 31, 1995 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent auditors, as stated in their report therein, and are incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The balance sheets of TNT Crust, Inc. as of August 31, 1994 and 1993 and the related statements of operations, changes in shareholder's equity, and cash flows for the years then ended, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The financial statements of KPR Holdings, L.P. for the period ended December 10, 1995 and for each of the fiscal years ended December 31, 1994 and January 1, 1994 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report therein, and are incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Accountants....................................................        F-2
Consolidated Balance Sheet at December 31, 1994 and December 30, 1995................        F-3
Consolidated Statement of Operations For the Years Ended January 1, 1994, December
 31, 1994 and December 30, 1995......................................................        F-4
Consolidated Statement of Stockholders' Equity For the Years Ended January 1, 1994,
 December 31, 1994 and December 30, 1995.............................................        F-5
Consolidated Statement of Cash Flows For the Years Ended January 1, 1994, December
 31, 1994 and December 30, 1995......................................................        F-6
Notes to Consolidated Financial Statements...........................................        F-8
Quarterly Results of Operations (Unaudited)..........................................       F-23

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders
Foodbrands America, Inc.

    We have audited the consolidated balance sheets of Foodbrands America, Inc. and subsidiaries as of December 31, 1994 and December 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended January 1, 1994, December 31, 1994 and December 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Foodbrands America, Inc. and subsidiaries as of December 31, 1994 and December 30, 1995, and the consolidated results of their operations and their cash flows for the years ended January 1, 1994, December 31, 1994 and December 30, 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 11 to the consolidated financial statements, effective January 3, 1993, the Company changed its method of accounting for income taxes and its method of accounting for postretirement benefits other than pensions.

                                                 COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
February 12, 1996

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PAR VALUE)

                                     ASSETS

                                                                                       DECEMBER 31,  DECEMBER 30,
                                                                                           1994          1995
                                                                                       ------------  ------------
Current assets:
  Cash and cash equivalents..........................................................   $   17,376    $    7,398
  Receivables........................................................................       29,472        46,166
  Inventories........................................................................       48,488        58,523
  Other current assets...............................................................        2,365         3,130
  Net current assets of discontinued operations......................................       12,145        --
                                                                                       ------------  ------------
    Total current assets.............................................................      109,846       115,217
Property, plant and equipment -- net of accumulated depreciation and amortization of
 $31,685 in 1994 and $38,188 in 1995.................................................       92,902       139,926
Intangible assets, net of accumulated amortization of $2,654 in 1994 and $5,375 in
 1995................................................................................       83,687       195,025
Deferred charges and other assets....................................................       43,419        46,284
Reorganization value in excess of amounts allocable to identifiable assets, net of
 accumulated amortization of $7,867 in 1994 and $9,641 in 1995.......................       39,204        25,311
Net noncurrent assets of discontinued operations.....................................       73,209        --
                                                                                       ------------  ------------
                                                                                        $  442,267    $  521,763
                                                                                       ------------  ------------
                                                                                       ------------  ------------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt...............................................   $    1,654    $   18,341
  Accounts payable...................................................................       13,353        26,152
  Accrued liabilities................................................................       44,182        50,294
                                                                                       ------------  ------------
    Total current liabilities........................................................       59,189        94,787
Long-term debt.......................................................................      224,260       305,407
Other long-term liabilities..........................................................       80,331        78,340
Commitments and contingencies (Note 12)
Stockholders' equity:
  Preferred stock, 4,000,0000 shares authorized, none issued and outstanding.........       --            --
  Common stock, $.01 par value, 20,000,000 shares authorized, 12,447,914 and
   12,467,738 shares issued and outstanding, respectively............................          124           125
  Capital in excess of par value.....................................................      151,046       151,248
  Retained earnings (deficit)........................................................      (71,108)     (105,203)
  Minimum pension liability adjustment...............................................       (1,575)       (2,941)
                                                                                       ------------  ------------
    Total stockholders' equity.......................................................       78,487        43,229
                                                                                       ------------  ------------
                                                                                        $  442,267    $  521,763
                                                                                       ------------  ------------
                                                                                       ------------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       FISCAL YEAR ENDED
                                                                               ----------------------------------
                                                                                JAN. 1,     DEC. 31,    DEC. 30,
                                                                                  1994        1994        1995
                                                                               ----------  ----------  ----------
Net sales....................................................................  $  393,270  $  512,352  $  634,700
Cost of sales................................................................     335,788     410,118     499,985
                                                                               ----------  ----------  ----------
Gross profit.................................................................      57,482     102,234     134,715
Operating expenses:
  Selling....................................................................      28,979      52,165      69,483
  General and administrative.................................................      21,732      24,151      25,634
  Amortization of intangible assets..........................................       2,843       4,123       4,495
  Provision for restructuring and integration (Note 4).......................      --          10,586      --
  Provision for plant closings (Note 6)......................................         500      --          --
                                                                               ----------  ----------  ----------
    Total....................................................................      54,054      91,025      99,612
                                                                               ----------  ----------  ----------
Operating income.............................................................       3,428      11,209      35,103
Other income (expense):
  Interest and financing costs...............................................      (9,240)    (15,102)    (17,268)
  Other, net.................................................................         226        (702)     (1,193)
                                                                               ----------  ----------  ----------
    Total....................................................................      (9,014)    (15,804)    (18,461)
                                                                               ----------  ----------  ----------
Income (loss) from continuing operations before income taxes.................      (5,586)     (4,595)     16,642
Income tax provision (benefit)...............................................      (1,212)        600       7,041
                                                                               ----------  ----------  ----------
Income (loss) from continuing operations.....................................      (4,374)     (5,195)      9,601
Discontinued operations (Notes 3 and 10):
  Income (loss) from operations of the Retail Division, net of income tax....       6,781      (8,522)     (4,121)
  Loss on disposal of the Retail Division (plus applicable income tax expense
   of $10,300)...............................................................      --          --         (38,526)
Extraordinary loss on early extinguishment of debt (less income tax benefit
 of $673 in 1995) (Note 8)...................................................      --          (2,481)     (1,049)
Cumulative effect on prior years (to January 2, 1993) of change in accounting for postretirement benefits other than pensions
 (Note 11)...................................................................     (34,426)     --          --
                                                                               ----------  ----------  ----------
Net income (loss)............................................................  $  (32,019) $  (16,198) $  (34,095)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Earnings (loss) per share -- primary and fully diluted:
  Income (loss) from continuing operations...................................  $    (0.59) $    (0.59) $     0.77
  Income (loss) from discontinued operations.................................        0.91       (0.98)      (0.33)
  Loss on disposal of discontinued operations................................      --          --           (3.09)
  Extraordinary loss on early extinguishment of debt.........................      --           (0.28)      (0.08)
  Cumulative effect of a change in accounting for post-retirement benefits
   other than pensions.......................................................       (4.64)     --          --
                                                                               ----------  ----------  ----------
  Net income (loss)..........................................................  $    (4.32) $    (1.85) $    (2.73)
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Weighted average number of common and common equivalent shares outstanding --
 primary and fully diluted...................................................       7,419       8,727      12,453

   The accompanying notes are an integral part of the consolidated financial statements.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                                                 MINIMUM
                                                   COMMON STOCK       CAPITAL IN   RETAINED      PENSION     UNEARNED
                                              ----------------------  EXCESS OF    EARNINGS     LIABILITY     COMPEN-
                                               SHARES      AMOUNT     PAR VALUE    (DEFICIT)   ADJUSTMENT     SATION
                                              ---------  -----------  ----------  -----------  -----------  -----------
Balance, January 2, 1993....................      5,888   $      59   $   85,267  $   (22,891)  $  --        $    (796)
Net Loss....................................     --          --           --          (32,019)     --           --
Issuance of new shares......................      2,000          20       26,702      --           --           --
Minimum pension liability adjustment........     --          --           --          --           (1,575)      --
Net activity under Stock Incentive Plan.....         30      --              346      --           --              456
                                              ---------       -----   ----------  -----------  -----------       -----
Balance, January 1, 1994....................      7,918          79      112,315      (54,910)     (1,575)        (340)
Net Loss....................................     --          --           --          (16,198)     --           --
Issuance of new shares......................      4,512          45       38,581      --           --           --
Net activity under Stock Incentive Plan.....         18      --              150      --           --              340
                                              ---------       -----   ----------  -----------  -----------       -----
Balance, December 31, 1994..................     12,448         124      151,046      (71,108)     (1,575)      --
Net Loss....................................     --          --           --          (34,095)     --           --
Issuance of new shares......................         20           1          202      --           --           --
Minimum pension liability adjustment, net of
 deferred tax...............................     --          --           --          --           (1,366)      --
                                              ---------       -----   ----------  -----------  -----------       -----
Balance, December 30, 1995..................     12,468   $     125   $  151,248  $  (105,203)  $  (2,941)   $  --
                                              ---------       -----   ----------  -----------  -----------       -----
                                              ---------       -----   ----------  -----------  -----------       -----

   The accompanying notes are an integral part of the consolidated financial statements.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                       FISCAL YEAR ENDED
                                                                             -------------------------------------
                                                                               JAN. 1,     DEC. 31,     DEC. 30,
                                                                                1994         1994         1995
                                                                             -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Income (loss) from continuing operations.................................  $    (4,374) $    (5,195) $     9,601
  Adjustments to reconcile income (loss) from continuing operations to net cash provided (used) by continuing operating activities:
    Depreciation and amortization..........................................        7,806       10,508       11,509
    Amortization of intangible assets......................................        2,843        4,123        4,495
    Provision for restructuring and integration............................      --            10,586      --
    Postretirement medical benefits........................................        1,090          670          487
    Provision for plant sale...............................................          500      --           --
    Deferred compensation..................................................      --           --               460
    Amortization included in interest expense..............................          416        1,279        1,195
    Deferred income taxes..................................................       (1,631)     --             6,138
    Payments for restructuring/integration.................................      --            (1,020)      (3,240)
  Changes in:
      Receivables..........................................................       (2,181)         430       (8,413)
      Inventories..........................................................       (6,126)       1,713       (2,844)
      Other current assets.................................................        1,450         (354)        (587)
      Deferred charges and other assets....................................         (609)         357         (219)
      Accounts payable and accrued liabilities.............................        8,643        3,635        5,015
      Noncurrent liabilities...............................................         (159)     --             2,250
    Other..................................................................          (18)          22          (51)
                                                                             -----------  -----------  -----------
      Net cash provided by continuing operations...........................        7,650       26,754       25,796
    Net cash provided (used) by discontinued operations including changes
     in working capital....................................................       10,488          627      (12,294)
                                                                             -----------  -----------  -----------
Net cash provided (used) by operating activities...........................       18,138       27,381       13,502
                                                                             -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment................................       (8,934)     (10,063)     (24,255)
  Acquisition of KPR Holdings, L.P.........................................      --           --           (51,935)
  Acquisition of TNT Crust, Inc............................................      --           --           (56,379)
  Acquisition of International Multifoods Foodservice Corp.................      --          (137,684)     --
  Payments received on notes receivable....................................          517          672          358
  Proceeds from sale of property, plant and equipment......................      --               436          130
  Proceeds from sale of Retail Division....................................      --           --            65,786
  Net investing activities of discontinued operations......................      (12,770)      (4,557)        (838)
                                                                             -----------  -----------  -----------
  Net cash used by investing activities....................................      (21,187)    (151,196)     (67,133)
                                                                             -----------  -----------  -----------
                                                                                (CONTINUED)

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                                       FISCAL YEAR ENDED
                                                                             -------------------------------------
                                                                               JAN. 1,     DEC. 31,     DEC. 30,
                                                                                1994         1994         1995
                                                                             -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from debt obligations, net of issuance costs....................      105,953      141,154      147,636
  Borrowings under revolving working capital facility......................       99,233      195,500       30,000
  Payments on revolving working capital facility...........................     (157,011)    (203,500)     (21,000)
  Payments on capital lease and debt obligations...........................      (74,437)     (36,720)    (112,629)
  Payment on early extinguishment of debt..................................      --            (1,088)     --
  Issuance of common stock.................................................       26,722       38,626          195
  Net financing activities of discontinued operations......................         (520)       1,016         (549)
                                                                             -----------  -----------  -----------
  Net cash provided (used) by financing activities.........................          (60)     134,988       43,653
                                                                             -----------  -----------  -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...........................       (3,109)      11,173       (9,978)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD...........................        9,312        6,203       17,376
                                                                             -----------  -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.................................  $     6,203  $    17,376  $     7,398
                                                                             -----------  -----------  -----------
                                                                             -----------  -----------  -----------
SUPPLEMENTAL DISCLOSURE OF NONCASH OPERATING ACTIVITIES:
  Loss on early extinguishment of debt, net of income taxes................  $   --       $    (2,419) $    (1,049)
  Cumulative effect on prior years of change in accounting for
   post-retirement benefits other than pensions............................      (34,426)     --           --
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
  Promissory note issued upon acquisition..................................  $   --       $   --       $    50,000
  Capital lease obligations-
    Continuing operations..................................................        1,285          550           22
    Discontinued operations................................................          331        2,853      --
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest...............................................................  $     8,406  $    19,441  $    19,944
    Income taxes...........................................................          815          442          727
    Reorganization professional and financing fees.........................          319      --           --

   The accompanying notes are an integral part of the consolidated financial statements.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  DESCRIPTION OF BUSINESS:

    The Company produces, markets and distributes frozen and refrigerated products targeted to growth segments of the foodservice industry, which encompasses all aspects of away-from-home food preparation. The Company's products include pepperoni, beef and pork toppings, as well as partially baked pizza crusts, marketed to the pizza industry, appetizers, Mexican and Italian foods, sauces, soups and side dishes and branded and processed meat products. Customers include large multi-unit food chains, major foodservice distributors, warehouse clubs and grocery store delicatessens, principally in the United States.

    The  Company's annual reporting period ends on the Saturday nearest December
31. Accordingly, the annual reporting periods ended January 1, 1994, December 31, 1994 and December 30, 1995 contained 52 weeks.

B.  PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements include the accounts of Foodbrands America, Inc. ("Foodbrands America") and all of its subsidiaries. Prior year balances have been restated to conform to the current year's presentation for discontinued operations (See Note 3).

C.  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Significant estimates made by the Company include accrued pension costs, including a minimum pension liability adjustment, accrued postretirement medical benefits and a valuation allowance for deferred tax assets. Accrued pension costs and postretirement benefits involve the use of actuarial assumptions, including selection of discount rates (See Note 11). Determination of the valuation allowance for deferred tax assets considers estimates of projected taxable income (See Note 10). It is reasonably possible that the Company's estimates for such items could change in the near term.

D.  CASH AND CASH EQUIVALENTS:

    The Company considers cash equivalents to include all investments with a maturity at date of purchase of 90 days or less. Cash equivalents of $18.8 million and $10.1 million at December 31, 1994 and December 30, 1995 represent investments primarily in Commercial Paper and U.S. Government Securities, carried at cost, which approximates market.

E.  CONCENTRATIONS OF CREDIT RISK:

    The concentrations of credit risk with respect to trade receivables are, in management's opinion, considered minimal due to the Company's diverse customer base. Credit evaluations of its customers' financial conditions are performed periodically, and the Company generally does not require collateral from its customers. As of December 31, 1994, the Company had concentrations of cash in bank balances totaling approximately $4.7 million located in 9 banks. As of December 30, 1995, the Company had concentrations of cash in bank balances totaling approximately $4.2 million located at 6 banks which exposes the Company to concentrations of credit risk.

F.  INVENTORIES:

    Inventories are valued at the lower of cost (first-in, first-out) or market. The Company periodically enters into futures contracts as deemed appropriate to reduce the risk of future price increases. These

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
futures contracts are accounted for as hedges. Accordingly, resulting gains or losses are deferred and recognized as part of the product cost and included in cash flows from operating activities in the Consolidated Statement of Cash Flows.

G.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment are stated at cost if acquired after September 28, 1991, the date the Company implemented Fresh Start Reporting as set forth in Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), issued by the American Institute of Certified Public Accountants. When assets are sold or retired, the costs of the assets and the related accumulated depreciation are removed from the accounts and the resulting gains or losses are recognized.

    Depreciation and amortization are provided using the straight-line method over either the estimated useful lives of the related assets (3 to 40 years) or, for capital leases, the terms of the related leases.

H.  INTANGIBLE ASSETS AND REORGANIZATION VALUE:

    The  excess of the  aggregate purchase price  over fair value  of net assets
acquired  ("Goodwill")  is  being  amortized  over  40  years.  Trademarks   and
tradenames are amortized on the straight-line method over 20 to 25 years.

    Based on the allocation of reorganization value in conformity with the procedures specified by SOP 90-7, the portion of the reorganization value which cannot be attributed to specific tangible or identifiable intangible assets of the reorganized Company has been reported as "Reorganization Value in Excess of Amounts Allocable to Identifiable Assets" ("Reorganization Value") and is amortized using the straight-line method over 20 years.

    The Company continually re-evaluates the carrying amount of the Reorganization Value and other intangibles as well as the amortization period to determine whether current events and circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. The specific methodology of future pre-interest cash flows (with assets grouped by division which is the lowest level for which there are identifiable cash flows) is used for this evaluation. At this time, the Company believes that no impairment of the Reorganization Value and other intangibles has occurred and that no reduction of the estimated useful lives is warranted.

I.  DEFERRED CHARGES AND OTHER ASSETS:

    Included in deferred charges and other assets are net deferred tax assets of $32.7 million. Deferred loan costs associated with various debt instruments are being amortized over the terms of the related debt using the interest method. At December 31, 1994 and December 30, 1995, $7.0 million and $6.1 million, respectively, remained to be amortized over future periods. Amortization expense for these loans included in interest expense for fiscal 1993, 1994 and 1995 was approximately $0.3 million, $1.2 million and $1.1 million, respectively. Deferred loan costs of $2.5 million and $1.7 million were written off in Fiscal 1994 and 1995, respectively, due to early extinguishment of debt.

J.  INCOME TAXES:

    The Company utilizes the asset and liability approach for financial accounting and reporting for income taxes as set forth in Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 utilizes the liability method and deferred income taxes are recorded to reflect the expected tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts and net operating loss carryforwards ("NOLs") at each year-end.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 1 -- DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES (CONTINUED)
    Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. This analysis is performed quarterly based on the best information available. The Company will make adjustments as necessary to the valuation allowance when it becomes more likely than not that the net deferred tax benefits will be realized in the future.

K.  EARNINGS (LOSS) PER COMMON SHARE:

    Primary and fully diluted earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common and common equivalent shares outstanding during each period. Options and warrants which have a dilutive effect are considered in the per share computations.

L.  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

        IMPAIRMENT OF LONG-LIVED ASSETS. Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. This new accounting principle is effective for the Company's fiscal year ending December 28, 1996. The Company believes that adoption will not have a material impact on its financial position.

        STOCK-BASED COMPENSATION. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options and other equity instruments to employees based on new fair value accounting rules. Although expense recognition for employee stock based compensation is not mandatory, SFAS 123 requires companies that choose not to adopt the new fair value accounting to disclose pro-forma net income and earnings per share under the new method. This new accounting principle is effective for the Company's fiscal year ending December 28, 1996. The Company believes that adoption will not have a material impact on its financial condition as the Company will not adopt the fair value accounting, but will instead comply with the disclosure requirements.

NOTE 2 -- ACQUISITIONS
    On December 11, 1995, the Company purchased KPR Holdings, L.P. ("KPR") for approximately $101.9 million, including transaction related costs of the acquisition. In addition, the Company has agreed to certain contingent payments payable in Common Stock of the Company or cash, at the option of the sellers, aggregating up to approximately $15.0 million, over the next three years based on the attainment of specified earnings levels. These payments, if made, will increase goodwill. KPR produces and markets custom prepared foods and prepared meat items for multi-unit restaurant chains. The acquisition has been accounted for by the purchase method of accounting based on preliminary estimates. Final adjustments are not expected to be material. The excess of the total purchase price over fair value of net assets acquired of approximately $65.8 million has been recognized as goodwill and is being amortized over 40 years.

    On December 18, 1995, the Company purchased all the outstanding stock of TNT Crust, Inc. ("TNT") for approximately $56.4 million, including transaction related costs of the acquisition. In addition, the Company has agreed to a contingent earnout payment payable in Common Stock of the Company or cash, at the option of the sellers, not to exceed $6.5 million, based on sales growth to certain customers. These payments, if made, will increase goodwill. The business operates as a segment of the Food Service Division. TNT produces and markets partially baked and frozen self-rising crusts for use by pizza chains, restaurants and frozen pizza manufacturers. The acquisition has been accounted for by the purchase method of

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 2 -- ACQUISITIONS (CONTINUED)
accounting based on preliminary estimates. Final adjustments are not expected to be material. The excess of the total purchase price over fair value of net assets acquired of approximately $47.5 million has been recognized as goodwill and is being amortized over 40 years.

    On June 1, 1994, the Company purchased all of the outstanding stock of International Multifoods Foodservice Corp., a division of International Multifoods Corporation, for approximately $137.7 million, including transaction related costs of the acquisition. The business, which has been renamed Doskocil Specialty Brands Company, manufactures frozen food products, including ethnic foods in the Mexican and Italian categories, as well as appetizers, entrees and portioned meats. The acquisition has been accounted for by the purchase method of accounting. The excess of the aggregate purchase price over fair value of net assets acquired of approximately $68.3 million and trademarks at a fair value of $9.7 million were recognized as intangible assets and are being amortized over 40 and 25 years, respectively.

    The operating results of the acquisitions are included in the Company's consolidated results of operations from the dates of acquisition. The following unaudited PRO FORMA consolidated financial information assumes the acquisitions of KPR and TNT occurred at the beginning of 1994 and the acquisition of Specialty Brands occurred at the beginning of 1993. These results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made at the beginning of the periods presented, or of the results which may occur in the future.

                                                                                 YEAR ENDED
                                                                     ----------------------------------
                                                                      JAN. 1,     DEC. 31,    DEC. 30,
                                                                        1994        1994        1995
                                                                     ----------  ----------  ----------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE)
Net sales..........................................................  $  576,600  $  689,577  $  751,008
Operating income...................................................      17,188      28,457      50,418
Income (loss) from continuing operations...........................        (703)     (5,349)     10,385
Net income (loss)..................................................     (28,348)    (16,352)    (33,311)
Earnings (loss) per share -primary and fully diluted:
  Income (loss) from continuing operations.........................  $    (0.09) $    (0.61) $     0.83
  Net income (loss)................................................       (3.82)      (1.87)      (2.67)

NOTE 3 -- DISCONTINUED OPERATIONS
    On May 30, 1995, the Company sold the assets of its Retail Division to Thorn Apple Valley, Inc. The sales price approximated $65.8 million in cash payments plus the assumption of long-term debt of approximately $6.0 million and certain current liabilities related to the division of approximately $4.5 million. In connection with this sale the Company wrote off approximately $64.3 million of post-bankruptcy intangible assets and recorded a net loss on disposition of approximately $38.5 million. The agreement also includes potential consideration of an additional $10 million based upon an increase in the market value of the purchaser's common stock. Proceeds of the sale were used to reduce the Company's debt under its term loan by $58 million. The remainder of the proceeds have been or will be used to pay expenses related to the sale. The results of operations and cash flows attributable to the Retail Division are reported as discontinued operations and accordingly the balance sheet at December 31, 1994 and the results of operations for years prior to fiscal 1995 have been restated. Corporate interest expense was allocated to the Retail Division based on its net assets in proportion to the Company's consolidated net assets.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3 -- DISCONTINUED OPERATIONS (CONTINUED)
    The results of discontinued operations are (in thousands):

                                                                               FISCAL YEAR ENDED
                                                                       ---------------------------------
                                                                        JAN. 1,     DEC. 31,   DEC. 30,
                                                                          1994        1994       1995
                                                                       ----------  ----------  ---------
Net sales............................................................  $  254,937  $  238,308  $  72,357
                                                                       ----------  ----------  ---------
                                                                       ----------  ----------  ---------
Income (loss) before taxes...........................................  $    8,412  $   (8,522) $  (7,020)
Tax expense (benefit)................................................       1,631      --         (2,899)
                                                                       ----------  ----------  ---------
Net income (loss)....................................................  $    6,781  $   (8,522) $  (4,121)
                                                                       ----------  ----------  ---------
                                                                       ----------  ----------  ---------

    The assets and liabilities of discontinued operations included in the December 31, 1994 balance sheet are (in thousands):

Working capital............................................................  $  12,145
Net property, plant and equipment..........................................     22,822
Intangible and other assets................................................     57,013
Long-term debt.............................................................      6,626

    Included in accounts payable and accrued liabilities at December 30, 1995, are certain amounts, totalling $2.1 million, relating to the sale of the Retail Division. The payments associated with these accruals will be reflected in future consolidated statements of cash flows as net cash flows used by discontinued operations.

    The assets included in the sale of the Retail Division had significantly different financial and tax basis. Therefore, for income tax purposes this transaction generated taxable income of approximately $25.1 million requiring the utilization of net operating loss carryforwards. The tax affect of this utilization is approximately $9.6 million. As a direct result of the sale and the related tax affect, the Company reduced the Reorganization Value and other post-bankruptcy intangible assets by $64.3 million, which will in turn reduce the amortization of that asset in the future, in accordance with Fresh Start Reporting.

NOTE 4 -- RESTRUCTURING AND INTEGRATION
    In December 1994, the Company announced a restructuring program that resulted in a $10.6 million charge against operating income in 1994. The restructuring program identified specific manufacturing facilities and operations. The charge also included costs incurred prior to year-end associated with the corporate legal restructuring to preserve the Company's income tax NOLs and to change the Company's name to Foodbrands America, Inc.

    As of December 30, 1995, the Company has consolidated production operations, closed two production facilities and two distribution facilities and discontinued a production operation. The Company has also reduced employment at various other locations as scheduled. Of the original $10.6 million provision, the balance of the accrued liabilities remaining at December 30, 1995, is $1.2 million and $2.2 million remains as a reserve against property, plant and equipment. Management believes that the remainder of the reserve is adequate to complete the restructuring and integration program.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5 -- INVENTORIES
    Inventories at December 31, 1994 and December 30, 1995 are summarized as follows (in thousands):

                                                                                      1994       1995
                                                                                    ---------  ---------
Raw materials and supplies........................................................  $  16,077  $  20,147
Work in process...................................................................      4,310      7,365
Finished goods....................................................................     28,101     31,011
                                                                                    ---------  ---------
                                                                                    $  48,488  $  58,523
                                                                                    ---------  ---------
                                                                                    ---------  ---------

NOTE 6 -- PROPERTY, PLANT AND EQUIPMENT
    Property, plant and equipment at December 31, 1994 and December 30, 1995 is summarized as follows (in thousands):

                                                                                     1994        1995
                                                                                  ----------  ----------
Land............................................................................  $    2,283  $    3,053
Buildings and improvements......................................................      47,971      68,461
Machinery and equipment.........................................................      66,347      97,705
Construction in progress........................................................       4,663       5,621
                                                                                  ----------  ----------
                                                                                     121,264     174,840
Less accumulated depreciation and amortization..................................      31,685      38,188
                                                                                  ----------  ----------
                                                                                      89,579     136,652
Assets to be disposed of, net...................................................       3,323       3,274
                                                                                  ----------  ----------
                                                                                  $   92,902  $  139,926
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    In January 1994, the Company sold all the assets of its processed food equipment manufacturing division at South Hutchinson, Kansas. A provision for loss was recorded in 1993 for $0.5 million in connection with the decision to sell the unit.

NOTE 7 -- ACCRUED LIABILITIES
    Accrued liabilities at December 31, 1994 and December 30, 1995 are summarized as follows (in thousands):

                                                                                      1994       1995
                                                                                    ---------  ---------
Interest..........................................................................  $   6,368  $   5,883
Salaries, wages and payroll taxes.................................................      7,966      9,285
Employee medical benefits.........................................................      8,890     11,361
Workers' compensation benefits....................................................      1,374      2,404
Pension and retirement benefits...................................................      1,797      2,098
Marketing expenses................................................................      5,301      5,360
Provisions for facility restructuring and integration.............................      4,500      1,240
Provisions for discontinued operations, closed and sold facilities................        506      2,968
Other.............................................................................      7,480      9,695
                                                                                    ---------  ---------
                                                                                    $  44,182  $  50,294
                                                                                    ---------  ---------
                                                                                    ---------  ---------

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- LONG-TERM DEBT
    Long-term debt, more fully described below, at December 31, 1994 and December 30, 1995 consisted of the following (in thousands):

                                                                                     1994        1995
                                                                                  ----------  ----------
Notes payable to banks..........................................................  $  111,000  $  160,500
Promissory note.................................................................      --          50,000
Industrial revenue bonds and mortgage notes.....................................         280      --
9 3/4% Senior Subordinated Redeemable Notes due 2000,
 net of discount................................................................     109,684     109,741
Capital lease obligations.......................................................       4,950       3,507
                                                                                  ----------  ----------
                                                                                     225,914     323,748
Less current maturities.........................................................       1,654      18,341
                                                                                  ----------  ----------
                                                                                  $  224,260  $  305,407
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    Based on the borrowing rates currently available to the Company for bank borrowings with similar terms and average maturities, the Company believes that the carrying amount of these borrowings at December 30, 1995, approximates face value. The fair value of the $110.0 million of 9 3/4% Senior Subordinated Redeemable Notes due 2000 (the "Senior Subordinated Notes"), based on the quoted market price at December 30, 1995, approximates the carrying amount of $109.7 million.

    The aggregate amounts of long-term obligations, excluding obligations under capitalized leases, which become due during each of the next five fiscal years are as follows (in millions): $16.9 in 1996, $43.0 in 1997, $59.3 in 1998, $65.5
in 1999 and $135.5 in 2000.

NOTES PAYABLE TO BANKS

    On December 11, 1995, the Company consummated a credit agreement consisting of (i) a term loan for $145.0 million, (ii) an acquisition revolving facility not to exceed $100.0 million and (iii) a working capital revolving facility not to exceed $75.0 million ("the Credit Agreement"). The proceeds received on that date were net of $3.9 million of debt issuance costs and were used to repay the existing bank debt outstanding under the previous bank term loan totaling $53.0 million and to fund the acquisition of KPR. The acquisition revolving facility was subsequently drawn down to finance the acquisition of TNT. The Credit Agreement includes a subfacility for standby and commercial letters of credit not to exceed $7.0 million. The Credit Agreement ranks senior to all existing indebtedness and is collateralized by essentially all the assets of the Company including accounts receivable, inventory, general intangibles and mortgaged properties.

    Borrowings under the Credit Agreement bear interest at an annual rate equal to, at the Company's option, either the Eurodollar Rate, as defined by the agreement, plus 1.75% (subject to adjustment based on the Company's Total Debt Ratio, as defined) or an Alternate Base Rate, as defined in the agreement, which is based on Chemical Bank's prime rate, plus 0.75% (subject to adjustment based on the Company's Total Debt Ratio, as defined). On December 30, 1995 the weighted average interest rate on the borrowings was 7.97%. Interest on the borrowings is payable quarterly in arrears. The term loan requires quarterly payments beginning May 1996. The acquisition revolving facility requires quarterly payments beginning May 1997. To the extent not previously paid, all borrowings under the Credit Agreement are due and payable January 15, 2000. Payments totaling $16.9 million will be required in 1996. At December 30, 1995, borrowings under the working capital revolving facility were $9.0 million and $50.9 million was available for borrowing at that date based on accounts receivable and inventory. The Company also has the ability to borrow an additional $43.5 million under the acquisition revolving facility in 1996 to fund future acquisitions.

    In connection with the extinguishment of debt discussed above, the Company incurred an extraordinary loss of $1.0 million, net of $0.7 million income tax benefit.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- LONG-TERM DEBT (CONTINUED)
    In connection with the early extinguishment of debt in 1994 and termination of a related interest rate swap agreement, the Company incurred an extraordinary loss in the amount of $2.5 million.

    The Credit Agreement and the Senior Subordinated Notes described below contain certain restrictive covenants and conditions among which are limitations on further indebtedness, restrictions on dispositions and acquisitions of assets, limitations on dividends and compliance with certain financial covenants, including but not limited to a maximum total debt ratio and minimum interest expense coverage.

PROMISSORY NOTE

    Upon the acquisition of KPR, the Company executed a promissory note to the sellers for $50.0 million. The note was payable on January 15, 1996, and bore interest at the rate of 6%. The note was retired using funds previously not drawn down under the term loan facility of the Credit Agreement. The note has been classified as long term based on the classification of the Credit Agreement.

SENIOR SUBORDINATED NOTES

    The Senior Subordinated Notes mature on July 15, 2000. Interest is payable on January 15 and July 15 of each year. The Senior Subordinated Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 1998. If the Senior Subordinated Notes are redeemed during the 12-month period beginning July 15, 1998, the redemption price (expressed as a percentage of principal amount) will be 103.0%, and if they are redeemed during the 12-month period beginning July 15, 1999, the redemption price will be 101.5%. The Senior Subordinated Notes are unsecured and subordinated to all existing and future senior indebtedness of the Company, including borrowings under the Credit Agreement.

    The Senior Subordinated Notes are guaranteed by all direct and indirect subsidiaries of the Company, all of which are wholly owned. The guarantees are joint and several, full, complete and unconditional. There are currently no restrictions on the ability of the subsidiary guarantors to transfer funds to the Company in the form of cash dividends, loans or advances. Combined financial statements for the subsidiary guarantors are not presented herein because the Company is a holding company with no operations and the combined financial statements of the subsidiaries are the same as those of the Company with immaterial differences.

LEASES

    The Company leases certain facilities, equipment and vehicles under agreements which are classified as capital leases. The building leases have original terms ranging from 20 to 25 years and have renewal options for varying periods ranging from three years to 60 years. Most equipment leases have purchase options at the end of the original lease term. Leased capital assets included in property, plant and equipment at December 31, 1994 and December 30, 1995 are as follows (in thousands):

                                                                                         1994       1995
                                                                                       ---------  ---------
Buildings............................................................................  $   2,666  $   2,666
Machinery and equipment..............................................................      6,479      6,079
                                                                                       ---------  ---------
                                                                                           9,145      8,745
Accumulated amortization.............................................................      3,413      4,207
                                                                                       ---------  ---------
                                                                                       $   5,732  $   4,538
                                                                                       ---------  ---------
                                                                                       ---------  ---------

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 -- LONG-TERM DEBT (CONTINUED)
    Future minimum payments, by year and in the aggregate, under noncancellable capital leases and operating leases with initial or remaining terms of one year or more consist of the following at December 30, 1995 (in thousands):

                                                                                      CAPITAL    OPERATING
                                                                                      LEASES      LEASES
                                                                                     ---------  -----------
1996...............................................................................  $   1,717   $   4,413
1997...............................................................................        981       3,949
1998...............................................................................        396       3,838
1999...............................................................................        250       3,792
2000...............................................................................        142       3,754
Future years.......................................................................        673       4,235
                                                                                     ---------  -----------
Total minimum lease payments.......................................................      4,159   $  23,981
                                                                                                -----------
                                                                                                -----------
Amounts representing interest......................................................        652
                                                                                     ---------
Present value of net minimum payments..............................................      3,507
Current portion....................................................................      1,466
                                                                                     ---------
                                                                                     $   2,041
                                                                                     ---------
                                                                                     ---------

    The Company's rental expense for operating leases was (in millions) $4.0, $4.5 and $5.3 for the fiscal years ended January 1, 1994, December 31, 1994 and December 30, 1995.

    In connection with the KPR acquisition, the Company entered into a ten-year operating lease for a production facility. The base rent is $0.8 million per year and is payable to a corporation related to the former owners and current management of KPR. Rent expense for 1995 was less than $0.1 million.

NOTE 9 -- STOCKHOLDERS' EQUITY
    In October 1994, the Company completed a stock rights offering. The rights offering provided stockholders the ability to purchase 0.68 shares for each share owned. As a result of the offering, 4,511,867 rights were exercised at $9.00 per share for gross proceeds of $40.6 million. Net proceeds, after expenses, were $38.6 million. The Company used $35.0 million of the proceeds to reduce bank debt.

    At December 30, 1995, the Company has warrants outstanding to purchase 282,036 shares. The warrant agreement provides the holders an irrevocable put option, which obligates the Company to repurchase the warrants at a price per warrant equal to the excess of (i) the then-current market price per share of Common Stock, over (ii) $17.53, which may be exercised by each of the holders of the warrants only upon a Change of Control, as defined in the current warrant agreement. The warrants may be exercised through December 31, 1998.

NOTE 10 -- INCOME TAXES
    Deferred tax assets primarily result from net operating loss carryforwards and certain accrued liabilities not currently deductible, and deferred tax liabilities result from the recognition of depreciation and amortization in different periods for financial reporting and income tax purposes. Income tax expense results from the income tax payable for the year and the change during the year in deferred tax assets and liabilities including the realization of prereorganization net operating losses.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 10 -- INCOME TAXES (CONTINUED)
    The provision (benefit) for income taxes in continuing operations consists of the following components (in thousands):

                                                                                     FISCAL YEAR ENDED
                                                                            -----------------------------------
                                                                             JAN. 1,    DEC. 31,     DEC. 30,
                                                                              1994        1994         1995
                                                                            ---------  -----------  -----------
Current:
  Federal.................................................................  $      44   $  --        $     103
  State...................................................................        375         600          800
                                                                            ---------       -----   -----------
                                                                                  419         600          903
                                                                            ---------       -----   -----------
Deferred:
  Federal.................................................................     (1,370)     --            5,168
  State...................................................................       (261)     --              970
                                                                            ---------       -----   -----------
                                                                               (1,631)     --            6,138
                                                                            ---------       -----   -----------
    Total.................................................................  $  (1,212)  $     600    $   7,041
                                                                            ---------       -----   -----------
                                                                            ---------       -----   -----------

    The income tax provision (benefit) applicable to the net losses from discontinued operations associated with the Retail Division are (in thousands):

                                                                                    FISCAL YEAR ENDED
                                                                            ---------------------------------
                                                                             JAN. 1,    DEC. 31,    DEC. 30,
                                                                              1994        1994        1995
                                                                            ---------  -----------  ---------
Operations of the Retail Division
  Deferred expense (benefit)..............................................  $   1,631   $  --       $  (2,899)
                                                                            ---------       -----   ---------
                                                                            ---------       -----   ---------
Disposal of the Retail Division:
  Current expense:
    Federal...............................................................  $  --       $  --       $     278
    State.................................................................     --          --             469
  Deferred expense........................................................     --          --           9,553
                                                                            ---------       -----   ---------
                                                                            $  --       $  --       $  10,300
                                                                            ---------       -----   ---------
                                                                            ---------       -----   ---------

The effective tax rate on income (loss) from continuing operations differs from the statutory rate as follows:

                                                                                    FISCAL YEAR ENDED
                                                                          -------------------------------------
                                                                            JAN. 1,     DEC. 31,     DEC. 30,
                                                                             1994         1994         1995
                                                                          -----------  -----------  -----------
                                                                                   (LIABILITY METHOD)
   Statutory rate.......................................................      (34.0)%      (34.0)%       35.0%
    Tax effect of:
      Amortization of intangible assets.................................       15.2         18.4          4.0
      State taxes, net of federal benefit...............................       (1.3)         8.6          3.1
      Limitation on recognition of tax benefit..........................      --            20.1        --
      Benefit of net deductible temporary differences...................      --           --           --
      Other.............................................................       (1.6)       --             0.2
                                                                              -----        -----        -----
                                                                              (21.7)%       13.1%        42.3%
                                                                              -----        -----        -----
                                                                              -----        -----        -----

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10 -- INCOME TAXES (CONTINUED)
    At December 31, 1994 and December 30, 1995, the deferred tax assets and deferred tax liabilities were as follows (in thousands):

                                                                                     1994        1995
                                                                                  ----------  ----------
Deferred tax assets:
  Retiree medical benefit plan accruals.........................................  $   26,805  $   26,962
  Pension plan accruals.........................................................       5,373       5,487
  Plant closing accruals........................................................       2,524       2,036
  Employee compensation and benefits accruals...................................       7,111       5,531
  Other accrued expenses........................................................       1,227         978
  Net operating loss carryforwards..............................................      53,360      43,385
                                                                                  ----------  ----------
    Total deferred tax assets...................................................      96,400      84,379
                                                                                  ----------  ----------
Deferred tax liabilities:
  Capitalized leases............................................................        (265)       (420)
  Accumulated depreciation......................................................      (1,496)     (3,046)
  Intangible assets.............................................................      (9,059)     (4,787)
  Other.........................................................................         (78)        (72)
                                                                                  ----------  ----------
    Total deferred tax liabilities..............................................     (10,898)     (8,325)
                                                                                  ----------  ----------
Net deferred tax assets.........................................................      85,502      76,054
Valuation allowance.............................................................     (54,564)    (43,314)
                                                                                  ----------  ----------
Net deferred tax assets.........................................................  $   30,938  $   32,740
                                                                                  ----------  ----------
                                                                                  ----------  ----------

    In accordance with Fresh Start Reporting as prescribed by Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" issued by the American Institute of Certified Public Accountants, the tax benefit realized from utilizing the pre-reorganization net operating loss carryforwards should be recorded as a reduction of the Reorganization Value rather than be realized as a benefit in the statement of operations. In 1995, the Company reduced the Reorganization Value by $12.1 million.

    At December 30, 1995, after considering utilization restrictions, the Company's tax loss carryforwards approximated $108.5 million. The net operating loss carryforwards are subject to utilization limitations due to ownership changes. The net operating loss carryforwards may be utilized to offset future taxable income as follows: $76.3 million in 1996, $13.3 million in each of years 1997 and 1998, $5.0 million in 1999 and $0.6 million in 2000. Loss carryforwards not utilized in the first year that they are available may be carried over and utilized in subsequent years, subject to their expiration provisions. These carryforwards expire as follows: $10.9 million in 1996, $21.7 million in 1998, $6.0 million in 1999, $.9 million in 2000 and $69.0 million during the years 2001 through 2009.

NOTE 11 -- EMPLOYEE BENEFIT PLANS
    The Company and certain subsidiaries maintain employee benefit plans covering most employees. All full-time employees of the Company and its subsidiaries who have obtained the age of 21, have completed one year of employment and are not subject to a collective bargaining agreement are permitted to contribute up to 15% of their salary, not to exceed the limit set by the Internal Revenue Service, to a 401(k) plan. The Company makes contributions on behalf of each participant of a matching amount not to exceed the employee's contribution or 3% of such employee's salary.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- EMPLOYEE BENEFIT PLANS (CONTINUED)
    Substantially all of the hourly employees at the Cherokee, Iowa, Jefferson, Wisconsin and Riverside, California facilities participate in defined benefit pension plans. Information presented below also includes benefits and Company obligations associated with participants of closed and sold operations. The funded status of the defined benefit plans at December 31, 1994 and December 30, 1995 is as follows (in thousands):

                                                                                      1994       1995
                                                                                    ---------  ---------
Actuarial present value of benefit obligations:
  Vested benefit obligation.......................................................  $  59,992  $  65,972
                                                                                    ---------  ---------
                                                                                    ---------  ---------
  Accumulated benefit obligation..................................................  $  61,516  $  68,229
                                                                                    ---------  ---------
                                                                                    ---------  ---------
  Projected benefit obligation....................................................  $  61,516  $  68,229
Plan assets at fair value.........................................................     48,722     55,170
                                                                                    ---------  ---------
Projected benefit obligation in excess of plan assets.............................     12,794     13,059
Unrecognized net actuarial loss -- difference in assumptions and actual
 experience.......................................................................     (1,637)    (5,010)
Adjustment required to recognize additional minimum liability.....................      1,575      4,743
                                                                                    ---------  ---------
Accrued pension cost..............................................................  $  12,732  $  12,792
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    Plan assets are comprised of cash and cash equivalents and mutual funds investing primarily in interest bearing and equity securities. The funding policy for the plan at the Cherokee facility is to contribute amounts sufficient to meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA), and the plans at the Jefferson and Riverside facilities are funded based upon a recommendation from the Company's actuary. Such contributions for the plan at the Jefferson facility have, in prior years, exceeded the minimum funding requirements.

    Pension costs of the defined benefit plans for fiscal 1993, 1994 and 1995 are composed of the following components, based on expected long-term rates of return of 9.0%, 8.5% and 9.0% and discount rates of 7.5%, 8.75% and 7.5% for the plan at the Jefferson facility, expected long-term rates of return of 8.5%, 8.5% and 8.5% and discount rates of 7.5%, 8.75% and 7.5% for the plan at the Cherokee facility and expected long-term rate of return of 9.0% and discount rate of 7.5% for fiscal 1995 for the plan at the Riverside facility which became effective in 1995 (in thousands):

                                                                 JANUARY 1,   DECEMBER 31,   DECEMBER 30,
                                                                    1994          1994           1995
                                                                 -----------  -------------  -------------
Service cost for benefits earned during the year...............   $     304     $     370      $     465
Interest cost on projected benefit obligation..................       5,104         4,991          5,121
Return on plan assets..........................................      (3,667)       (4,330)        (4,094)
Amortization of transition obligation and unrecognized prior
 service cost..................................................          41        --                 11
                                                                 -----------       ------         ------
Total pension cost.............................................   $   1,782     $   1,031      $   1,503
                                                                 -----------       ------         ------
                                                                 -----------       ------         ------

    Expenses for all of the Company's retirement plans for fiscal years 1993, 1994 and 1995 were (in millions) $3.0, $2.1 and $2.6, respectively.

    The Company provides life insurance and medical benefits ("Postretirement Medical Benefits") for substantially all retired hourly and salaried employees of one of its subsidiaries under various defined benefit plans. Contributions are made by certain retired participants toward their Postretirement Medical Benefits.

    In 1993, the Company adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("FAS 106"). Upon adoption of the new

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- EMPLOYEE BENEFIT PLANS (CONTINUED) standard, the Company recorded, in the first quarter of 1993, a one-time, noncash charge for the cumulative effect of the change in accounting principle of $34.4 million, a deferred tax benefit of approximately $31.0 million and a liability of $65.4 million for Postretirement Medical Benefits. The obligation as of the beginning of fiscal 1993 represents the discounted present value of accumulated retiree benefits, other than pensions, attributed to employees' service rendered prior to that date. The effect of adopting FAS 106 for the year ended January 1, 1994 was to increase net periodic postretirement benefit cost and decrease earnings before cumulative effect of accounting change by $1.1 million ($0.15 per share) and increase net loss by $35.5 million ($4.79 per share).

    The components of net periodic postretirement benefit cost for the years ended December 31, 1994 and December 30, 1995 were as follows (in thousands):

                                                                                       1994       1995
                                                                                     ---------  ---------
Service cost.......................................................................  $     241  $     231
Interest on accumulated benefit obligation.........................................      5,372      5,399
Other..............................................................................        (21)       (61)
                                                                                     ---------  ---------
Net periodic postretirement benefit cost...........................................  $   5,592  $   5,569
                                                                                     ---------  ---------
                                                                                     ---------  ---------

    The actuarial and recorded liabilities for these Postretirement Medical Benefits at December 31, 1994 and December 30, 1995 were as follows (in thousands):

                                                                                      1994       1995
                                                                                    ---------  ---------
Accumulated postretirement benefit obligation:
  Retirees and dependents.........................................................  $  58,421  $  68,095
  Actives not fully eligible......................................................      5,535      6,203
  Actives fully eligible..........................................................        341        226
                                                                                    ---------  ---------
                                                                                       64,297     74,524
  Assets at fair value............................................................       (641)    (1,056)
                                                                                    ---------  ---------
Accumulated postretirement benefit obligation in excess of plan assets............     63,656     73,468
  Unrecognized net gain (loss)....................................................      2,965     (6,443)
  Unrecognized prior service cost.................................................        391        379
                                                                                    ---------  ---------
Liability recognized on the balance sheet.........................................     67,012     67,404
Less current portion..............................................................      5,076      7,854
                                                                                    ---------  ---------
Noncurrent liability for postretirement medical benefits..........................  $  61,936  $  59,550
                                                                                    ---------  ---------
                                                                                    ---------  ---------

    For measuring the accumulated postretirement medical benefit obligation, a 10.5% annual rate of increase in the per capita claims cost was assumed for 1996. This rate was assumed to decrease gradually to 8.9% by 2000, 7.7% by 2005, and 6.5% by 2010 and remain at that level thereafter. The weighted average discount rate used in determining the accumulated obligation was 8.75% and 7.5% for fiscal 1994 and 1995, respectively. The expected long-term rate of return on plan assets was 6.0% for both fiscal years 1994 and 1995.

    If the health care cost trend rate were increased 1.0%, the accumulated benefit obligation as of December 30, 1995 would have increased by $1.4 million. The effect of this change on the aggregate of service and interest cost for the year ended December 30, 1995 would be an increase of $0.3 million.

    The 1992 Stock Incentive Plan, as amended, (the "Plan") authorizes the Company to grant stock options and/or Common Stock aggregating 1,900,000 shares to directors, officers and other key employees. In February 1992, the Company granted 105,000 restricted shares (11,666 shares subsequently lapsed), one-

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 11 -- EMPLOYEE BENEFIT PLANS (CONTINUED)
third of which vested annually, beginning January 1, 1993. On January 1, 1995, the remaining restricted shares vested. The Company also granted 105,000 performance shares (53,330 shares subsequently lapsed) which vested annually over three years based upon the attainment of targeted earnings. The number of performance shares that were issued and vested is 51,670 (which includes 35,416 shares issued under employee separation agreements). As of December 30, 1995, the Company had also granted under the Plan 1,426,547 Common Stock options at option prices ranging from $9.00 to $15.25 per share. The options are exercisable over a three to five year period. At December 30, 1995, 328,443 Common Stock options were available for future issuance.

    Stock option transactions are as follows:

                                                                            OPTIONS      PRICE RANGE
                                                                           ----------  ----------------
Outstanding, January 2, 1993.............................................     249,500  $  14.00 - 14.38
  Granted................................................................      27,166  $   9.88 - 16.00
  Canceled and forfeited.................................................     (35,000)
                                                                           ----------
Outstanding, January 1, 1994.............................................     241,666  $   9.88 - 16.00
  Granted................................................................     913,528  $   9.00 - 11.00
  Canceled and forfeited.................................................     (34,000)
                                                                           ----------
Outstanding, December 31, 1994...........................................   1,121,194  $   9.00 - 16.00
  Granted................................................................     475,128  $   7.88 - 13.18
  Exercised..............................................................     (19,686) $   9.00 - 10.75
  Canceled and forfeited.................................................    (169,775)
                                                                           ----------
Outstanding, December 30, 1995...........................................   1,406,861  $   9.00 - 15.25
                                                                           ----------
                                                                           ----------

    The Company has issued 25,000 Common Stock options to members of the Board of Directors under an option plan covering nonemployee directors. The options vested upon granting at an exercise price of $7.875.

    Statement of Financial Accounting Standards No. 112 "Employer's Accounting for Postemployment Benefits" became effective for fiscal year 1994. The Company generally does not provide postemployment benefits, other than workers compensation and long-term disability, the costs of which are estimated and accrued as the events occur. Accordingly, implementation of this statement has not had a material effect on the Company's financial condition or results of operations.

NOTE 12 -- COMMITMENTS AND CONTINGENCIES
    The Company has committed to minimum purchases of raw materials, supplies and equipment for delivery at various times in 1996. The total of such commitments at December 30, 1995, is approximately $17.5 million.

    The Company is involved in two related actions alleging infringement of two patents held by C&F Packing Company, Inc. ("C&F"). Prior to Foodbrands America acquiring KPR, C&F had instituted a civil action against KPR alleging that KPR, using equipment and a process to make Italian sausage, infringed the C&F patents. KPR has denied these allegations and contends that C&F's patents are invalid and that, even if valid, the process and equipment used by KPR does not infringe the patents. C&F has also alleged misappropriation of trade secrets and proprietary information, as well as other claims, all of which KPR denies.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 12 -- COMMITMENTS AND CONTINGENCIES (CONTINUED)
    In 1988 and 1989, C&F filed actions against Doskocil Companies Incorporated (Foodbrands America's predecessor) alleging patent infringement and misappropriation of trade secrets and proprietary information. In 1991, as part of Doskocil's bankruptcy reorganization, and in settlement of the litigation, Doskocil entered into a license agreement with C&F and two consent decrees were entered.

    Prior to acquiring KPR, Foodbrands America instituted a declaratory judgment action against C&F, joined by KPR. The action seeks a ruling that the equipment and process used by KPR do not violate the C&F patents and that, in any event, it is not a violation of the consent decrees for KPR to continue to use the equipment and process being utilized by KPR prior to Foodbrands America acquiring KPR. C&F has responded to the declaratory judgment action with a Motion to Dismiss or to Transfer the actions to the Court that entered the consent decrees. These motions are pending and have not been ruled upon. Although the plaintiff has not specified any amount of damages, liability for patent infringement may include disgorgement of profits which the Company believes could be material. The litigation is complex and the ultimate outcome can not be presently determined. The Company and KPR intend to vigorously prosecute the declaratory judgment action against C&F and KPR intends to vigorously defend the suit by C&F.

    In September 1992, United Refrigerated Services, Inc. ("URS") filed suit against Wilson Foods and unaffiliated parties Normac Foods, Inc. ("Normac") and Thompson Builders of Marshall, Inc. ("Thompson") in the Circuit Court of Saline County, Missouri. The URS lawsuit involves claims for property damage as a result of a fire in a warehouse owned by URS in Marshall, Missouri, in which Wilson Foods was leasing space. The URS lawsuit is in discovery. URS claims real and personal property damage of approximately $9.8 million and has requested trebling of the real property damage which is included in such amount, for total claims in the aggregate up to as much as $13.8 million.

    In its answer, Wilson Foods filed a counterclaim against URS and a cross-claim against other codefendants for indemnity and/or contribution. The fire occurred in a part of the URS warehouse being leased by Wilson Foods in which Wilson Foods had produced sausage patties under contract for Normac until the contract terminated in September 1991. Normac's contractor, Thompson, was removing Normac's equipment with a torch when fire broke out and destroyed a large section of the URS warehouse and its contents.

    In 1993, ConAgra also filed suit against Wilson Foods, Normac and Thompson in Saline County, Missouri. ConAgra seeks damages in the amount of $9.4 million from the named defendants for frozen food that was stored in another part of the Marshall warehouse at the time of the fire and allegedly damaged. The ConAgra case also is in discovery.

    The Company's insurer has retained counsel to defend the Company in these matters. Wilson Foods has substantial defenses to these pending and threatened claims and while there can be no assurances, the Company believes it is not likely that Wilson Foods will ultimately incur a loss in excess of its insurance coverage.

    In the opinion of management, the Company's exposure to loss, if any, under various claims and legal actions that have arisen in the normal course of business, that are not covered by insurance, will not be material.

                   FOODBRANDS AMERICA, INC. AND SUBSIDIARIES

                  QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 1994 and December 30, 1995 (amounts are in thousands except per share data).

                                                                                       QUARTER
                                                                   -----------------------------------------------
YEAR ENDED DECEMBER 31, 1994 (1)(2)                                  FIRST     SECOND (3)   THIRD (4)   FOURTH (5)
-----------------------------------------------------------------  ----------  -----------  ----------  ----------
Net sales........................................................  $   94,347   $ 111,556   $  152,189  $  154,260
Gross profit.....................................................      14,614      19,936       32,858      34,826
Income (loss) from continuing operations.........................        (448)       (396)       1,255      (5,606)
Net income (loss)................................................        (478)     (1,767)      (3,526)    (10,427)
Earnings (loss) per share, primary and fully diluted:
  Income (loss) from continuing operations.......................  $    (0.06) $    (0.05 ) $     0.16  $    (0.50)
  Net income (loss)..............................................       (0.06)      (0.22 )      (0.44)      (0.93)


                                                                                       QUARTER
                                                                   -----------------------------------------------
YEAR ENDED DECEMBER 30, 1995                                       FIRST (6)   SECOND (7)     THIRD     FOURTH (8)
-----------------------------------------------------------------  ----------  -----------  ----------  ----------
Net sales........................................................  $  139,412   $ 146,582   $  169,223  $  179,483
Gross profit.....................................................      31,165      32,587       34,463      36,500
Income (loss) from continuing operations.........................       1,792       1,932        2,503       3,374
Net income (loss)................................................        (563)    (38,360)       2,503       2,325
Earnings (loss) per share, primary and fully diluted:
  Income (loss) from continuing operations.......................  $     0.14   $    0.16   $     0.20  $     0.27
  Net income (loss)..............................................       (0.05)      (3.07)        0.20        0.19

------------------------
(1) Includes the results of operations of the Specialty Brands Division acquired June 1, 1994.

(2) Net income includes net losses from operations of the discontinued Retail Division of breakeven, $0.4 million, $3.3 million and $4.8 million for the first, second, third and fourth quarters, respectively.

(3) Net income for the second quarter of the year ended December 31, 1994, included an extraordinary loss on early extinguishment of debt, net of income tax benefit, of $1.0 million.

(4) Net income for the third quarter of the year ended December 31, 1994, included a charge to the extraordinary loss of $1.4 million for the reversal of an income tax benefit.

(5) Net income for the fourth quarter of the year ended December 31, 1994, included a charge of $10.6 million for restructuring and integration.

(6) Net income includes net loss from operating activities of the discontinued Retail Division of $2.3 million.

(7) Net income includes net loss from operating activities of the discontinued Retail Division of $1.8 million and loss on disposal of the division of $38.5 million.

(8) Net income includes extraordinary loss on early extinguishment of debt of $1.0 million, net of income tax benefit of $0.7 million.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NOTES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Available Information..........................           2
Incorporation of Certain Documents by
 Reference.....................................           2
Prospectus Summary.............................           3
Risk Factors...................................           9
Use of Proceeds................................          13
Capitalization.................................          14
Pro Forma Consolidated Financial Information...          15
Selected Consolidated Financial Information....          17
Management's Discussion and Analysis...........          19
Business.......................................          26
Management.....................................          33
Description of Other Indebtedness..............          35
Description of the Notes.......................          38
Underwriting...................................          66
Legal Matters..................................          67
Experts........................................          67
Index to Financial Statements..................         F-1

                                     [LOGO]
                                  $120,000,000
                            FOODBRANDS AMERICA, INC.
                        % SENIOR SUBORDINATED NOTES DUE 2006
                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              MERRILL LYNCH & CO.
                            CHEMICAL SECURITIES INC.
                            DILLON, READ & CO. INC.
                                         , 1996

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee.......................................................  $  41,380
NASD Fee...................................................................
Trustee's Fees and Expenses................................................
Printing and Engraving Expenses............................................
Accountant's Fees and Expenses.............................................
Legal Fees and Expenses....................................................
Rating Agencies' Fees......................................................
Blue Sky Fees and Expenses.................................................
Miscellaneous..............................................................
                                                                             ---------
  Total....................................................................  $
                                                                             ---------
                                                                             ---------

    Except for the SEC registration fee and the NASD fee, all expenses are estimated. All of the above expenses will be borne by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (a) The Delaware General Corporation Act, the jurisdiction in which the Company is incorporated, provides, under certain circumstances, for indemnification of the directors or officers of a Delaware corporation for expenses in connection with the defense of any action, suit or proceeding, in relation to certain matters, brought against them as such directors and officers. In addition, the Company maintains insurance policies which insure its officers and directors against certain liabilities.

    The Purchase Agreement, filed as Exhibit 1 to this Registration Statement and incorporated herein by reference, contains certain indemnifications made by the Underwriters with respect to the accuracy and completeness of this Registration Statement and with respect to certain civil liabilities, including liabilities under the Securities Act of 1933.

    (b) Article Ninth of the By-Laws of Foodbrands America, Inc. provides indemnification of directors, officers and agents under certain circumstances. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

      *1   Purchase Agreement between the Company and the Underwriters
      *4   Form of Indenture between the Company and as Trustee
      *5   Opinion of McAfee & Taft A Professional Corporation, including consent
      12   Computation of Ratio of Earnings to Fixed Charges
     23.1  Consent of Coopers & Lybrand, L.L.P.
     23.2  Consent of Arthur Andersen LLP
     23.3  Consent of Deloitte & Touche LLP
    *23.4  Consent of McAfee & Taft (included in Exhibit 5 hereto)
     24.1  Power of Attorney of the Registrant
     24.2  Powers of Attorney of the Additional Registrants
      25   Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of
           1939

------------------------
*To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

    Each of the undersigned registrants hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of

    1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
    1934) that is incorporated by reference to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement at the time it was declared effective.

        (3) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          FOODBRANDS AMERICA, INC.

                                          By      /s/  R. RANDOLPH DEVENING*

                                            ------------------------------------
                                                   R. Randolph Devening,
                                               CHAIRMAN, PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
              /s/  R. RANDOLPH DEVENING*                Chairman, President, Chief Executive
     -------------------------------------------        Officer and Director (Principal
                 R. Randolph Devening                   Executive Officer)

                /s/  HORST O. SIEBEN*                   Senior Vice President and Chief
     -------------------------------------------        Financial Officer (Principal Financial
                   Horst O. Sieben                      Officer)

                /s/  WILLIAM L. BRADY*                  Vice President and Controller
     -------------------------------------------        (Principal Accounting Officer)
                   William L. Brady

                 /s/  THEODORE AMMON*                   Director
     -------------------------------------------
                    Theodore Ammon

                /s/  RICHARD T. BERG*                   Director
     -------------------------------------------
                   Richard T. Berg

              /s/  DORT A. CAMERON III*                 Director                                   March 22, 1996
     -------------------------------------------
                 Dort A. Cameron III

                 /s/  TERRY M. GRIMM*                   Director
     -------------------------------------------
                    Terry M. Grimm

                  /s/  PAUL S. LEVY*                    Director
     -------------------------------------------
                     Paul S. Levy

                /s/  PETER A. JOSEPH*                   Director
     -------------------------------------------
                   Peter A. Joseph

            /s/  ANGUS C. LITTLEJOHN, JR.*              Director
     -------------------------------------------
               Angus C. Littlejohn, Jr.

                /s/  PAUL W. MARSHALL*                  Director
     -------------------------------------------
                   Paul W. Marshall

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          BRENNAN PACKING CO., INC., a Delaware
                                          corporation

                                          By      /s/  R. RANDOLPH DEVENING*

                                            ------------------------------------
                                                   R. Randolph Devening,
                                                         PRESIDENT

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
              /s/  R. RANDOLPH DEVENING*                President and Director
     -------------------------------------------        (Principal Executive Officer)
                 R. Randolph Devening

                /s/  WILLIAM L. BRADY*                  Vice President, Controller and             March 22, 1996
     -------------------------------------------        Director
                   William L. Brady                     (Principal Accounting Officer)

                 /s/  BRYANT P. BYNUM                   Vice President, Treasurer and
     -------------------------------------------        Secretary
                   Bryant P. Bynum                      (Principal Financial Officer)

                /s/  HORST O. SIEBEN*                   Director
     -------------------------------------------
                   Horst O. Sieben

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          CONTINENTAL DELI FOODS, INC.,
                                          a Delaware corporation

                                          By       /s/  RAYMOND J. HAEFELE*

                                            ------------------------------------
                                                    Raymond J. Haefele,
                                                         PRESIDENT

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
               /s/  RAYMOND J. HAEFELE*                 President
     -------------------------------------------        (Principal Executive Officer)
                  Raymond J. Haefele

                /s/  WILLIAM L. BRADY*                  Vice President, Assistant Controller
     -------------------------------------------        and Director
                   William L. Brady

                 /s/  BRYANT P. BYNUM                   Vice President, Treasurer and              March 22, 1996
     -------------------------------------------        Secretary
                   Bryant P. Bynum                      (Principal Financial Officer)

                  /s/  DIANE EMRICK*                    Controller
     -------------------------------------------        (Principal Accounting Officer)
                     Diane Emrick

                /s/  HORST O. SIEBEN*                   Director
     -------------------------------------------
                   Horst O. Sieben

              /s/  R. RANDOLPH DEVENING*                Director
     -------------------------------------------
                 R. Randolph Devening

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          DOSKOCIL FOOD SERVICE COMPANY, L.L.C.,
                                          an Oklahoma limited liability company

                                            By Continental Deli Foods, Inc., a
                                            Delaware corporation, Member-Manager

                                             By     /s/  RAYMOND J. HAEFELE*

                                               ---------------------------------
                                                      Raymond J. Haefele,
                                                           PRESIDENT

                                             By RKR-GP, Inc., a Delaware
                                             corporation, Member-Manager

                                             By    /s/  WILLIAM E. ROSENTHAL*

                                               ---------------------------------
                                                     William E. Rosenthal,
                                                           PRESIDENT

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
CONTINENTAL DELI FOODS, INC.:

               /s/  RAYMOND J. HAEFELE*                 President
     -------------------------------------------        (Principal Executive Officer)
                  Raymond J. Haefele

                /s/  WILLIAM L. BRADY*                  Vice President, Assistant Controller
     -------------------------------------------        and Director
                   William L. Brady

                 /s/  BRYANT P. BYNUM                   Vice President, Treasurer and              March 22, 1996
     -------------------------------------------        Secretary
                   Bryant P. Bynum                      (Principal Financial Officer)

                  /s/  DIANE EMRICK*                    Controller
     -------------------------------------------        (Principal Accounting Officer)
                     Diane Emrick

                /s/  HORST O. SIEBEN*                   Director
     -------------------------------------------
                   Horst O. Sieben

              /s/  R. RANDOLPH DEVENING*                Director
     -------------------------------------------
                 R. Randolph Devening

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
RKR-GP, INC.:

              /s/  WILLIAM E. ROSENTHAL                 President and Director
     -------------------------------------------        (Principal Executive Officer)
                 William E. Rosenthal

                 /s/  TONY L. PRATER                    Vice President and Director
     -------------------------------------------
                    Tony L. Prater

               /s/  JOSEPH C. PENSHORN                  Treasurer and Director
     -------------------------------------------
                  Joseph C. Penshorn

                 /s/  HOWARD S. KATZ                    Vice President and Director                March 22, 1996
     -------------------------------------------
                    Howard S. Katz

                 /s/  BRYANT P. BYNUM                   Vice President, Assistant Secretary
     -------------------------------------------        and Assistant Treasurer
                   Bryant P. Bynum                      (Principal Financial Officer)

                /s/  WILLIAM L. BRADY                   Vice President and Assistant Secretary
     -------------------------------------------        (Principal Accounting Officer)
                   William L. Brady

              /s/  R. RANDOLPH DEVENING                 Director
     -------------------------------------------
                 R. Randolph Devening

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          DOSKOCIL SPECIALTY BRANDS COMPANY,
                                          a Delaware corporation

                                          By        /s/  PATRICK A. O'RAY*

                                            ------------------------------------
                                                     Patrick A. O'Ray,
                                                         PRESIDENT

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
                /s/  PATRICK A. O'RAY*                  President
     -------------------------------------------        (Principal Executive Officer)
                   Patrick A. O'Ray

                /s/  WILLIAM L. BRADY*                  Vice President, Assistant Controller
     -------------------------------------------        and Director
                   William L. Brady

                 /s/  BRYANT P. BYNUM                   Vice President, Treasurer                  March 22, 1996
     -------------------------------------------        and Secretary
                   Bryant P. Bynum                      (Principal Financial Officer)

                   /s/  ROBIN BHAT*                     Controller
     -------------------------------------------        (Principal Accounting Officer)
                      Robin Bhat

                /s/  HORST O. SIEBEN*                   Director
     -------------------------------------------
                   Horst O. Sieben

              /s/  R. RANDOLPH DEVENING*                Director
     -------------------------------------------
                 R. Randolph Devening

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          FBAI INVESTMENTS CORPORATION, an
                                          Oklahoma corporation

                                          By      /s/  R. RANDOLPH DEVENING*

                                            ------------------------------------
                                                   R. Randolph Devening,
                                                         PRESIDENT

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
              /s/  R. RANDOLPH DEVENING*                President and Director
     -------------------------------------------        (Principal Executive Officer)
                 R. Randolph Devening

                /s/  WILLIAM L. BRADY*                  Vice President, Controller                 March 22, 1996
     -------------------------------------------        and Director
                   William L. Brady                     (Principal Accounting Officer)

                 /s/  BRYANT P. BYNUM                   Vice President, Treasurer
     -------------------------------------------        and Secretary
                   Bryant P. Bynum                      (Principal Financial Officer)

                /s/  HORST O. SIEBEN*                   Director
     -------------------------------------------
                   Horst O. Sieben

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          KPR HOLDINGS, L.P., a Delaware limited
                                          partnership

                                          By RKR-GP, Inc., a Delaware
                                          corporation,
                                          General Partner

                                          By      /s/  WILLIAM E. ROSENTHAL*

                                            ------------------------------------
                                                   William E. Rosenthal,
                                                         PRESIDENT

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
/s/  RKR-GP, INC.:

              /s/  WILLIAM E. ROSENTHAL*                President and Director
     -------------------------------------------        (Principal Executive Officer)
                 William E. Rosenthal

                /s/  WILLIAM L. BRADY*                  Vice President and Assistant Secretary
     -------------------------------------------        (Principal Accounting Officer)
                   William L. Brady

                 /s/  BRYANT P. BYNUM                   Vice President, Assistant Secretary        March 22, 1996
     -------------------------------------------        and Assistant Treasurer
                   Bryant P. Bynum                      (Principal Financial Officer)

                 /s/  TONY L. PRATER*                   Vice President and Director
     -------------------------------------------
                    Tony L. Prater

               /s/  JOSEPH C. PENSHORN*                 Treasurer and Director
     -------------------------------------------
                  Joseph C. Penshorn

                 /s/  HOWARD S. KATZ*                   Vice President and Director
     -------------------------------------------
                    Howard S. Katz

              /s/  R. RANDOLPH DEVENING*                Director
     -------------------------------------------
                 R. Randolph Devening

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          NATIONAL SERVICE CENTER, INC.,
                                          a Delaware corporation

                                          By      /s/  R. RANDOLPH DEVENING*

                                            ------------------------------------
                                                   R. Randolph Devening,
                                                         PRESIDENT

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
              /s/  R. RANDOLPH DEVENING*                President and Director
     -------------------------------------------        (Principal Executive Officer)
                 R. Randolph Devening

                /s/  WILLIAM L. BRADY*                  Vice President, Controller                 March 22, 1996
     -------------------------------------------        and Director
                   William L. Brady                     (Principal Accounting Officer)

                 /s/  BRYANT P. BYNUM                   Vice President, Treasurer
     -------------------------------------------        and Secretary
                   Bryant P. Bynum                      (Principal Financial Officer)

                /s/  HORST O. SIEBEN*                   Director
     -------------------------------------------
                   Horst O. Sieben

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 22nd day of March, 1996.

                                          RKR-GP, INC., a Delaware corporation

                                          By      /s/  WILLIAM E. ROSENTHAL*

                                            ------------------------------------
                                                   William E. Rosenthal,
                                                         PRESIDENT

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  --------------------------------------  -----------------
              /s/  WILLIAM E. ROSENTHAL*                President and Director
     -------------------------------------------        (Principal Executive Officer)
                 William E. Rosenthal

                /s/  WILLIAM L. BRADY*                  Vice President and Assistant Secretary
     -------------------------------------------        (Principal Accounting Officer)
                   William L. Brady

                 /s/  BRYANT P. BYNUM                   Vice President, Assistant Secretary        March 22, 1996
     -------------------------------------------        and Assistant Treasurer
                   Bryant P. Bynum                      (Principal Financial Officer)

                 /s/  TONY L. PRATER*                   Vice President and Director
     -------------------------------------------
                    Tony L. Prater

               /s/  JOSEPH C. PENSHORN*                 Treasurer and Director
     -------------------------------------------
                  Joseph C. Penshorn

                 /s/  HOWARD S. KATZ*                   Vice President and Director
     -------------------------------------------
                    Howard S. Katz

              /s/  R. RANDOLPH DEVENING*                Director
     -------------------------------------------
                 R. Randolph Devening

           *By         /s/  BRYANT P. BYNUM
     -------------------------------------------
                     Bryant P. Bynum
                     ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

                                                                                                        SEQUENTIALLY
EXHIBIT NO.                                        DESCRIPTION                                          NUMBERED PAGE
-----------  ----------------------------------------------------------------------------------------  ---------------
     *1      Purchase Agreement between the Company and the Underwriters
     *4      Form of Indenture between the Company and as Trustee
     *5      Opinion of McAfee & Taft A Professional Corporation, including consent
     12      Computation of Ratio of Earnings to Fixed Charges
     23.1    Consent of Coopers & Lybrand, L.L.P.
     23.2    Consent of Arthur Andersen LLP
     23.3    Consent of Deloitte & Touche LLP
    *23.4    Consent of McAfee & Taft (included in Exhibit 5 hereto)
     24.1    Power of Attorney of the Registrant
     24.2    Powers of Attorney of the Additional Registrants
     25      Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

------------------------
*To be filed by amendment.